Exhibit 10.1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

by and among

COLEMAN CABLE, INC.,

TECHNOLOGY RESEARCH CORPORATION

and

WOODS INDUSTRIES (CANADA) INC.

as Borrowers,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

WELLS FARGO CAPITAL FINANCE, LLC

as the Administrative Agent, Joint Lead Arranger and Joint Bookrunner

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA

as the Canadian Administrative Agent

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

as Joint Lead Arranger and Joint Bookrunner

JPMORGAN CHASE BANK, NA.

as Co-Syndication Agent

J.P. MORGAN SECURITIES LLC

as Joint Lead Arranger and Joint Bookrunner

BANK OF AMERICA, N.A.

as Co-Syndication Agent

and

REGIONS BANK

as Documentation Agent

Dated as of August 4, 2011

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

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EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of US Borrowing Base Certificate
Exhibit B-2	Form of Canadian Borrowing Base Certificate
Exhibit B-3	Form of Bank Product Provider Letter Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit D	Form of Acknowledgement Agreement
Exhibit E	Form of Landlord Agreement
Exhibit G	Form of Licensor Consent
Exhibit L-1	Form of LIBOR Notice
Exhibit J-1	Form of Joinder Agreement

Schedule A-1	US Agent’s Account
Schedule A-2	Canadian Agent’s Account
Schedule A-3	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	US Designated Account
Schedule D-2	Canadian Designated Account
Schedule E-1	Eligible Inventory Locations
Schedule E-2	Existing Letters of Credit
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.1	Conditions Precedent
Schedule 4.1	Jurisdictions for Foreign Qualification
Schedule 4.7	States of Domicile; Principal Place of Business and Chief Executive Office; Locations
Schedule 4.9	Subsidiaries
Schedule 4.10	Judgments
Schedule 4.14	Benefit Plans
Schedule 4.15	Environmental Matters
Schedule 4.17	Intellectual Property
Schedule 4.19	Real Property
Schedule 4.20	Labor Matters
Schedule 4.28	Material Contracts
Schedule 4.35	Deposit Accounts
Schedule 4.41	Canadian Employee Benefits
Schedule 5.1	Coleman Cable Website
Schedule 5.26	Post-Closing Real Estate

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of August 4, 2011, by and among the lenders identified on the signature pages hereof (each of such lenders, together with their respective successors and permitted assigns, are referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as an administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “US Agent”), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as an administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Canadian Agent”), COLEMAN CABLE, INC., a Delaware corporation (“Coleman Cable”), TECHNOLOGY RESOURCE CORPORATION, a Florida corporation (“TRC”; together with Coleman, are referred to hereinafter each individually as a “US Borrower”, and individually and collectively, jointly and severally, as the “US Borrowers”), WOODS INDUSTRIES (CANADA) INC., an Ontario corporation (“Canadian Borrower”; together with the US Borrowers, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).

Coleman Cable, Wells Fargo Capital Finance, LLC, as Administrative Agent, and certain lenders are party to that certain Credit Agreement dated as of September 28, 2004, (the “Original Closing Date”) (as amended prior to the Existing Closing Date (as defined below), the “Original Credit Agreement”).

The Original Credit Agreement was amended and restated in its entirety pursuant to that certain Amended and Restated Credit Agreement dated as of April 2, 2007 (the “Existing Closing Date “) (as amended prior to the date hereof, the “Existing Credit Agreement”) among Coleman Cable, Wells Fargo Capital Finance, LLC, as Administrative Agent, and certain lenders. The parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement in its entirety pursuant to this Agreement and to add TRC and Canadian Borrower as a Borrower.

The parties agree as follows:

1.	DEFINITIONS AND CONSTRUCTION.

1.1. Definitions.

Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2. Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if Administrative Borrower notifies Agents that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if an Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agents and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders and Borrowers, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Coleman Cable” is used in respect of a financial covenant or a related definition, it shall be understood to mean Coleman Cable and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3. Code; PPSA.

Any terms used in this Agreement that are defined in (a) the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern and (b) the PPSA shall be construed and defined as set forth in the PPSA. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code”, the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act of each applicable province of Canada, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Collateral, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario) (the “STA”), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (v) all references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and (vi) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada.

1.4. Construction.

Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this

Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any Lender Group Expenses that have accrued irrespective of whether demand has been made therefor and the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5. Schedules and Exhibits.

All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.6. Effect of Amendment and Restatement; No Novation.

Upon the effectiveness of this Agreement, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement. The Existing Obligations shall continue in full force and effect, and the effectiveness of this Agreement shall not constitute a novation or repayment of the Existing Obligations. Such Existing Obligations, together with any and all additional Obligations incurred by Borrowers under this Agreement or under any of the other Loan Documents, shall continue to be secured by, among other things, the Collateral, whether now existing or hereafter acquired and wheresoever located, all in accordance with the terms of and as more specifically set forth in the Loan Documents. Upon the effectiveness of this Agreement, the Pro Rata Shares for each Lender shall be as set forth on Schedule C-1. To effectuate the foregoing, Wells Fargo (which has acquired all of the interests of the Lenders (other than Bank of America, N.A.) under the Existing Credit Agreement prior to the effectiveness of this Agreement) hereby sells and assigns to each of the other Lenders, and each of the other Lenders hereby purchases, a portion of the Commitments and Obligations, as applicable, such that the Pro Rata Share of each Lender is as set forth on Schedule C-1. Each such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. Wells Fargo (i) represents that as of the Closing Date, that it is the legal and beneficial owner of the Obligations or Commitments assigned above free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of its obligations under the Loan Documents. Borrowers hereby reaffirm their obligations, liabilities, grants of security interests, pledges and the validity of all covenants by them contained in any and all Loan Documents delivered on the Original Closing Date, the Existing Closing Date or from time to time, as amended, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered on the Closing Date. Any and all references in any Loan Documents to the Existing Credit Agreement or the Original Credit Agreement shall be deemed to be amended to refer to this Agreement.

2.	LOAN AND TERMS OF PAYMENT.

2.1. Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a US Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“US Advances”) to US Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i) such Lender’s US Revolver Commitment, or

(ii) such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A) the US Maximum Revolver Amount less the sum of (1) the US Letter of Credit Usage at such time, plus (2) the principal amount of US Swing Loans outstanding at such time, and

(B) the US Borrowing Base at such time less the sum of (1) the US Letter of Credit Usage at such time, plus (2) the principal amount of US Swing Loans outstanding at such time.

(b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Canadian Revolver Commitment agrees (severally, not jointly or jointly and severally) to make revolving loans (“Canadian Advances”) to Canadian Borrower in an amount at any one time outstanding not to exceed the lesser of:

(i) such Lender’s Canadian Revolver Commitment, or

(ii) such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A) the Canadian Maximum Revolver Amount less the sum of (1) the Canadian Letter of Credit Usage at such time, plus (2) the principal amount of Canadian Swing Loans outstanding at such time, and

(B) the Canadian Borrowing Base at such time less the sum of (1) the Canadian Letter of Credit Usage at such time, plus (2) the principal amount of Canadian Swing Loans outstanding at such time.

(c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued and unpaid thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(d) Notwithstanding anything contained herein to the contrary, the aggregate Dollar Equivalent of the sum of the Canadian Revolver Usage and the US Revolver Usage shall not exceed $250,000,000 at any time (except as such amount may be increased pursuant to Section 2.1(e)).

(e) Coleman Cable may, by written notice to US Agent (whereupon US Agent shall promptly deliver a copy to each of the Lenders), request that the amount of the US Maximum Revolver Amount be increased by an amount of up to $50,000,000 (any such increase, a “Revolver Increase”); provided, that no such Revolver Increase shall be made if (i) at the time that such Revolver Increase is to be made (and after giving effect thereto) a Default or Event of Default shall exist, or (ii) US Agent has not received commitments (reasonably satisfactory to US Agent) from Lenders (or their Affiliates) or other Persons reasonably acceptable to US Agent, within a reasonable amount of time after receipt of US Borrowers’ request and prior to such Revolver Increase, to provide US Revolver Commitments which, in the aggregate, equal the amount of the requested Revolver Increase. Any such Revolver Increase shall be in a minimum amount of $20,000,000. Notwithstanding anything to the contrary herein, no Lender shall have any obligation to increase its US Revolver Commitment to provide all or any portion of a Revolver Increase. In the event US Agent receives US Revolver Commitments in excess of the requested Revolver Increase, US Agent shall have the right, following consultation with US Borrowers, to allocate the Revolver Increase among such US Revolver Commitments as Agent shall elect. The notice from US Borrowers pursuant to this Section shall set forth the requested amount of such Revolver Increase. If US Borrowers’ request for the Revolver Increase satisfies all of the terms and conditions set forth herein, US Agent shall notify US Borrowers and each Lender of the date such Revolver Increase is to be made (which date shall be within 10 days of the date each of the foregoing conditions have been satisfied or waived). In connection with the Revolver Increase and as a further condition to providing the Revolver Increase, any Person that becomes a Lender shall execute a joinder to this Agreement as a Lender. Loan Parties, Agents and Lenders shall execute such amendments, agreements, instruments and documents, if any, as US Agent shall reasonably request to evidence the Revolver Increase.

2.2. [Intentionally Omitted].

2.3. Borrowing Procedures and Settlements.

(a) Procedure for Borrowing.

(i) Each US Borrowing shall be made by a written request by an Authorized Person of a US Borrower delivered to US Agent. Unless US Swing Lender is not obligated to make a US Swing Loan pursuant to Section 2.3(b)(i) below, such notice must be received by US Agent no later than 12:00 noon (Chicago time) on the Business Day that is the requested Funding Date specifying (i) the amount of such US Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if US Swing Lender is not obligated to make a US Swing Loan as to a requested US Borrowing, such notice must be received by US Agent no later than 10:00 a.m. (Chicago time) on the Business Day that is the requested Funding Date. At US Agent’s election, in lieu of delivering the above-described written request, any Authorized Person of a US Borrower may give US Agent telephonic notice of such request by the required time. In such circumstances, each US Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(ii) Each Canadian Borrowing shall be made by a written request by an Authorized Person of Canadian Borrower delivered to Canadian Agent. Unless Canadian Swing Lender is not obligated to make a Canadian Swing Loan pursuant to Section 2.3(b)(ii) below, such notice must be received by Canadian Agent no later than 12:00 noon (Chicago time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Canadian Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Canadian Swing Lender is not obligated to make a Canadian Swing Loan as to a requested Canadian Borrowing, such notice must be received by Canadian Agent no later than 10:00 a.m. (Chicago time) on the Business Day that is the requested Funding Date. At Canadian Agent’s election, in lieu of delivering the above-described written request, any Authorized Person of Canadian Borrower may give Canadian Agent telephonic notice of such request by the required time. In such circumstances, Canadian Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans.

(i) In the case of a request for a US Advance and so long as the aggregate amount of US Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to US Swing Loans since the last Settlement Date, plus the amount of the requested US Advance does not exceed $25,000,000, US Swing Lender shall make a US Advance in the amount of such requested US Borrowing (any such US Advance made solely by US Swing Lender pursuant to this Section 2.3(b)(i) being referred to as a “US Swing Loan” and such US Advances being referred to as “US Swing Loans”) available to US Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the US Designated Account. Anything contained herein to the contrary notwithstanding, the US Swing Lender may, but shall not be obligated to, make US Swing Loans at any time that one or more of the Lenders is a Defaulting Lender, unless such US Swing Loan is fully supported as a result of either or both of the following: (i) such Defaulting Lender’s Pro

Rata Share of such US Swing Loan shall be reallocated among all other Lenders with a US Revolver Commitment that are non-Defaulting Lenders in proportion with their Pro Rata Shares of the US Revolver Commitment, but only to the extent that, after giving effect to such reallocation, US Revolver Usage does not exceed the sum of all such non-Defaulting Lenders’ Pro Rata Share of the US Revolver Commitment; and/or (ii) to the extent that such US Swing Loan exceeds the amount that is permitted to be reallocated pursuant to the immediately preceding clause (i) or if there is no such reallocation, US Borrowers shall have provided cash collateral to US Agent to hold on behalf of US Borrowers, on terms and conditions reasonably satisfactory to US Swing Lender and US Agent, in an amount equal to such excess. Any interest or fees otherwise payable under this Agreement to a Defaulting Lender with respect to any portion of such Defaulting Lender’s Pro Rata Share in any US Swing Loan reallocated pursuant to the preceding sentence shall be payable instead to the non-Defaulting Lenders in proportion to their Pro Rata Share of such non-Defaulting Lenders’ Pro Rata Share in any US Swing Loan so allocated to them. In the event that a Defaulting Lender ceases to be a Defaulting Lender then the portion of such Defaulting Lender’s Pro Rata Share in any US Swing Loan reallocated to non-Defaulting Lenders pursuant to this Section 2.3(b)(i) shall be reallocated to such previously Defaulting Lender and, from and after (and in respect of fees or interest payable with respect to such US Swing Loan accruing from and after) the date of such reallocation, such previously Defaulting Lender shall be entitled to receive any fees or interest payable in respect of such previously Defaulting Lender’s Pro Rata Share in any US Swing Loan previously reallocated to the non-Defaulting Lenders. Each US Swing Loan shall be deemed to be a US Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other US Advances, except that all payments on any US Swing Loan shall be payable to US Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), US Swing Lender shall not make and shall not be obligated to make any US Swing Loan if US Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable US Borrowing, or (ii) the requested US Borrowing would exceed the US Availability on such Funding Date. US Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any US Swing Loan. The US Swing Loans shall be secured by US Agent’s Liens, constitute US Advances and US Obligations hereunder, and bear interest at the rate applicable from time to time to US Advances that are Base Rate Loans.

(ii) In the case of a request for a Canadian Advance and so long as the aggregate amount of Canadian Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Canadian Swing Loans since the last Settlement Date, plus the amount of the requested Canadian Advance does not exceed Cdn$2,000,000, Canadian Swing Lender shall make a Canadian Advance in the amount of such requested Canadian Borrowing (any such Canadian Advance made solely by Canadian Swing Lender pursuant to this Section 2.3(b)(ii) being referred to as a “Canadian Swing Loan” and such Canadian Advances being referred to as “Canadian Swing Loans”) available to Canadian Borrower on the Funding Date applicable thereto by transferring immediately available funds to the Canadian Designated Account.

Anything contained herein to the contrary notwithstanding, the Canadian Swing Lender may, but shall not be obligated to, make Canadian Swing Loans at any time that one or more of the Lenders is a Defaulting Lender, unless such Canadian Swing Loan is fully supported as a result of either or both of the following: (i) such Defaulting Lender’s Pro Rata Share of such Canadian Swing Loan shall be reallocated among all other Lenders with a Canadian Revolver Commitment that are non-Defaulting Lenders in proportion with their Pro Rata Shares of the Canadian Revolver Commitment, but only to the extent that, after giving effect to such reallocation, Canadian Revolver Usage does not exceed the sum of all such non-Defaulting Lenders’ Pro Rata Share of the Canadian Revolver Commitment; and/or (ii) to the extent that such Canadian Swing Loan exceeds the amount that is permitted to be reallocated pursuant to the immediately preceding clause (i) or if there is no such reallocation, Canadian Borrower shall have provided cash collateral to Canadian Agent to hold on behalf of Canadian Borrower, on terms and conditions reasonably satisfactory to Canadian Swing Lender and Canadian Agent, in an amount equal to such excess. Any interest or fees otherwise payable under this Agreement to a Defaulting Lender with respect to any portion of such Defaulting Lender’s Pro Rata Share in any Canadian Swing Loan reallocated pursuant to the preceding sentence shall be payable instead to the non-Defaulting Lenders in proportion to their Pro Rata Share of such non-Defaulting Lenders’ Pro Rata Share in any Canadian Swing Loan so allocated to them. In the event that a Defaulting Lender ceases to be a Defaulting Lender then the portion of such Defaulting Lender’s Pro Rata Share in any Canadian Swing Loan reallocated to non-Defaulting Lenders pursuant to this Section 2.3(b)(ii) shall be reallocated to such previously Defaulting Lender and, from and after (and in respect of fees or interest payable with respect to such Canadian Swing Loan accruing from and after) the date of such reallocation, such previously Defaulting Lender shall be entitled to receive any fees or interest payable in respect of such previously Defaulting Lender’s Pro Rata Share in any Canadian Swing Loan previously reallocated to the non-Defaulting Lenders. Each Canadian Swing Loan shall be deemed to be a Canadian Advance hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Canadian Advances, except that all payments on any Canadian Swing Loan shall be payable to Canadian Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Canadian Swing Lender shall not make and shall not be obligated to make any Canadian Swing Loan if Canadian Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Canadian Borrowing, or (ii) the requested Canadian Borrowing would exceed the Canadian Availability on such Funding Date. Canadian Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Canadian Swing Loan. The Canadian Swing Loans shall be secured by Canadian Agent’s Liens, constitute Canadian Advances and Canadian Obligations hereunder, and bear interest at the rate applicable from time to time to Canadian Advances that are Base Rate Loans.

(c) Making of Loans.

(i) In the event that US Swing Lender is not obligated to make a US Swing Loan, then promptly after receipt of a request for a US Borrowing pursuant to Section 2.3(a)(i), US Agent shall notify the Lenders, not later than 1:00 p.m. (Chicago time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested US Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested US Borrowing available to US Agent in immediately available funds, to US Agent’s Account, not later than 2:00 p.m. (Chicago time) on the Funding Date applicable thereto. After US Agent’s receipt of the proceeds of such US Advances, US Agent shall make the proceeds thereof available to US Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by US Agent to the US Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), US Agent shall not request any Lender to make any US Advance if it has knowledge that, and no Lender shall have the obligation to make any US Advance, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable US Borrowing unless such condition has been waived, or (2) the requested US Borrowing would exceed the US Availability on such Funding Date.

(ii) In the event that Canadian Swing Lender is not obligated to make a Canadian Swing Loan, then promptly after receipt of a request for a Canadian Borrowing pursuant to Section 2.3(a)(ii), Canadian Agent shall notify the Lenders, not later than 1:00 p.m. (Chicago time) on the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Canadian Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Canadian Borrowing available to Canadian Agent in immediately available funds, to Canadian Agent’s Account, not later than 2:00 p.m. (Chicago time) on the Funding Date applicable thereto. After Canadian Agent’s receipt of the proceeds of such Canadian Advances, Canadian Agent shall make the proceeds thereof available to Canadian Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Canadian Agent to the Canadian Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Canadian Agent shall not request any Lender to make any Canadian Advance if it has knowledge that, and no Lender shall have the obligation to make any Canadian Advance, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Canadian Borrowing unless such condition has been waived, or (2) the requested Canadian Borrowing would exceed the Canadian Availability on such Funding Date.

(iii) Unless the US Agent or Canadian Agent, as applicable, receives notice from a Lender prior to 2:00 p.m. (Chicago time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to such Agent for the account of US Borrowers or Canadian Borrower, as applicable, the amount of that Lender’s Pro Rata Share of the Borrowing, such Agent may assume that each Lender has made or will make such amount available to such Agent in immediately available funds on the Funding Date and such Agent may (but shall not be so required), in reliance upon such assumption, make available to US Borrowers or Canadian Borrower, as applicable, on such date a corresponding amount. If any Lender shall not have made its full amount available to the applicable Agent in immediately available funds and if such Agent in such circumstances has made available to US Borrowers or Canadian Borrower, as applicable, such amount, that Lender shall on the Business Day following such Funding Date make such amount available to such Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by either Agent to any Lender with respect to amounts owing under this Section 2.3(c)(iii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the applicable Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the applicable Agent on the Business Day following the Funding Date, such Agent will notify US Borrowers or Canadian Borrower, as applicable, of such failure to fund and, upon demand by such Agent, US Borrowers or Canadian Borrower, as applicable, shall pay such amount (in no event later than 5 Business Days after such demand) to such Agent for such Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under this Section 2.3(c)(iii) on account of such Defaulting Lender’s defaults.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding, US Agent hereby is authorized by US Borrowers and the Lenders, and Canadian Agent hereby is authorized by Canadian Borrower and the Lenders, from time to time in such Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to, or for the benefit of, US Borrowers or Canadian Borrower, as applicable, on behalf of the Lenders (in an aggregate amount for all such Advances taken together not exceeding $25,000,000 outstanding at any one time) that such Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (any of the Advances described in this Section 2.3(d)(i) made to a US Borrower shall be referred to as “US Protective Advances” and any of the Advances described in this Section 2.3(d)(i) made to Canadian Borrower shall be referred to as “Canadian Protective Advances”).

(ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize:

(A) US Agent or US Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make US

Advances (including US Swing Loans) to US Borrowers, notwithstanding that a US Overadvance exists or would be created thereby, so long as (A) after giving effect to such US Advances, the outstanding US Revolver Usage does not exceed the US Borrowing Base by more than $10,000,000, and (B) after giving effect to such US Advances, the outstanding US Revolver Usage (except for and excluding amounts charged to the US Loan Account for interest, fees, or Lender Group Expenses) does not exceed the US Maximum Revolver Amount. In the event US Agent obtains actual knowledge that the US Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, US Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional US Overadvances (except for and excluding amounts charged to the Loan Accounts for interest, fees, or Lender Group Expenses) unless US Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case US Agent may make such US Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with the US Agent, jointly determine the terms of arrangements that shall be implemented with US Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the US Advances to US Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a US Revolver Commitment objects to the proposed terms of reduction or repayment of any US Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and US Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.5. Each Lender with a US Revolver Commitment shall be obligated to settle with US Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional US Overadvances by US Agent reported to such Lender, any intentional US Overadvances made as permitted under this Section 2.3(d)(ii)(A), and any US Overadvances resulting from the charging to a Loan Account of interest, fees, or Lender Group Expenses.

(B) Canadian Agent or Canadian Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Canadian Advances (including Canadian Swing Loans) to Canadian Borrower, notwithstanding that a Canadian Overadvance exists or would be created thereby, so long as (A) after giving effect to such Canadian Advances, the outstanding Canadian Revolver Usage does not exceed the Canadian Borrowing Base by more than $2,000,000, and (B) after giving effect to such Canadian Advances, the outstanding Canadian Revolver Usage (except for and excluding amounts charged to the Canadian Loan Account for interest, fees, or Lender Group Expenses) does not exceed the

Canadian Maximum Revolver Amount. In the event Canadian Agent obtains actual knowledge that the Canadian Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Canadian Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Canadian Overadvances (except for and excluding amounts charged to the Loan Accounts for interest, fees, or Lender Group Expenses) unless Canadian Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Canadian Agent may make such Canadian Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with the Canadian Agent, jointly determine the terms of arrangements that shall be implemented with Canadian Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Canadian Advances to Canadian Borrower to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Canadian Revolver Commitment objects to the proposed terms of reduction or repayment of any Canadian Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Canadian Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.5. Each Lender with a Canadian Revolver Commitment shall be obligated to settle with Canadian Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Canadian Overadvances by Canadian Agent reported to such Lender, any intentional Canadian Overadvances made as permitted under this Section 2.3(d)(ii)(B), and any Canadian Overadvances resulting from the charging to a Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the US Protective Advances shall be payable to US Agent solely for its own account and all payments on the Canadian Protective Advances shall be payable to Canadian Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by Agents’ Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The ability of each Agent to make Protective Advances is separate and distinct from its ability to make Overadvances and its ability to make Overadvances is separate and distinct from its ability to make Protective Advances. For the avoidance of doubt, the limitations on each Agent’s ability to make Protective Advances do not apply to Overadvances and the limitations on each Agent’s ability to make Overadvances do not apply to Protective Advances. The provisions of this Section 2.3(d) are for the exclusive benefit of Agents, Swing Lenders, and the Lenders and are not intended to benefit Borrowers in any way.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agents, Swing Lenders, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) US Agent or Canadian Agent, as applicable, shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by such Agent (1) on behalf of US Swing Lender, with respect to the outstanding US Swing Loans, (2) on behalf of Canadian Swing Lender, with respect to the outstanding Canadian Swing Loans, (3) for itself, with respect to its outstanding Protective Advances or Overadvances, and (4) with respect to Borrowers’ or their Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (Chicago time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, Overadvances and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (w) if the amount of the US Advances (including US Swing Loans, US Overadvances, and US Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the US Advances (including US Swing Loans, US Overadvances, and US Protective Advances) as of a Settlement Date, then US Agent shall, by no later than 2:00 p.m. (Chicago time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the US Advances (including US Swing Loans, US Overadvances and US Protective Advances), (x) if the amount of the Canadian Advances (including Canadian Swing Loans, Canadian Overadvances, and Canadian Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Canadian Advances (including Canadian Swing Loans, Canadian Overadvances, and Canadian Protective Advances) as of a Settlement Date, then Canadian Agent shall, by no later than 2:00 p.m. (Chicago time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Canadian Advances (including Canadian Swing Loans, Canadian Overadvances and Canadian Protective Advances), (y) if the amount of the US Advances (including US Swing Loans, US Overadvances, and US Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the US Advances (including US Swing Loans, US Overadvances, and US Protective Advances) as of a Settlement Date, such Lender shall no later than 2:00 p.m. (Chicago time) on the Settlement Date transfer in immediately available funds to US Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the US Advances (including US Swing Loans, US Overadvances, and US Protective Advances) and (z) if the amount of the Canadian Advances (including Canadian Swing Loans, Canadian Overadvances, and Canadian Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Canadian Advances (including Canadian Swing Loans, Canadian Overadvances, and Canadian Protective Advances) as of a Settlement Date, such Lender shall no later than 2:00 p.m. (Chicago time) on the Settlement Date transfer in immediately available funds to Canadian Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Canadian Advances (including Canadian Swing Loans, Canadian Overadvances, and Canadian Protective Advances). Such amounts made available to US Agent under clause (y) and Canadian Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans, Overadvances, or Protective Advances and, together with the portion of such Swing Loans, Overadvances, or Protective Advances representing the applicable Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the applicable Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, such Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances, Swing Loans, Overadvances, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans, Overadvances, and Protective Advances as of a Settlement Date, US Agent or Canadian Agent, as applicable, shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by such Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, (A) US Agent, to the extent US Protective Advances, US Overadvances, or US Swing Loans are outstanding, may pay over to US Agent or US Swing Lender, as applicable, any Collections or payments received by US Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the US Advances, for application to the US Protective Advances, US Overadvances, or US Swing Loans and (B) Canadian Agent, to the extent Canadian Protective Advances, Canadian Overadvances, or Canadian Swing Loans are outstanding, may pay over to Canadian Agent or Canadian Swing Lender, as applicable, any Collections or payments received by Canadian Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Advances, for application to the Canadian Protective Advances, Canadian Overadvances, or Canadian Swing Loans. Between Settlement Dates, (Y) US Agent, to the extent no US Protective Advances, US Overadvances, or US Swing Loans are outstanding, may pay over to US Swing Lender any Collections or payments received by US Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the US Advances, for application to US Swing Lender’s Pro Rata Share of the US Advances and (Z) Canadian Agent, to the extent no Canadian Protective Advances, Canadian

Overadvances, or Canadian Swing Loans are outstanding, may pay over to Canadian Swing Lender any Collections or payments received by Canadian Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Canadian Advances, for application to Canadian Swing Lender’s Pro Rata Share of the Canadian Advances. If, as of any Settlement Date, Collections or payments of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to either Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, such Swing Lender shall pay to the applicable Agent for the accounts of the Lenders, and such Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, each Swing Lender with respect to Swing Loans, each Agent with respect to Protective Advances and Overadvances, and each Lender with respect to the Advances other than Swing Loans, Overadvances, and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lenders, Agents, or the Lenders, as applicable.

(iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, each Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f) Notation. US Agent, as a non-fiduciary agent for US Borrowers, shall maintain a register showing the principal amount of the US Advances, owing to each Lender, including the US Swing Loans owing to US Swing Lender, and US Protective Advances and US Overadvances owing to US Agent, and the interests therein of each Lender, from time to time. Canadian Agent, as a non-fiduciary agent for Canadian Borrower, shall maintain a register showing the principal amount of the Canadian Advances, owing to each Lender, including the Canadian Swing Loans owing to Canadian Swing Lender, and Canadian Protective Advances and Canadian Overadvances owing to Canadian Agent, and the interests therein of each Lender, from time to time. Each such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders. Neither Agent shall be obligated to transfer to a Defaulting Lender any payments made by any Borrower to such Agent for the Defaulting Lender’s benefit or any Collections or proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, such Agent shall transfer any such payments (A) first, to the applicable Swing Lender to the extent of any Swing Loans that were made by such Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (B) second, to the applicable Issuing Lender, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting

Lender), (D) to a suspense account maintained by such Agent, the proceeds of which shall be retained by such Agent and may be made available to be re-advanced to or for the benefit of the US Borrowers of Canadian Borrower, as applicable, as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (M) of Section 2.4(b)(ii) and tier (L) of Section 2.4(b)(iii), as applicable. Subject to the foregoing, each Agent may hold and, in its discretion, re-lend to US Borrowers and Canadian Borrower, as applicable, for the account of such Defaulting Lender the amount of all such payments received and retained by such Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b) or (c), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the non-Defaulting Lenders, Agents, Issuing Lenders, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the applicable Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the applicable Agent, provides adequate assurance of its ability to perform its future obligations hereunder and is not otherwise a Defaulting Lender. The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agents, Issuing Lenders, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agents, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to each Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or any Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(h) Independent Obligations. All Advances (other than Swing Loans, Overadvances and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4. Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by US Borrowers shall be made to US Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. Except as otherwise expressly provided herein, all payments by Canadian Borrower shall be made to Canadian Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. Any payment received by the applicable Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless the applicable Agent receives notice from US Borrowers or Canadian Borrower prior to the date on which any payment is due to the Lenders that such Borrowers will not make such payment in full as and when required, such Agent may assume that such Borrowers have made (or will make) such payment in full to such Agent on such date in immediately available funds and such Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrowers do not make such payment in full to such Agent on the date when due, each Lender severally shall repay to such Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agents shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agents (other than fees or expenses that are for an Agent’s separate account or for the separate account of an Issuing Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by US Borrowers in respect of US Obligations shall be remitted to the US Agent and all (subject to Section 2.4(b)(v),

Section 2.4(d), and Section 2.4(e)) such payments, and all proceeds of Collateral securing the US Obligations received by US Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the US Advances outstanding and, thereafter, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law. All payments to be made hereunder by Canadian Borrower in respect of Canadian Obligations shall be remitted to the Canadian Agent and all (subject to Section 2.4(b)(v), Section 2.4(d), and Section 2.4(e)) such payments, and all proceeds of Collateral securing the Canadian Obligations received by Canadian Agent, shall be applied, so long as no Application Event has occurred and is continuing, to reduce the balance of the Canadian Advances outstanding and, thereafter, to Canadian Borrower (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.

(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to US Agent in respect of the US Obligations and all proceeds of Collateral securing the US Obligations received by US Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to either Agent under the Loan Documents in respect of the US Obligations, until paid in full,

(B) second, to pay any fees or premiums then due to either Agent in respect of the US Obligations under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all US Protective Advances until paid in full,

(D) fourth, to pay the principal of all US Protective Advances until paid in full,

(E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders in respect of the US Obligations under the Loan Documents, until paid in full,

(F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders in respect of the US Obligations under the Loan Documents until paid in full,

(G) seventh, to pay interest accrued in respect of the US Swing Loans until paid in full,

(H) eighth, to pay the principal of all US Swing Loans until paid in full,

(I) ninth, ratably, to pay interest accrued in respect of the US Advances (other than US Protective Advances) until paid in full,

(J) tenth, ratably (i) to pay the principal of all US Advances until paid in full and (ii) to US Agent, to be held by US Agent, for the benefit of US Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to US Agent, for the account of the US Issuing Bank, a share of each US Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the US Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any US Letter of Credit Disbursement as and when such disbursement occurs and, if a US Letter of Credit expires undrawn, the cash collateral held by US Agent in respect of such US Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),

(K) eleventh, to pay any Obligations of US Loan Parties under any Guaranty of any Canadian Obligations,

(L) twelfth, to pay any other US Obligations other than US Obligations owed to Defaulting Lenders (including the provision of amounts to US Agent, to be held by US Agent, for the benefit of the US Bank Product Providers, as cash collateral in an amount up to the amount determined by US Agent in its Permitted Discretion as the amount necessary to secure US Loan Parties’ obligations in respect of Bank Products) (which cash collateral may be released by US Agent to the applicable US Bank Product Provider and applied by such US Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to US Bank Product Obligations owed to the applicable US Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such US Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by US Agent in respect of such US Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(ii), beginning with tier (A) hereof),

(M) thirteenth, ratably to pay any US Obligations owed to Defaulting Lenders; and

(N) fourteenth, to US Borrowers (to be wired to the US Designated Account) or such other Person entitled thereto under applicable law.

(iii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Canadian Agent in respect of the Canadian Obligations and all proceeds of Collateral securing the Canadian Obligations received by Canadian Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to either Agent under the Loan Documents in respect of the Canadian Obligations, until paid in full,

(B) second, to pay any fees or premiums then due to either Agent in respect of the Canadian Obligations under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Canadian Protective Advances until paid in full,

(D) fourth, to pay the principal of all Canadian Protective Advances until paid in full,

(E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders in respect of the Canadian Obligations under the Loan Documents, until paid in full,

(F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders in respect of the Canadian Obligations under the Loan Documents until paid in full,

(G) seventh, to pay interest accrued in respect of the Canadian Swing Loans until paid in full,

(H) eighth, to pay the principal of all Canadian Swing Loans until paid in full,

(I) ninth, ratably, to pay interest accrued in respect of the Canadian Advances (other than Canadian Protective Advances) until paid in full,

(J) tenth, ratably (i) to pay the principal of all Canadian Advances until paid in full and (ii) to Canadian Agent, to be held by Canadian Agent, for the benefit of Canadian Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Canadian Agent, for the account of the Canadian Issuing Lender, a share of each Canadian Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Canadian Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Canadian Letter of Credit Disbursement as and when such disbursement occurs and, if a Canadian Letter of Credit expires undrawn, the cash collateral held Canadian US Agent in respect of such

Canadian Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

(K) eleventh, to pay any other Canadian Obligations other than Canadian Obligations owed to Defaulting Lenders (including the provision of amounts to Canadian Agent, to be held by Canadian Agent, for the benefit of the Canadian Bank Product Providers, as cash collateral in an amount up to the amount determined by Canadian Agent in its Permitted Discretion as the amount necessary to secure Canadian Loan Parties’ obligations in respect of Bank Products) (which cash collateral may be released by Canadian Agent to the applicable Canadian Bank Product Provider and applied by such Canadian Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Canadian Bank Product Obligations owed to the applicable Canadian Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Canadian Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Canadian Agent in respect of such Canadian Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

(L) twelfth, ratably to pay any Canadian Obligations owed to Defaulting Lenders; and

(M) thirteenth, to Canadian Borrower (to be wired to the Canadian Designated Account) or such other Person entitled thereto under applicable law.

(iv) The applicable Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(v) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by any Borrower to the applicable Agent and specified by such Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi) For purposes of Section 2.4(b)(ii) and Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in full (subject to Section 1.4(a)) in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(viii) Subject to Section 2.4(b)(v), if a payment is made by a Person that is obligated in respect of both US Obligations and Canadian Obligations, US Agent shall apply such proceeds first, to the US Obligations until paid in full and then to Canadian Obligations until paid in full, in each case in accordance with Section 2.4. Subject to Section 2.4(b)(v), if Collateral secures both US Obligations and Canadian Obligations, US Agent shall apply such proceeds first, to the US Obligations until paid in full and then to Canadian Obligations until paid in full, in each case in accordance with Section 2.4.

(c) Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date. US Borrowers may reduce the US Revolver Commitments, without prepayment or penalty, to an amount (which may be zero) not less than the sum of (A) the US Revolver Usage as of such date, plus (B) the principal amount of all US Advances not yet made as to which a request has been given by US Borrowers under Section 2.3(a), plus (C) the amount of all US Letters of Credit not yet issued as to which a request has been given by US Borrowers pursuant to Section 2.11(a). Canadian Borrower may reduce the Canadian Revolver Commitments, without prepayment or penalty, to an amount (which may be zero) not less than the sum of (A) the Canadian Revolver Usage as of such date, plus (B) the principal amount of all Canadian Advances not yet made as to which a request has been given by Canadian Borrower under Section 2.3(a), plus (C) the amount of all Canadian Letters of Credit not yet issued as to which a request has been given by Canadian Borrower pursuant to Section 2.12(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the applicable Revolver Commitments are being reduced to zero and the amount of such Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than 10 Business Days prior written notice to the applicable Agent and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased except pursuant to Section 2.1(e). Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.

(d) Optional Prepayments. Borrowers may prepay the principal of any Advance at any time in whole or in part, without premium or penalty. Each such prepayment shall be applied first to Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturity.

(e) Mandatory Prepayments.

(i) [Intentionally Omitted].

(ii) Casualty Loss. To the extent of cash proceeds received in connection with a Casualty Loss, the Borrowers shall prepay the Obligations in an amount equal to 100% of such cash proceeds if the US Agent shall have elected to apply the proceeds realized from such Casualty Loss to the prepayment of the Obligations pursuant to Section 5.10, subject to the right of the Loan Parties to use proceeds of any Casualty Loss to repair, replace or rebuild in accordance with Section 5.10. Such prepayment shall be applied as set forth in Section 2.4(f)(ii) below.

(iii) Asset Dispositions. Promptly and in any event within 5 days following the occurrence of any Asset Disposition, the Borrowers shall prepay the Obligations in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition. Such prepayment shall be applied as set forth in Section 2.4(f)(ii) below.

(f) Application of Payments.

(i) [Intentionally Omitted].

(ii) Each prepayment pursuant to Section 2.4(e)(ii) or (iii) shall be applied as follows: (A) if such prepayment consists of cash proceeds of any Casualty Loss of, or Net Cash Proceeds of any Asset Disposition by, any US Loan Party (x) so long as no Application Event shall have occurred and be continuing, first, to the outstanding principal amount of the US Advances (with a corresponding permanent reduction in the US Maximum Revolver Amount, to the extent required by the Senior Note Debt Documents), until paid in full, and second, to cash collateralize the US Letters of Credit in an amount equal to 105% of the then extant US Letter of Credit Usage (with a corresponding permanent reduction in the US Maximum Revolver Amount, to the extent required by the Senior Note Debt Documents), and (y) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii) and (B) if such prepayment consists of cash proceeds of any Casualty Loss of, or Net Cash Proceeds of any Asset Disposition by, any Canadian Loan Party (x) so long as no Application Event shall have occurred and be continuing, first, to the outstanding principal amount of the Canadian Advances (with a corresponding permanent reduction in the Canadian Maximum Revolver Amount, to the extent required by the Senior Note Debt Documents), until paid in full, and second, to cash collateralize the Canadian Letters of Credit in an amount equal to 105% of the then extant Canadian Letter of Credit Usage (with a corresponding permanent reduction in the Canadian Maximum Revolver Amount, to the extent required by the Senior Note Debt Documents), and (y) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

2.5. Overadvances.

If, at any time or for any reason, the amount of US Obligations owed by US Borrowers to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (a “US Overadvance”), US Borrowers shall immediately pay to US Agent, in cash, the amount of such excess, which amount shall be used by US Agent to reduce the US Obligations in accordance with the priorities set forth in Section 2.4(b). If, at any time or for any reason, the amount of Canadian Obligations owed by Canadian Borrower to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (a “Canadian Overadvance”), Canadian Borrower shall immediately pay to Canadian Agent, in cash, the amount of such excess, which amount shall be used by Canadian Agent to reduce the Canadian Obligations in accordance with the priorities set forth in Section 2.4(b). Borrowers promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement.

2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to a Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i) if the relevant US Obligation is a LIBOR Rate Loan, at a per annum rate equal to the US LIBOR Rate plus the LIBOR Rate Margin,

(ii) if the relevant US Obligation is not a LIBOR Rate Loan, at a per annum rate equal to US Base Rate plus the Base Rate Margin,

(iii) if the relevant Canadian Obligation is a LIBOR Rate Loan, at a per annum rate equal to the Canadian LIBOR Rate plus the LIBOR Rate Margin, and

(iv) if the relevant Canadian Obligation is not a LIBOR Rate Loan, at a per annum rate equal to the Canadian Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fees. US Borrowers shall pay US Agent (for the ratable benefit of the Lenders with a US Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(f)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding US Letters of Credit. Canadian Borrower shall pay Canadian Agent (for the ratable benefit of the Lenders with a Canadian Revolver Commitment), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(f)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding Canadian Letters of Credit.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of the Required Lenders,

(i) all Obligations (except for undrawn Letters of Credit) that have been charged to a Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable thereunder, and

(ii) the Letter of Credit fees provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.13(a), all interest, all Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Each US Borrower hereby authorizes US Agent, from time to time without prior notice to such Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable) by the US Borrowers, all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when accrued or incurred) by the US Borrowers, and all Lender Group Expenses (as and when accrued or incurred), all charges, commissions, fees, and costs provided for in Section 2.11(f) (as and when accrued or incurred) of the US Borrowers, all fees and costs provided for in Section 2.10 (as and when accrued or incurred) payable by the US Borrowers, and all other payment obligations of the US Borrowers as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the US Bank Product Providers in respect of US Bank Products) to the US Borrowers’ Loan Account, which amounts thereafter shall constitute US Advances hereunder and, initially, shall accrue interest at the rate then applicable to US Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement). Canadian Borrower hereby authorizes Canadian Agent, from time to time without prior notice to such Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable) by the Canadian Borrower, all costs and expenses payable hereunder or under any of the other Loan Documents (in each case, as and when accrued or incurred) by the Canadian Borrower, and all Lender Group Expenses (as and when accrued or incurred), all charges, commissions, fees, and costs provided for in Section 2.12(f) (as and when accrued or incurred) of the Canadian Borrower, all fees and costs provided for in Section 2.10 (as and when accrued or incurred) payable by the Canadian Borrower, and all other payment obligations of the Canadian Borrower as and when due and payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Canadian Bank Product Providers in respect of Canadian Bank Products) to the Canadian Borrower’s Loan Account, which amounts thereafter shall constitute Canadian Advances hereunder and, initially, shall accrue interest at the rate then applicable to Canadian Advances that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement that are charged to the applicable Loan Account shall thereupon constitute Advances hereunder to the applicable Borrowers and shall initially accrue interest at the rate then applicable to such Advances that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year (or a 365/366 day year, in the case of Advances that are Base Rate Loans), in the case of interest and fees chargeable to the US Loan Parties, or a 365/366 day year, in the case of interest and fees chargeable to the Canadian Loan Parties, as applicable, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Each Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess, and after repayment of such principal balance in full, any remaining amount shall be refunded to Borrowers.

2.7. Crediting Payments; Clearance Charge.

The receipt of any payment item by either Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to such Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by an Agent only if it is received into such Agent’s Account on a Business Day on or before 1:00 p.m. (Chicago time). If any payment item is received into an Agent’s Account on a non-Business Day or after 1:00 p.m. (Chicago time) on a Business Day, it shall be deemed to have been received by such Agent as of the opening of business on the immediately following Business Day.

2.8. Designated Accounts.

US Agent is authorized to make the US Advances, and US Issuing Bank is authorized to issue the US Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person of US Borrowers or, without instructions, if pursuant to Section 2.6(d). Canadian Agent is authorized to make the Canadian Advances, and Canadian Issuing Lender is authorized to issue the Canadian Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person of Canadian Borrower or, without instructions, if pursuant to Section 2.6(d). US Borrowers agree to establish and maintain the US Designated Account with the US Designated Account Bank for the purpose of receiving the proceeds of the US Advances requested by US Borrowers and made by US Agent or the Lenders hereunder. Canadian Borrower agree to establish and maintain the Canadian Designated Account with the Canadian Designated Account Bank for the purpose of receiving the proceeds of the Canadian Advances requested by Canadian Borrower and made by Canadian Agent or the Lenders hereunder. Unless otherwise agreed by US Agent and US Borrowers, any US Advance or US Swing Loan requested by US Borrowers and made by US Agent or the Lenders hereunder shall be made to the US Designated Account. Unless otherwise agreed by Canadian Agent and Canadian Borrower, any Canadian Advance or Canadian Swing Loan requested by Canadian Borrower and made by Canadian Agent or the Lenders hereunder shall be made to the Canadian Designated Account.

2.9. Maintenance of Loan Accounts; Statements of Obligations.

US Agent shall maintain an account on its books in the name of US Borrowers (the “US Loan Account”) on which US Borrowers will be charged with all US Advances (including US Protective Advances and US Swing Loans) made by US Agent, US Swing Lender, or the Lenders to US Borrowers or for any US Borrower’s account, the US Letters of Credit issued or arranged by US Issuing Bank for any US Borrower’s account, and with all other payment Obligations owing by US Borrowers hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the US Loan Account will be credited with all payments received by US Agent from US Borrowers or for any US Borrower’s account. Canadian Agent shall maintain an account on its books in the name of Canadian Borrower (the “Canadian Loan Account”) on which Canadian Borrower will be charged with all Canadian Advances (including Canadian Protective Advances and Canadian Swing Loans) made by Canadian Agent, Canadian Swing Lender, or the Lenders to Canadian Borrower or for Canadian Borrower’s account, the Canadian Letters of Credit issued or arranged by Canadian Issuing Lender for Canadian Borrower’s account, and with all other payment Obligations owing by Canadian Borrower hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Canadian Loan Account will be credited with all payments received by Canadian Agent from Canadian Borrower or for Canadian Borrower’s account. US Agent shall render monthly statements regarding the US Loan Account to US Borrowers, and Canadian Agent shall render monthly statements regarding the Canadian Loan Account to Canadian Borrower, in each case including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the applicable Borrowers and the Lender Group unless, within 30 days after receipt thereof by the applicable Borrowers, such Borrowers shall deliver to the applicable Agent written objection thereto describing the error or errors contained in any such statements.

2.10. Fees.

(a) The applicable Borrower shall pay to the applicable Agent, for the account of such Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter payable to such Agent.

(b) The US Borrowers shall pay to US Agent, for the ratable account of those Lenders with US Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to the Applicable Unused Line Margin per annum times the result of (i) the aggregate amount of the US Revolver Commitments less the Dollar Equivalent of the Canadian Revolver Commitments, less (ii) the average Daily Balance of the US Revolver Usage (including US Swing Loans) during the immediately preceding month (or portion thereof).

(c) The Canadian Borrower shall pay to Canadian Agent, for the ratable account of those Lenders with Canadian Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to the Applicable Unused Line Margin per annum times the result of (i) the aggregate amount of the Canadian Revolver Commitments, less (ii) the average Daily Balance of the Canadian Revolver Usage (including Canadian Swing Loans) during the immediately preceding month (or portion thereof).

(d) The Borrowers shall pay to Agents audit, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per auditor, plus reasonable out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by either Agent, (ii) if implemented, a fee of $1,000 per day, per applicable individual, plus reasonable out-of-pocket expenses for the establishment of electronic collateral reporting systems, and (iii) the actual charges paid or incurred by each Agent if it elects to employ the services of one or more third Persons to perform financial audits of the Loan Parties, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, provided, however, that so long as no Event of Default shall have occurred and be continuing and Excess Availability exceeds $30,000,000, Borrowers shall not be obligated to reimburse Agents for more than one (1) audit during any calendar year; provided, further, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse the Agents for more than one (1) appraisal of the Inventory during any calendar year, more than one (1) appraisal of the Equipment during any calendar year or more than one (1) appraisal of the Real Property Collateral during any calendar year.

2.11. US Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of US Borrowers made in accordance herewith, US Issuing Bank agrees to issue a requested US Letter of Credit. By submitting a request to US Issuing Bank for the issuance of a US Letter of Credit, US Borrowers shall be deemed to have requested that US Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a US Letter of Credit, or the amendment, renewal, or extension of any outstanding US Letter of Credit, shall be made in writing by an Authorized Person of a US Borrower and delivered to US Issuing Bank via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to US Issuing Bank and (i) shall specify (A) the amount of such US Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such US Letter of Credit, (C) the proposed expiration date of such US Letter of Credit, (D) the name and address of the beneficiary of the US Letter of Credit, and (E) such other information (including, the conditions of drawing, and, in the case of an amendment, renewal, or extension, identification of the US Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such US Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as US Agent or US Issuing Bank may request or require. Anything contained herein to the contrary notwithstanding, US Issuing Bank may, but shall not be obligated to, issue or cause the issuance of a US Letter of Credit that supports the obligations of US Borrowers or their Subsidiaries (1) in respect of (A) a lease of real property, or (B) an employment contract, or (2) at any time that one or more of the Lenders is a Defaulting Lender, unless such US Letter of Credit is fully supported as a result of either or both of the following: (i) such Defaulting Lender’s Pro Rata Share of such US Letter of Credit shall be reallocated among all other Lenders with a US Revolver Commitment that are non-Defaulting Lenders in proportion with their Pro Rata Shares of the US Revolver Commitment, but only to the extent that, after giving effect to such reallocation, US Revolver Usage does not exceed the sum of all such non-Defaulting Lenders’ Pro Rata Share of the US Revolver Commitment; and (ii) to the extent that such US Letter of Credit exceeds the amount that is permitted to be reallocated pursuant to the immediately preceding clause (i) or if there is no such reallocation, US Borrowers shall have provided cash collateral to US Agent to hold on behalf of US Borrowers, on terms and conditions reasonably satisfactory to US Issuing Bank and US Agent, in an amount equal to such excess. Any Letter of Credit fee payable to US Agent pursuant to Section 2.6(b) otherwise payable to a Defaulting Lender with respect to any portion of such Defaulting Lender’s Pro Rata Share in any US Letter of Credit reallocated pursuant to the preceding sentence shall be payable instead to the non-Defaulting Lenders in proportion to their Pro Rata Share of such non-Defaulting Lenders’ Pro Rata Share in any US Letter of Credit so allocated to them. In the event that a Defaulting Lender ceases to be a Defaulting Lender then the portion of such Defaulting Lender’s Pro Rata Share in any US Letter of Credit reallocated to non-Defaulting Lenders pursuant to this Section 2.11(a) shall be reallocated to such previously Defaulting Lender and, from and after (and in respect of Letter of Credit fees pursuant to Section 2.6(b) accruing from and after) the date of such reallocation, such previously Defaulting Lender shall be entitled to receive any Letter of Credit fees payable in respect of such previously Defaulting Lender’s Pro Rata Share in any US Letter of Credit previously reallocated to the non-Defaulting Lenders.

The US Issuing Bank shall have no obligation to issue a US Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i) the US Letter of Credit Usage would exceed the US Borrowing Base less the outstanding amount of US Advances (inclusive of US Swing Loans), or

(ii) the US Letter of Credit Usage would exceed an amount equal to $15,000,000 less the Dollar Equivalent of the Canadian Letter of Credit Usage, or

(iii) the US Letter of Credit Usage would exceed the US Maximum Revolver Amount less the outstanding amount of US Advances (including US Swing Loans).

Additionally, US Issuing Bank shall have no obligation to issue a US Letter of Credit if (I) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain US Issuing Bank from issuing such US Letter of Credit, or any law applicable to US Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over US Issuing Bank shall prohibit or request that US Issuing Bank refrain from the issuance of letters of credit generally or such US Letter of Credit in particular, or (II) the issuance of such US Letter of Credit would violate one or more policies of US Issuing Bank applicable to letters of credit generally.

US Borrowers and the Lender Group hereby acknowledge and agree that all Existing Letters of Credit shall constitute US Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by US Issuing Bank at the request of US Borrowers on the Closing Date. Each US Letter of Credit shall be in form and substance reasonably acceptable to US Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars. If US Issuing Bank makes a payment under a US Letter of Credit, US Borrowers shall pay to US Agent, for the benefit of US Issuing Bank, an amount equal to the applicable US Letter of Credit Disbursement on the date such US Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the US Letter of Credit Disbursement immediately and automatically shall be deemed to be an US Advance hereunder and, initially, shall bear interest at the rate then applicable to US Advances that are Base Rate Loans. If a US Letter of Credit Disbursement is deemed to be a US Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3), US Borrowers’ obligation to pay the amount of such US Letter of Credit Disbursement to US Issuing Bank shall be automatically converted into an obligation to pay the resulting US Advance. Promptly following receipt by US Agent of any payment from US Borrowers pursuant to this paragraph, US Agent shall distribute such payment to US Issuing Bank or, to the extent that Lenders have made payments pursuant to Section 2.11(b) to reimburse US Issuing Bank, then to such Lenders and US Issuing Bank as their interests may appear.

(b) Promptly following receipt of a notice of a US Letter of Credit Disbursement pursuant to Section 2.11(a), each Lender with a US Revolver Commitment agrees to fund its Pro Rata Share of any US Advance deemed made pursuant to Section 2.11(a) on the same terms and conditions as if US Borrowers had requested the amount thereof as a US Advance and US Agent shall promptly pay to US Issuing Bank the amounts so received by it from the Lenders. By the issuance of a US Letter of Credit (or an amendment, renewal, or extension of a US Letter of Credit) and without any further action on the part of the US Issuing Bank or the Lenders with US Revolver Commitments, the US Issuing Bank shall be deemed to have granted to each Lender with a US Revolver Commitment, and each Lender with a US Revolver Commitment shall be deemed to have purchased, a participation in each US Letter of Credit issued by US Issuing Bank, in an amount equal to its Pro Rata Share of such US Letter of Credit, and each such Lender agrees to pay to US Agent, for the account of the US Issuing Bank, such Lender’s Pro Rata Share of any US Letter of Credit Disbursement made by US Issuing Bank under the applicable US Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a US Revolver Commitment hereby absolutely and unconditionally agrees to pay to US Agent, for the account of the US Issuing Bank, such Lender’s Pro Rata Share of each US Letter of Credit Disbursement made by US Issuing Bank and not reimbursed by US Borrowers on the date due as provided in Section 2.11(a), or of any reimbursement payment required to be refunded (or that US Agent or US Issuing Bank elects, based upon the advice of counsel, to refund) to US Borrowers for any reason. Each Lender with a US Revolver Commitment acknowledges and agrees that its obligation to deliver to US Agent, for the account of the US Issuing Bank, an amount equal to its respective Pro Rata Share of each US Letter of Credit Disbursement pursuant to this Section 2.11(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or an Event of Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to US Agent the amount of such Lender’s Pro Rata Share of a US Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a

Defaulting Lender and US Agent (for the account of the US Issuing Bank) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Each US Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable attorneys’ fees incurred by US Issuing Bank or any other member of the Lender Group arising out of or in connection with any US Letter of Credit; provided, however, that no US Borrower shall be obligated hereunder to indemnify any such Person for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Person.

(d) Each Lender with a US Revolver Commitment and each US Borrower agree that, in paying any drawing under a US Letter of Credit, US Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the US Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of US Issuing Bank, Agents, any of the Lender-Related Persons or Agent-Related Persons, nor any correspondent, participant or assignee of US Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any US Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any US Letter of Credit or Issuer Document. Each US Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any US Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of US Issuing Bank, Agents, any of the Lender-Related Persons or Agent-Related Persons, nor any correspondent, participant or assignee of US Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.11(e) or for any action, neglect or omission under or in connection with any US Letter of Credit or Issuer Document, including in connection with the issuance or any amendment of any US Letter of Credit, the failure to issue or amend any US Letter of Credit, the honoring or dishonoring of any demand under any US Letter of Credit, or the following of any US Borrower’s instructions or those contained in the US Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind such US Borrower; provided, however, that anything in such clauses to the contrary notwithstanding, any US Borrower may have a claim against US Issuing Bank, and US Issuing Bank may be liable to such US Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive, damages suffered by such US Borrower which such US Borrower proves were caused by US Issuing Bank’s willful misconduct or gross negligence or US Issuing Bank’s willful failure to pay under any US Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a US Letter of Credit; provided further, however, that any claim against US Issuing Bank by any US Borrower for any loss suffered or incurred by such US Borrower shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by such US Borrower as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had such US Borrower taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing its rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to cure such dishonor. In furtherance and not in limitation of the foregoing, US Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or US Issuing Bank may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such US Letter of Credit and may disregard any requirement in a US Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and US Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a US Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The US Issuing Bank shall not be responsible for the wording of any US Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance US Issuing Bank may provide to any US Borrower with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any US Letter of Credit, and each US Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by US Issuing Bank or any representation or warranty by US Issuing Bank that any such wording or such US Letter of Credit will be effective. Without limiting the foregoing, US Issuing Bank may, as it deems appropriate, modify or alter and use in any US Letter of Credit the terminology contained on the letter of credit application for such US Letter of Credit. Each US Borrower hereby acknowledges and agrees that neither US Issuing Bank nor any other member of the Lender Group shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any US Letter of Credit.

(e) The obligation of each US Borrower to reimburse the US Issuing Bank for each drawing under each US Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such US Letter of Credit, this Agreement, or any other Loan Document,

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such US Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), US Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or such US Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

(iii) any draft, demand, certificate or other document presented under such US Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such US Letter of Credit,

(iv) any payment by US Issuing Bank under such US Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such US Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by US Issuing Bank under such US Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such US Letter of Credit,

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower or any of its Subsidiaries, or

(vi) the fact that any Default or Event of Default shall have occurred and be continuing.

(f) Each US Borrower acknowledges and agrees that any and all standard fees, charges, and commissions in effect from time to time of US Issuing Bank relating to US Letters of Credit, upon the issuance of any US Letter of Credit, upon the payment or negotiation of any drawing under any US Letter of Credit, or upon the occurrence of any other activity with respect to any US Letter of Credit (including the transfer, amendment or cancellation of any US Letter of Credit), together with any and all fronting fees in effect from time to time related to US Letters of Credit, shall be Lender Group Expenses for purposes of this Agreement, and shall be reimbursable immediately by US Borrowers to US Agent for the account of US Issuing Bank; it being acknowledged and agreed by US Borrowers that, as of the Closing Date, the usage charge imposed by the US Issuing Bank is ..125% per annum times the undrawn amount of each US Letter of Credit, that such usage charge may be changed from time to time, and that the US Issuing Bank also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(g) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by US Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any US Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on US Issuing Bank or any other member of the Lender Group any other condition regarding any US Letter of Credit,

and the result of the foregoing is to increase, directly or indirectly, the cost to US Issuing Bank or any other member of the US Lender Group of issuing, making, participating in, or maintaining any US Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, US Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify US Borrowers, and US Borrowers shall pay within 30 days after demand therefor, such amounts as US Agent may specify to be necessary to compensate US Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that no US Borrower shall be required to provide any compensation pursuant to this Section 2.11(g) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to US Borrowers (provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in applicable law or compliance requirement enacted after the Closing Date regardless of the date actually enacted, adopted or issued); provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by US Agent of any amount due pursuant to this Section 2.11(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(h) Unless otherwise expressly agreed by US Issuing Bank and the applicable US Borrower when a US Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and the UCP 600 shall apply to each standby US Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each commercial US Letter of Credit.

(i) In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

2.12. Canadian Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of Canadian Borrower made in accordance herewith, the Canadian Issuing Lender agrees to issue, or to cause a Canadian Underlying Issuer (including, as Canadian Issuing Lender’s agent) to issue, a requested Canadian Letter of Credit. If Canadian Issuing Lender, at its option, elects to cause a Canadian Underlying Issuer to issue a requested Canadian Letter of Credit, then Canadian Issuing Lender agrees that it will enter into arrangements relative to the reimbursement of such Canadian Underlying Issuer (which may include, among, other means, by becoming an applicant with respect to such Canadian Letter of Credit or entering into undertakings which provide for reimbursements of such Canadian Underlying Issuer with respect to such Canadian Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Canadian Reimbursement Undertaking”) with respect to Canadian Letters of Credit issued by such Canadian Underlying Issuer. By submitting a request to Canadian Issuing Lender for the issuance of a Canadian Letter of Credit, Canadian Borrower shall be deemed to have requested that Canadian Issuing Lender issue or that a Canadian Underlying Issuer issue the requested Letter of Credit and to have requested Canadian Issuing Lender to issue a Canadian Reimbursement Undertaking with respect to such requested Canadian Letter of Credit if it is to be issued by a Canadian Underlying Issuer (it being expressly acknowledged and agreed by Canadian Borrower that Canadian Borrower is and shall be deemed to be the applicant with respect to each Canadian Underlying Letter of Credit). Each request for the issuance of a Canadian Letter of Credit, or the amendment, renewal, or extension of any outstanding Canadian Letter of Credit, shall be made in writing by an Authorized Person of Canadian Borrower and delivered to the Canadian Issuing Lender via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the Canadian Issuing Lender and shall specify (i) the amount of such Canadian Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Canadian Letter of Credit, (iii) the proposed expiration date of such Canadian Letter of Credit, (iv) the name and address of the beneficiary of the Canadian Letter of Credit, and (v) such other information (including, the conditions of drawing, and, in the case of an amendment, renewal, or extension, identification of the Canadian Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Canadian Letter of Credit. Anything contained herein to the contrary notwithstanding, the Canadian Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Canadian Letter of Credit or to issue a Canadian Reimbursement Undertaking in respect of a Canadian Underlying Letter of Credit, in either case, that supports the obligations of Canadian Borrower or its Subsidiaries (1) in respect of (A) a lease of real property, or (B) an employment contract, or (2) at any time that one or more of the Lenders is a Defaulting Lender, unless such Canadian Letter of Credit or Canadian Reimbursement Undertaking is fully supported as a result of either or both of the following: (i) such Defaulting Lender’s Pro Rata Share of such Canadian Letter of Credit or Canadian Reimbursement Undertaking shall be reallocated among all other Lenders with a Canadian Revolver Commitment that are non-Defaulting Lenders in proportion with their Pro Rata Shares of the Canadian Revolver Commitment, but only to the extent that, after giving effect to such reallocation, Canadian Revolver Usage does not exceed the sum of all such non-Defaulting Lenders’ Pro Rata Share of the Canadian Revolver Commitment; and (ii) to the extent that such Canadian Letter of Credit or Canadian Reimbursement Undertaking exceeds the amount that is permitted to be reallocated pursuant to the immediately preceding clause (i) or if there is no such reallocation, Canadian Borrower shall have provided cash collateral to Canadian Agent to hold on behalf of Canadian Borrower, on terms and conditions reasonably satisfactory to Canadian Issuing Lender and Canadian Agent, in an amount equal to such excess. Any Letter of Credit fee payable to Canadian Agent pursuant to Section 2.6(b) otherwise payable to a Defaulting Lender with respect to any portion of such Defaulting Lender’s Pro Rata Share in any Canadian Letter of Credit reallocated pursuant to the preceding sentence shall be payable instead to the non-Defaulting Lenders in proportion to their Pro Rata Share of such non-Defaulting Lenders’ Pro Rata Share in any Canadian Letter of Credit so allocated to them. In the event that a Defaulting Lender ceases to be a Defaulting Lender then the portion of such Defaulting Lender’s Pro Rata

Share in any Canadian Letter of Credit or Canadian Reimbursement Undertaking reallocated to non-Defaulting Lenders pursuant to this Section 2.12(a) shall be reallocated to such previously Defaulting Lender and, from and after (and in respect of Letter of Credit fees pursuant to Section 2.6(b) accruing from and after) the date of such reallocation, such previously Defaulting Lender shall be entitled to receive any Letter of Credit fees payable in respect of such previously Defaulting Lender’s Pro Rata Share in any Canadian Letter of Credit or Canadian Reimbursement Undertaking previously reallocated to the non-Defaulting Lenders.

The Canadian Issuing Lender shall have no obligation to issue a Canadian Letter of Credit or a Canadian Reimbursement Undertaking in respect of a Canadian Underlying Letter of Credit, in either case, if any of the following would result after giving effect to the requested issuance:

(i) the Canadian Letter of Credit Usage would exceed the Canadian Borrowing Base less the outstanding amount of Canadian Advances (inclusive of US Swing Loans), or

(ii) the Canadian Letter of Credit Usage would exceed Cdn$3,000,000, or

(iii) the Canadian Letter of Credit Usage would exceed the Canadian Maximum Revolver Amount less the outstanding amount of Canadian Advances (including Canadian Swing Loans).

Each Canadian Letter of Credit shall be in form and substance reasonably acceptable to the Canadian Issuing Lender, including the requirement that the amounts payable thereunder must be payable in Canadian Dollars. If Canadian Issuing Lender makes a payment under a Canadian Letter of Credit or a Canadian Underlying Issuer makes a payment under a Canadian Underlying Letter of Credit, Canadian Borrower shall pay to Canadian Agent an amount equal to the applicable Canadian Letter of Credit Disbursement on the date such Canadian Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Canadian Letter of Credit Disbursement immediately and automatically shall be deemed to be a Canadian Advance hereunder and, initially, shall bear interest at the rate then applicable to Canadian Advances that are Base Rate Loans. If a Canadian Letter of Credit Disbursement is deemed to be a Canadian Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3), Canadian Borrower’s obligation to pay the amount of such Canadian Letter of Credit Disbursement to Canadian Issuing Lender shall be automatically converted into an obligation to pay the resulting Canadian Advance. Promptly following receipt by Canadian Agent of any payment from Canadian Borrower pursuant to this paragraph, Canadian Agent shall distribute such payment to the Canadian Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b) to reimburse the Canadian Issuing Lender, then to such Lenders and the Canadian Issuing Lender as their interests may appear.

(b) Promptly following receipt of a notice of a Canadian Letter of Credit Disbursement pursuant to Section 2.12(a), each Lender with a Canadian Revolver Commitment agrees to fund its Pro Rata Share of any Canadian Advance deemed made pursuant to Section 2.12(a) on the same terms and conditions as if Canadian Borrower had requested the amount thereof as a Canadian Advance and Canadian Agent shall promptly pay to Canadian Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Canadian Letter of Credit or a Canadian Reimbursement Undertaking (or an amendment, renewal, or extension of a Canadian Letter of Credit or a Canadian Reimbursement Undertaking) and without any further action on the part of the Canadian Issuing Lender or the Lenders with Canadian Revolver Commitments, the Canadian Issuing Lender shall be deemed to have granted to each Lender with a Canadian Revolver Commitment, and each Lender with a Canadian Revolver Commitment shall be deemed to have purchased, a participation in each Canadian Letter of Credit issued by Canadian Issuing Lender and each Canadian Reimbursement Undertaking, in an amount equal to its Pro Rata Share of such Canadian Letter of Credit or Canadian Reimbursement Undertaking, and each such Lender agrees to pay to Canadian Agent, for the account of the Canadian Issuing Lender, such Lender’s Pro Rata Share of any Canadian Letter of Credit Disbursement made by Canadian Issuing Lender or a Canadian Underlying Issuer under the applicable Canadian Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Canadian Revolver Commitment hereby absolutely and unconditionally agrees to pay to Canadian Agent, for the account of the Canadian Issuing Lender, such Lender’s Pro Rata Share of each Canadian Letter of Credit Disbursement made by Canadian Issuing Lender or a Canadian Underlying Issuer and not reimbursed by Canadian Borrower on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded (or that Canadian Agent or Canadian Issuing Lender elects, based upon the advice of counsel, to refund) to Canadian Borrower for any reason. Each Lender with a Canadian Revolver Commitment acknowledges and agrees that its obligation to deliver to Canadian Agent, for the account of the Canadian Issuing Lender, an amount equal to its respective Pro Rata Share of each Canadian Letter of Credit Disbursement pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Canadian Agent the amount of such Lender’s Pro Rata Share of a Canadian Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and US Agent (for the account of the Canadian Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Canadian Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group and each Canadian Underlying Issuer harmless from any damage, loss, cost, expense, or liability (other than Taxes, which shall be governed by Section 16), and reasonable attorneys’ fees incurred by Canadian Issuing Lender, any other member of the Lender Group, or any Canadian Underlying Issuer arising out of or in connection with any Canadian Reimbursement Undertaking or any Canadian Letter of Credit; provided, however, that Canadian Borrower shall not be obligated hereunder to indemnify any such Person for any loss, cost, expense, or liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Person. Canadian Borrower agrees to be bound by the Canadian Underlying Issuer’s regulations and interpretations of any Canadian Letter of Credit or by Canadian Issuing Lender’s interpretations of any Canadian Reimbursement Undertaking even though this interpretation may be different from such Borrower’s own, and Canadian Borrower understands and agrees that none of the Canadian Issuing Lender, any other member of the Lender Group, or any Canadian Underlying Issuer shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Canadian Borrower’s instructions or those contained in the Canadian Letter of Credit or any modifications, amendments, or supplements thereto. Canadian Borrower understands that the Canadian Reimbursement Undertakings may require Canadian Issuing Lender to indemnify the Canadian Underlying Issuer for certain costs or liabilities arising out of claims by Canadian Borrower against such Canadian Underlying Issuer. Canadian Borrower hereby agrees to indemnify, save, defend, and hold Canadian Issuing Lender and the other members of the Lender Group harmless with respect to any loss, cost, expense (including reasonable and documented attorneys’ fees), or liability (other than Taxes, which shall be governed by Section 16) incurred by them under any Canadian Reimbursement Undertaking as a result of the Canadian Issuing Lender’s indemnification of a Canadian Underlying Issuer; provided, however, that Canadian Borrower shall not be obligated hereunder to indemnify any such Person for any such loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of such Person. Canadian Borrower hereby acknowledges and agrees that none of the Canadian Issuing Lender, any other member of the Lender Group, or any Canadian Underlying Issuer shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Canadian Letter of Credit.

(d) The obligation of Canadian Borrower to reimburse the Canadian Issuing Lender for each drawing under each Canadian Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Canadian Letter of Credit, this Agreement, or another Loan Document,

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Canadian Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Canadian Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or such Canadian Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

(iii) any draft, demand, certificate or other document presented under such Canadian Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Canadian Letter of Credit,

(iv) any payment by the Canadian Issuing Lender under such Canadian Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Canadian Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by the Canadian Issuing Lender under such Canadian Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Canadian Letter of Credit,

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower or any of its Subsidiaries, or

(vi) the fact that any Event of Default shall have occurred and be continuing.

(e) Canadian Borrower hereby authorizes and directs any Canadian Underlying Issuer to deliver to the Canadian Issuing Lender all instruments, documents, and other writings and property received by such Canadian Underlying Issuer pursuant to such Canadian Underlying Letter of Credit and to accept and rely upon the Canadian Issuing Lender’s instructions with respect to all matters arising in connection with such Canadian Underlying Letter of Credit and the related application.

(f) Canadian Borrower acknowledges and agrees that any and all issuance charges, usage charges, commissions, fees, and costs incurred by the Canadian Issuing Lender relating to Canadian Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and shall be reimbursable immediately by Canadian Borrower to Canadian Agent for the account of the Canadian Issuing Lender; it being acknowledged and agreed by Canadian Borrower that, as of the Closing Date, the usage charge imposed by the Canadian Underlying Issuer is .125% per annum times the undrawn amount of each Canadian Underlying Letter of Credit, that such usage charge may be changed from time to time, and that the Canadian Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(g) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Canadian Issuing Lender, any other member of the Lender Group, or Canadian Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Canadian Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on the Canadian Issuing Lender, any other member of the Lender Group, or Canadian Underlying Issuer any other condition regarding any Canadian Letter of Credit or Canadian Reimbursement Undertaking,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Canadian Issuing Lender, any other member of the Canadian Lender Group, or a Canadian Underlying Issuer of issuing, making, participating in, or maintaining any Canadian Reimbursement

Undertaking or Canadian Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Canadian Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Canadian Borrower, and Canadian Borrower shall pay within 30 days after demand therefor, such amounts as Canadian Agent may specify to be necessary to compensate the Canadian Issuing Lender, any other member of the Lender Group, or a Canadian Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, however, that Canadian Borrower shall not be required to provide any compensation pursuant to this Section 2.12(g) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Canadian Borrower (provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in applicable law or compliance requirement enacted after the Closing Date regardless of the date actually enacted, adopted or issued); provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Canadian Agent of any amount due pursuant to this Section 2.12(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.13. LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.13(b) below (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate.

(b) LIBOR Election.

(i) US Borrowers and Canadian Borrower may, at any time and from time to time (so long as Administrative Borrower has not received a notice from Agents, after the occurrence of and during the continuance of an Event of Default, of the election by the Required Lenders to terminate Borrowers’ right to exercise the LIBOR Option), elect to exercise the LIBOR Option by notifying US Agent or Canadian Agent, as applicable, prior to 1:00 p.m. (Chicago time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of US Borrowers’ or Canadian Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to US Agent or Canadian Agent, as applicable, of a LIBOR Notice received by such Agent before the LIBOR Deadline, or by telephonic notice received by such Agent before the LIBOR Deadline (to be confirmed by delivery to such Agent of a LIBOR Notice received by such Agent prior to 4:00 p.m. (Chicago time) on the same day). Promptly upon its receipt of each such LIBOR Notice, such Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on each Borrower issuing such LIBOR Notice. In connection with each LIBOR Rate Loan, each Borrower issuing such LIBOR Notice shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense actually incurred by any Agent or any Lender (excluding loss of anticipated profits) as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of an Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest or demonstrable error. Borrowers shall pay such amount to such Agent or such Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agents shall at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that in the event that an Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) US Borrowers shall have not more than 7 LIBOR Rate Loans in effect at any given time. US Borrowers only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000. Canadian Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Canadian Borrower only may exercise the LIBOR Option for proposed LIBOR Rate Loans of at least Cdn$500,000.

(c) Conversion. Subject to Section 2.13(b)(i), Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by the applicable Agent of proceeds of Borrowers’ and their Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agents and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13 (b)(ii).

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by the applicable Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law (other than changes in laws relative to Taxes, which shall be governed by Section 16) occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give US Borrowers or Canadian Borrower, as applicable, and US Agent or Canadian Agent, as applicable, notice of such a determination and adjustment and such Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, such Borrowers may, by notice to such affected Lender (y) require such Lender to furnish to such Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to US Agent or Canadian Agent, as applicable, and US Borrowers or Canadian Borrower, as applicable, and such Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) such Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither any Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.14. Capital Requirements.

(a) If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify US Borrowers or Canadian Borrower, as applicable, and US Agent or Canadian Agent, as applicable, thereof; provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in law or compliance requirement enacted after the Closing Date regardless of the date actually enacted, adopted or issued. Following receipt of such notice, the applicable Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies the applicable Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests additional or increased costs referred to in Section 2.13(d)(i) or amounts under Section 2.14(a) or sends a notice under Section 2.13(d)(ii) relative to changed circumstances (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.13(d)(i) or Section 2.14(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.13(d)(i) or Section 2.14(a), as applicable, or to enable Borrowers to obtain LIBOR

Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.13(d)(i) or Section 2.14(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.13(d)(i) or Section 2.14(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may seek a substitute Lender reasonably acceptable to US Agent or Canadian Agent, as applicable, to purchase the Obligations owed to such Affected Lender and such Affected Lender’s Commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and Commitments, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement. In connection with the arrangement of a Replacement Lender hereunder, the Affected Lender shall have no right to refuse to be replaced hereunder (subject to the above), and agrees to execute and deliver a completed form of Assignment and Acceptance (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, including, without limitation, pursuant to Section 2.13(d)(i) and/or Section 2.14(a) and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit).

2.15. Joint and Several Liability of US Borrowers.

(a) Each US Borrower is accepting joint and several liability hereunder and under the other Loan Documents with the other US Borrowers in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each US Borrower and in consideration of the undertakings of the other US Borrowers to accept joint and several liability for the Obligations.

(b) Each US Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrowers, with respect to the payment and performance of all of the US Obligations (including any US Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the US Obligations shall be the joint and several obligations of each US Borrower without preferences or distinction among them.

(c) If and to the extent that any US Borrower shall fail to make any payment with respect to any of the US Obligations as and when due or to perform any of the US Obligations in accordance with the terms thereof, then in each such event the other US Borrowers will make such payment with respect to, or perform, such US Obligation until such time as all of the US Obligations are paid in full.

(d) The US Obligations of each US Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse US Obligations of each US Borrower enforceable against each US Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each US Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agents or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each US Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agents or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agents or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each US Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each US Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each US Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The US Obligations of each US Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

(f) Each US Borrower represents and warrants to Agents and Lenders that such US Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each US Borrower further represents and warrants to Agent and Lenders that such US Borrower has read and understands the terms and conditions of the Loan Documents. Each US Borrower hereby covenants that such US Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.15 are made for the benefit of each Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all US Borrowers as often as occasion therefor may arise and without requirement on the part of any Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

2.16. Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest payable by Canadian Borrower in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada and the federal laws of Canada:

(a) whenever interest payable by Canadian Borrower is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation;

(b) in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by Canadian Borrower to any Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Agents, Lenders and Canadian Borrower and the amount of such payment or collection shall be refunded by the applicable Agent and Lenders to Canadian Borrower. For the purposes of this Agreement and each other Loan Document to which Canadian Borrower is a party, the effective annual rate of interest payable by Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by Canadian Agent for the account of Canadian Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary;

(c) all calculations of interest payable by Canadian Borrower under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest; and

(d) any provision of this Agreement that would oblige Canadian Borrower to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to Canadian Borrower, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

2.17. Currencies.

All US Obligations shall be paid in Dollars (except for any US Obligations consisting of a Guaranty that provides for the payment in another currency). All Canadian Obligations shall be paid in Canadian Dollars (except for any Canadian Obligations consisting of a Guaranty that provides for the payment in another currency).

3.	CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Initial Extension of Credit.

The effectiveness of this Agreement is subject to the fulfillment, to the satisfaction of each Agent and each Lender (or waiver by each Agent and each Lender), of each of the conditions precedent set forth on Schedule 3.1.

3.2. Conditions Precedent to all Extensions of Credit.

The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of each Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

(c) if the aggregate Dollar Equivalent amount of the sum of US Revolver Usage and Canadian Revolver Usage is greater than $200,000,000 (or would be greater than $200,000,000 upon giving effect to such extension of credit), Administrative Borrower shall have delivered a certificate to each Agent, in form and substance reasonably satisfactory to each

Agent, executed by the chief executive officer or chief financial officer of Administrative Borrower and certifying to each Agent that such extension of credit in excess of $200,000,000 is permitted under the Senior Note Debt Documents.

3.3. Maturity.

This Agreement shall continue in full force and effect for a term ending on October 1, 2016 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice to any Borrower upon the occurrence and during the continuation of an Event of Default.

3.4. Effect of Maturity.

On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agents’ Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, each Agent will, at Borrowers’ sole expense, execute and deliver any possessory collateral held in connection herewith or any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably requested to release, as of record, such Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5. Early Termination by Borrowers.

Borrowers have the option, at any time upon 10 Business Days prior written notice to each Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to the Agents all of the Obligations in full.

4.	REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1. Organization and Qualification.

Such Borrower and each of its Subsidiaries (i) is a corporation or limited liability company duly organized, validly existing and in good standing (or in each case, its equivalent, to the extent such concept is applicable to its respective jurisdiction) under the laws of the state or other jurisdiction of its organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified would reasonably be expected to cause a Material Adverse Change. Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which each Loan Party is qualified to do business as a foreign corporation or foreign limited liability company as of the Closing Date.

4.2. Solvency.

The fair saleable value of such Borrower’s assets exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. Such Borrower (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged or (ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Agreement and by the other Loan Documents, debts beyond its ability to pay such debts as they become due.

4.3. Liens; Inventory.

There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Permitted Liens. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Loan Documents constitute and shall at all times constitute valid and enforceable first, prior and perfected Liens on the Collateral (other than Permitted Liens), to the full extent such Collateral may be perfected by the proper filing of such financing statements and proper recordation of such other applicable documents. The Loan Parties are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein (subject to Section 6.12 herein), free and clear of any and all Liens in favor of third parties, except Permitted Liens.

4.4. No Conflict.

The execution and delivery by such Borrower of this Agreement and by the other Loan Parties of each of the other Loan Documents executed and delivered in connection herewith and the performance of the obligations of such Loan Party hereunder and thereunder, as applicable, and the consummation by such Loan Party of the transactions contemplated hereby and thereby: (i) are within the corporate or other organizational, as the case may be, powers of such Loan Party; (ii) are duly authorized by the board of directors or similar managing body of such Loan Party; (iii) are not in contravention of the terms of (A) the organizational documents of such Loan Party, (B) any indenture, contract, lease, agreement instrument or other commitment to which such Loan Party is a party or by which such Loan Party or any of its properties are bound (except to the extent such contravention would not reasonably be expected to cause a Material Adverse Change), or (C) the Senior Note Indenture; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect, and except to the extent the failure to obtain such consent, registration or approval (from a non-Government Authority) would not reasonably be expected to cause a Material Adverse Change); (v) do not contravene in any material respect any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon such Loan Party; and (vi) will not, except as contemplated herein for the benefit of the Agents on behalf of the Lenders, result in the imposition of any Liens upon any property of such Loan Party under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which such Loan Party is a party or by which it or any of its property may be bound or affected.

4.5. Enforceability.

The Agreement and all of the other Loan Documents, as applicable, are the legal, valid and binding obligations of each Loan Party party thereto, and with respect to those Loan Documents executed and delivered by any other Subsidiary, of each such other Subsidiary, and are enforceable against such Loan Party and such other Subsidiaries, as the case may be, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.6. Financial Data; Projections; Material Adverse Change.

The Borrowers have furnished to the Lenders the following financial statements (the “Financials”) and the Projections referenced below: (i) the consolidated balance sheet of Coleman Cable and its Subsidiaries as of, and consolidated statements of income, retained earnings and changes in financial position for the fiscal year ended December 31, 2010 audited by independent certified public accountants, (ii) the unaudited consolidated balance sheet of the Coleman Cable and its Subsidiaries as of, and consolidated statement of income, retained earnings and changes in financial position for the period ending May 31, 2011 certified by the chief executive officer and chief financial officer of Coleman Cable, and (iii) monthly financial and operational projections for each month during the first year following the Closing Date and yearly financial and operational projections for the four subsequent years (the “Projections”). The Financials are and the historical financial statements to be furnished to the Lenders in accordance with Section 5.1 below will be in accordance with the books and records of Coleman Cable and fairly present the financial condition of each of the Loan Parties at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved. The

Projections have been prepared in good faith based on reasonable assumptions at the time made (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries and that actual results may differ materially from such Projections).

4.7. Locations of Offices, Records and Inventory.

The Loan Parties’ states or other jurisdictions of domicile, principal places of business and chief executive offices are set forth in Schedule 4.7, and the books and records of the Loan Parties and all chattel paper and all records of accounts are located at the principal places of business and chief executive offices of the Loan Parties. There is no jurisdiction in which any Loan Party has any Collateral (except for vehicles, Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons, vehicles and equipment out for repair or immaterial quantities of assets, equipment or Inventory with an aggregate book value of less than $1,000,000) other than those jurisdictions listed on Schedule 4.7. Schedule 4.7 is a true, correct and complete list of (i) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored (other than Inventory with an aggregate book value of less than $1,000,000), (ii) the address of the chief executive offices of the Loan Parties and (iii) the address of all offices where records and books of account of the Loan Parties are kept.

4.8. [Intentionally Omitted].

4.9. Subsidiaries.

The only direct or indirect Subsidiaries of Coleman Cable are those listed on Schedule 4.9. The Persons identified on Schedule 4.9 are the record and beneficial owner of all of the shares of capital Stock of each of the Loan Parties listed on Schedule 4.9 as being owned thereby and, except as set forth in Schedule 4.9, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of any of such Persons are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital Stock of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its capital Stock or securities convertible into or exchangeable for such shares. All of such shares are owned by such Persons free and clear of any Liens other than Permitted Liens.

4.10. No Judgments or Litigation.

Except as set forth on Schedule 4.10, no judgments, orders, writs or decrees are outstanding against any Loan Party or any of its Subsidiaries nor is there now pending or, to the best of such Loan Party’s knowledge, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against such Loan Party or any of its Subsidiaries except judgments and pending or threatened litigation, contested claims, investigations, arbitrations and governmental proceedings which would not reasonably be expected to cause a Material Adverse Change.

4.11. No Defaults.

Neither any Loan Party nor any of its Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which default would be reasonably expected to cause a Material Adverse Change. No Loan Party knows of any dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which would reasonably be expected to cause a Material Adverse Change.

4.12. No Employee Disputes.

Except as set forth in Schedule 4.20, there are no applications, claims, complaints or proceedings pending or, to the best of any Loan Party’s knowledge, threatened between such Loan Party or any of its Subsidiaries and any of their respective employees, other than those arising in the ordinary course of business which would not, in the aggregate, reasonably be expected to cause a Material Adverse Change.

4.13. Compliance with Law.

No Loan Party nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state, provincial or local government, or any other Governmental Authority or any self-regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not reasonably be expected to cause a Material Adverse Change. The conduct of the business of each Loan Party and each of its Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state, provincial and local governmental and regulatory requirements and requirements of any self-regulatory organizations, except where such non-conformities would not reasonably be expected to cause a Material Adverse Change. No Loan Party nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and no Loan Party nor any of its Subsidiaries has any reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation would reasonably be expected to cause a Material Adverse Change.

4.14. ERISA.

No Loan Party nor any of their Subsidiaries or ERISA Affiliates maintains or contributes to any Benefit Plan other than those listed on Schedule 4.14. Except as disclosed in Schedule 4.14, each Benefit Plan has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the IRC applicable thereto, including without limitation the applicable minimum funding standards of IRC Sections 412 and 430. Each Loan Party, each of its Subsidiaries and each of its ERISA Affiliates has fulfilled all obligations related to the minimum funding standards of ERISA and the IRC for each Benefit Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the IRC and has not incurred any liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred nor has any other event occurred that may result in such a Termination Event. Except as disclosed in Schedule 4.14, to the best of each Loan Parties’ knowledge, no event or events have occurred in connection with a Benefit Plan which would cause any Loan Party or any of its Subsidiaries or ERISA Affiliates, any fiduciary of a Benefit Plan or any Benefit Plan, directly or indirectly, to be subject to any material liability, individually or in the aggregate, under ERISA, the IRC or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation (other than routine liability for benefits or premium payments) or pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

4.15. Compliance with Environmental Laws.

(a) The operations of each Loan Party and each of its Subsidiaries comply with all applicable federal, provincial, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines and (b) none of the operations of each Loan Party or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, provincial, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines, except where the failure to so comply or such violation would not reasonably be expected to cause a Material Adverse Change. Except as disclosed on Schedule 4.15, to the best of each Loan Parties’ knowledge, none of the operations of such Loan Party or any of its Subsidiaries is the subject of any federal, provincial, or state investigation evaluating whether such Loan Party or any of its Subsidiaries disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal, provincial, or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, in any case that would reasonably be expected to cause a Material Adverse Change. Except as disclosed on Schedule 4.15, no Loan Party nor any of its Subsidiaries has filed any notice under any federal, provincial, or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, in any case that would reasonably be expected to cause a Material Adverse Change. Except as disclosed on Schedule 4.15, no Loan Party nor any of its Subsidiaries have any contingent liability of which such Loan Party has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has such Loan Party or any of its Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment, in any case that would reasonably be expected to cause a Material Adverse Change.

4.16. [Intentionally Omitted].

4.17. Intellectual Property.

Each Loan Party and each of its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, tradenames, industrial designs or any other form of intellectual property and registrations or applications therefor necessary and material to conduct its business as heretofore conducted by it. Schedule 4.17 sets forth (a) all of the federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of such Loan Party and its Subsidiaries, and all pending applications for any such registrations, (b) all of the federal and foreign registrations of patents and copyrights of such Loan Party and its Subsidiaries and all pending applications therefor and (c) all other material trademarks, service marks and other marks, trade names and other trade rights used by such Loan Party or any of its Subsidiaries in connection with their businesses (collectively, the “Proprietary Rights”). Such Loan Parties and their Subsidiaries are collectively the owners of each of the trademarks listed on Schedule 4.17 as indicated on such schedule, and, no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. The Proprietary Rights listed on Schedule 4.17 are all those necessary for the conduct of the businesses of such Loan Party and its Subsidiaries. Except as disclosed on Schedule 4.17, no person has a right to receive any royalty or similar payment in respect of any Proprietary Rights necessary for the conduct of the business of the Loan Parties pursuant to any contractual arrangements entered into by such Loan Party, or any of its Subsidiaries and no person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as disclosed on Schedule 4.17. Neither such Loan Party nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights necessary for the conduct of the business of the Loan Parties to any other person, except as disclosed on Schedule 4.17. To the best of the Loan Parties’ knowledge, the use of each of the Proprietary Rights by such Loan Party and its Subsidiaries is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by such Loan Party or any of its Subsidiaries that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights, other than in each case as would not reasonably be expected to cause a Material Adverse Change. Neither such Loan Party nor any of its Subsidiaries have given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of such Loan Party’s knowledge, no Person is infringing on any of the Proprietary Rights, other than in each case as would not reasonably be expected to cause a Material Adverse Change. All of the Proprietary Rights necessary for the conduct of the business of the Loan Parties of such Loan Party and its Subsidiaries are valid and enforceable rights of such Loan Party and its Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby.

4.18. Licenses and Permits.

Each Loan Party and each of its Subsidiaries have obtained and hold in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of their businesses as presently conducted and as proposed to be conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change. Neither any such Loan Party nor any of its Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which would not reasonably be expected to cause a Material Adverse Change.

4.19. Title to Property.

Each Loan Party has (i) good, sufficient and legal title to or valid leasehold interests in all of its real property, including, without limitation, the Real Property (all such real property and the nature of such Loan Party’s interest therein is disclosed on Schedule 4.19, as it may be updated from time to time pursuant to Section 5.9), and (ii) good and marketable title to all of its other property (including without limitation, all real and other property in each case as reflected in the Financial Statements delivered to the US Agent hereunder), other than, with respect to properties described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Agreement since the date of the most recent audited consolidated balance sheet of Coleman Cable, and in each case subject to no Liens other than Permitted Liens. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession of all its real property (except, in the case of any Real Property, for easements, rights of way, covenants, conditions, zoning restrictions, and minor defects of title that do not interfere with the ability of the Loan Parties, taken as a whole, to conduct the business as currently conducted), including, without limitation, the Real Property, and there is no pending or, to the best of their knowledge, threatened condemnation proceeding relating to any such real property. No lease of any Real Property by any Loan Party contains provisions which would reasonably be expected to cause a Material Adverse Change. No material default exists under any lease of any Real Property by any Loan Party.

4.20. Labor Matters.

No Loan Party nor any of its Subsidiaries is engaged in any unfair labor practice. Except as disclosed in Schedule 4.20, no Loan Party or any of its Subsidiaries is a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or association in respect of or affecting its employees, including, without limitation, its Canadian Employees. Except as set forth in Schedule 4.20, there is (a) no material unfair labor practice complaint pending against any Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, threatened against any of them, before the National Labor Relations Board, and no grievance, complaint, inquiry arbitration or other proceeding arising out of or under collective bargaining agreements or under any statute related to its employees, including, without limitation, any Canadian Employees, or the termination thereof, that would reasonably be expected to cause a Material Adverse Change is so pending against any Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, threatened against any of them, (b) no pending complaint, inquiry or other investigation by any regulatory or other administrative authority or agency with regard to or in relation to any employee, including, without limitation, any Canadian Employee, or the termination thereof that would reasonably be expected to cause a Material Adverse Change; (c) no strike, labor dispute, slowdown or stoppage pending against any Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, threatened against any of them, and (d) no pending union representation application with respect to the employees of any Loan Party or any Subsidiaries and, to the best knowledge of any Loan Party, no union organizing activities.

4.21. Investment Company, Etc.

No Loan Party nor any of its Subsidiaries is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment

Company Act of 1940, as amended, or (b) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

4.22. Margin Security.

No Borrower owns any margin stock and no portion of the proceeds of any Advances or Letters of Credit shall be used by the Borrowers for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation U, T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement.

4.23. [Intentionally Omitted].

4.24. Taxes and Tax Returns.

Each Loan Party has filed, or caused to be filed, all material tax returns (federal, state, provincial, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) that are not yet delinquent or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. None of the Loan Parties is aware of any proposed material tax assessments against it or any other Loan Party.

4.25. [Intentionally Omitted].

4.26. Status of Accounts.

Each Eligible Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by a Loan Party in the ordinary course of its business; the Goods and Inventory being sold and the Eligible Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Liens; and each Loan Party’s customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra that would reasonably be expected to cause, when aggregated with any such other disputes, offsets, defenses, counterclaims or contras, a Material Adverse Change. Each Borrower, on behalf of itself and the Loan Parties, confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Eligible Accounts or the Goods relating thereto, are its sole responsibility and that same will be paid by such Loan Party when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Eligible Accounts in violation of this Agreement.

4.27. [Intentionally Omitted].

4.28. Material Contracts.

Schedule 4.28 sets forth a true, correct and complete list of all the Material Contracts currently in effect on the Closing Date. None of the Material Contracts contains provisions the performance or nonperformance of which would reasonably be expected to cause a Material Adverse Change. All of the Material Contracts are in full force and effect, and no defaults currently exist thereunder, except for defaults which, either individually or in the aggregate, would not reasonably be expected to cause a Material Adverse Change.

4.29. Survival of Representations.

All representations made by each Loan Party in this Agreement and in any other Loan Document shall survive the execution and delivery hereof and thereof.

4.30. [Intentionally Omitted].

4.31. [Intentionally Omitted].

4.32. [Intentionally Omitted].

4.33. Accuracy and Completeness of Information.

All factual information (taken as a whole (other than materials marked as drafts or forward looking information and projections and information of a general economic nature and general information about Borrowers’ industry) heretofore, contemporaneously or hereafter furnished by or on behalf of the Loan Parties or any of their respective Subsidiaries in writing to either Agent, any Lender, or the Independent Accountant for purposes of or in connection with this Agreement or any Loan Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. There is no fact now known to any officer of any Loan Party or any of its Subsidiaries which would have a Material Adverse Change which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by any Loan Party to either Agent.

4.34. Anti-Terrorism Laws.

(a) General. None of the Loan Parties nor to their knowledge any of their Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law. Without limiting the forgoing, no Loan Party or any of their Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and no Loan Party or any of their Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (c) the Proceeds of Crime (Money Laundering) and Terrorist Financial Act (Canada).

(b) Executive Order No. 13224. None of the Loan Parties nor to their knowledge any of their Affiliates is any of the following (each a “Blocked Person”):

(i) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iii) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(iv) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(v) a Person or entity who is affiliated with a Person or entity listed above.

(c) None of the Loan Parties nor to their knowledge any of their Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

4.35. Deposit Accounts.

As of the Closing Date, none of the Loan Parties has any Deposit Account or Securities Accounts at any bank or other financial institution that is not described on Schedule 4.35 and Schedule 4.35 accurately sets forth the purpose for which each such Deposit Account is maintained.

4.36. [Intentionally Omitted].

4.37. [Intentionally Omitted].

4.38. [Intentionally Omitted].

4.39. Compliance with OFAC Rules and Regulations.

None of the Borrowers, Guarantors or their Subsidiaries or to their knowledge, their respective Affiliates (a) is a Sanctioned Person, (b) has more than 15% of its assets in Sanctioned Countries, or (c) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

4.40. Compliance with FCPA.

Each of the Borrowers and Guarantors and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Borrowers, Guarantors or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Borrower, Guarantor or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

4.41. Canadian Employee Benefits.

(a) Except as set forth in Schedule 4.41, any overtime pay, vacation pay, premiums for unemployment insurance, health and welfare insurance premiums, accrued wages, salaries and commissions and severance pay have been fully paid by each Canadian Loan Party, will be paid when due, or, in the case of accrued unpaid overtime pay or accrued unpaid vacation pay for Canadian Employees, has been accurately accounted for in the books and records of each Canadian Loan Party.

(b) Schedule 4.41 lists all the Canadian Employee Plans including all Canadian Pension Plans (including the registration number) applicable to the Canadian Employees of each Canadian Loan Party in respect of employment in Canada and which are currently maintained or sponsored by a Canadian Loan Party or to which a Canadian Loan Party contributes or has an obligation to contribute, except, for greater certainty, any statutory plans to which a Canadian Loan Party is obligated to contribute or comply with under applicable law. None of the Canadian Pension Plans contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada) and no Canadian Loan Party sponsors, maintains or administers or, at any point in the last 10 years, has ever sponsored, maintained or administered a “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada) which is a defined benefit pension plan or contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada). The Canadian Pension Plans are duly registered under the Income Tax Act (Canada), the Canadian Employee Benefits Legislation and any other applicable laws which require registration and no event has occurred which would reasonably be expected to cause the loss of such registered status. The Canadian Pension Plans have each been administered, funded and invested in material compliance with the terms of the particular plan, all applicable laws, including, where applicable, the Income Tax Act (Canada), the Canadian Employee Benefits Legislation and the terms of all applicable collective bargaining agreements, employment contracts and funding agreements.

(c) To the best knowledge of each Canadian Loan Party, no improvements to any Canadian Employee Plan (including, for greater certainty any Canadian Pension Plan) have been promised, except such improvements as are described in the collective bargaining agreements listed in Schedule 4.41, and no amendments or improvements to a Canadian Employee Plan (including, for greater certainty any Canadian Pension Plan) will be made or promised by any Canadian Loan Party before the closing date.

(d) Except for the Canadian Pension Plans or as otherwise disclosed in Schedule 4.41, no Canadian Loan Party provides benefits to retired Canadian Employees or to beneficiaries or dependents of retired Canadian Employees.

(e) There are no outstanding defaults or violations by any party to any Canadian Employee Plan (including, for greater certainty any Canadian Pension Plan) and no taxes, penalties or fees are owing or exigible under any of the Canadian Employee Plans, except which would not reasonably be expected to cause a Material Adverse Change. To the best knowledge of each Canadian Loan Party, no fact or circumstance exists that could adversely affect the tax-exempt status of a Canadian Pension Plan or Canadian Employee Plan.

(f) All contributions (including, where applicable, “normal cost”, “special payments” and any other payment in respect of any funding deficiencies or shortfalls), assessments, premiums, fees, taxes, penalties or fines in relation to the Canadian Employees have been duly paid, withheld or remitted and there is no outstanding liability of any kind in relation to the employment of the Canadian Employees or the termination of employment of any Canadian Employee. No Lien has arisen or exists, choate or inchoate, in respect of a Canadian Loan Party or its property in connection with any Canadian Pension Plan. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or Canadian Employee Plans, except which could not reasonably be expected to result in a Material Adverse Change.

(g) Each Canadian Loan Party is in material compliance with all applicable requirements of Canadian Employee Benefits Legislation and health and safety, workers compensation, employment standards, labour relations, health insurance, employment insurance, protection of personal information, human rights laws and any Canadian federal, provincial or local counterparts or equivalents as amended from time to time.

(h) No Canadian Loan Party has taken any action or intends to take any action to cause the wind-up, in whole or in part, of any Canadian Pension Plan. Each Canadian Loan Party is of the opinion, acting reasonably, that no circumstances exist or are expected to arise that would provide any basis for the Superintendent under the Canadian Employee Benefits Legislation or any other pension plan regulator under any applicable pension standards legislation to take steps to cause the wind-up, in whole or in part, of any Canadian Pension Plan and no Canadian Loan Party has received or is aware of any notice or other communication from the Superintendent under the Canadian Employee Benefits Legislation or any other pension plan regulator under any applicable pension standards legislation that indicates that the Superintendent or regulator intends to order the wind-up, in whole or in part, of any Canadian Pension Plan.

4.42. Obligations Constitute Permitted Indebtedness.

The Obligations constitute permitted indebtedness under the Senior Note Indenture.

4.43. Withholdings and Remittances.

Each Canadian Loan Party has remitted all Canada Pension Plan contributions, provincial pension plan contributions, workers’ compensation assessments, employment insurance premiums, employee health premiums, municipal real estate taxes and other taxes payable under applicable law by them, and, furthermore, have withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law to be withheld, including without limitation all payroll deductions required to be withheld and has remitted such amounts to the proper governmental authority within the time required under applicable law.

5.	AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1. Financial Information.

Coleman Cable will furnish to the Agents and the Lenders the following information within the following time periods:

(a) within 120 days after the close of the fiscal year of Coleman Cable, (i) the audited consolidated and consolidating balance sheets and statements of income and retained earnings and of changes in cash flow of Coleman Cable and its Subsidiaries, for such year, each in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and opinion of Deloitte & Touche LLP or other nationally recognized accounting firm (which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like assumption, qualification or exception or any assumption, qualification or exception as to the scope of the audit) or other Independent Accountant selected by Coleman Cable and reasonably satisfactory to Agents and (ii) a divisional operating income analysis for such year, in reasonable detail, setting forth in comparative form the corresponding analysis for the preceding year, prepared by Coleman Cable. The delivery by electronic mail or other form of electronic distribution reasonably satisfactory to the Agents of a Form 10-K as filed with the SEC within 90 days after the end of such fiscal year shall be deemed to satisfy all of the requirements contained in this Section 5.1(a);

(b) within 50 days after the end of each fiscal quarter of Coleman Cable other than the final fiscal quarter, unaudited consolidated financial statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year and to the figures set forth in the business plan provided pursuant to Section 5.1(i) for the comparable period, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes) and certified by both the chief financial officer and the chief executive officer of Coleman Cable. The delivery by electronic mail or other form of electronic distribution reasonably satisfactory to the US Agent of a Form 10-Q as filed with the SEC within 45 days after the end of such fiscal quarter shall be deemed to satisfy all of the requirements contained in this Section 5.1(b);

(c) within 30 days after the end of each fiscal month of Coleman Cable other than the final month of each fiscal quarter, unaudited consolidated and consolidating financial statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year and to the figures set forth in the business plan provided pursuant to Section 5.1(i) for the comparable period, prepared in accordance with GAAP (except that such monthly statements need not include footnotes);

(d) at the time of delivery of each quarterly and annual statement, a Compliance Certificate signed by both the chief financial officer and the chief executive officer of Coleman Cable stating that both signing officers have caused this Agreement to be reviewed and have no knowledge of any Default or Event of Default, during such quarter or at the end of such year, or, if such officer has such knowledge, specifying each Default or Event of Default and the nature thereof, and showing compliance by Coleman Cable as of the date of such statement with the financial covenant set forth in Section 7;

(e) not later than 12:00 noon (Chicago time) on the 15th day of each month (or if such day is not a Business Day, then on the next succeeding Business Day), a US Borrowing Base Certificate, duly completed and certified by the Administrative Borrower’s chief financial officer or a person designated by the chief financial officer, detailing the US Borrowers’ US Eligible Accounts as of the last day of the immediately preceding month and US Eligible Inventory as of the most recent date of determination which shall be determined not less frequently than monthly. In addition, on the 15th day of each month (or if such day is not a Business Day, then on the next succeeding Business Day), Coleman Cable shall furnish a written report to US Agent and the Lenders setting forth, in each case with respect to Accounts and Inventory of the US Borrowers, (i) the accounts receivable aged trial balance at the immediately preceding month end for each account debtor, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over 60 days past due, and which Accounts are up to 30, 30 to 60, 60 to 90, 90 to 120 days and over 120 days past their invoice date, and shall list the names and addresses of all applicable account debtors, (ii) an accounts payable aged trial balance at the immediately preceding month end for each account creditor, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over 60 days past due and shall list the names and addresses of all applicable account creditors), (iii) a schedule of Inventory owned by each US Borrower by location and category; and (iv) an accounts receivable aged trial balance at the immediately preceding month end for each account debtor that pays through a Buying Association, organized and listed by Buying

Association, and aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over 60 days past due, and which Accounts are up to 30, 30 to 60, 60 to 90, 90 to 120 days and over 120 days past their invoice date, and shall list the names and addresses of all applicable account debtors, such information to be presented by individual account debtor and by Buying Association (aggregated for all account debtors which are members of a single Buying Association). The US Agent may, but shall not be required to, rely on each US Borrowing Base Certificate delivered hereunder as accurately setting forth the available US Borrowing Base for all purposes of this Agreement until such time as a new US Borrowing Base Certificate is delivered to the US Agent in accordance herewith. Notwithstanding the foregoing, each of the certificates, reports and schedules required to be delivered under this clause (e) on a monthly basis shall be delivered, as determined by US Agent or as directed by Required Lenders, on a weekly basis within 2 Business Days after the end of each such week at all times after Excess Availability is less than $25,000,000 for a period of 5 consecutive Business Days (provided, that, delivery of such certificates, reports and schedules shall return to a monthly basis if Excess Availability is greater than $25,000,000 for 60 consecutive days);

(f) not later than 12:00 noon (Chicago time) on the 15th day of each month (or if such day is not a Business Day, then on the next succeeding Business Day), a Canadian Borrowing Base Certificate, duly completed and certified by the Canadian Borrower’s chief financial officer or a person designated by the chief financial officer, detailing the Canadian Borrower’s Canadian Eligible Accounts as of the last day of the immediately preceding month and Canadian Eligible Inventory as of the most recent date of determination which shall be determined not less frequently than monthly. In addition, on the 15th day of each month (or if such day is not a Business Day, then on the next succeeding Business Day), Canadian Borrower shall furnish a written report to Canadian Agent and the Lenders setting forth, in each case with respect to Accounts and Inventory of the Canadian Borrower, (i) the accounts receivable aged trial balance at the immediately preceding month end for each account debtor, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over 60 days past due, and which Accounts are up to 30, 30 to 60, 60 to 90, 90 to 120 days and over 120 days past their invoice date, and shall list the names and addresses of all applicable account debtors, (ii) an accounts payable aged trial balance at the immediately preceding month end for each account creditor, aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over 60 days past due and shall list the names and addresses of all applicable account creditors), (iii) a schedule of Inventory owned by Canadian Borrower by location and category; and (iv) an accounts receivable aged trial balance at the immediately preceding month end for each account debtor that pays through a Buying Association, organized and listed by Buying Association, and aged by due date, which aging reports shall indicate which Accounts are current, up to 30, 30 to 60 and over 60 days past due, and which Accounts are up to 30, 30 to 60, 60 to 90, 90 to 120 days and over 120 days past their invoice date, and shall list the names and addresses of all applicable account debtors, such information to be presented by individual account debtor and by Buying Association (aggregated for all account debtors which are members of a single Buying Association). The Canadian Agent may, but shall not be required to, rely on each Canadian Borrowing Base Certificate delivered hereunder as accurately setting forth the available Canadian Borrowing Base for all purposes of this Agreement until such time as a new Canadian Borrowing Base Certificate is delivered to the Canadian Agent in accordance herewith. Notwithstanding the foregoing, each of the certificates, reports and schedules required to be delivered under this clause (f) on a monthly basis shall be delivered, as determined by Canadian Agent or as directed by Required Lenders, on a weekly basis within 2 Business Days after the end of each such week at all times after Excess Availability is less than $25,000,000 for a period of 5 consecutive Business Days (provided, that, delivery of such certificates, reports and schedules shall return to a monthly basis if Excess Availability is greater than $25,000,000 for 60 consecutive days);

(g) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to Coleman Cable by its Independent Accountant in connection with any annual or interim audit of the books of Coleman Cable made by such accountants;

(h) as soon as practicable but, in any event, within 10 Business Days after the issuance thereof, copies of such other financial statements and reports as Coleman Cable shall send to its stockholders as such, and copies of all regular and periodic reports which Coleman Cable may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding Governmental Authority;

(i) no later than 60 days after the beginning of each fiscal year during which this Agreement is in effect, a business plan for the immediately succeeding fiscal year of Coleman Cable which includes a projected consolidated balance sheet and statement of income for such fiscal year, a projected consolidated statement of cash flows for such fiscal year, in each case, prepared on a monthly basis for such fiscal year;

(j) upon the request of either Agent, promptly upon receipt thereof, copies of all notices delivered to any Loan Party or sent by or on behalf of any Loan Party with respect to the Senior Note Debt (2010), including, without limitation, any notice of default and all reports required by and/or delivered to the holders of the Senior Notes (2010) (the Loan Parties expressly agreeing to furnish all such notices by telecopy or electronic transmission);

(k) promptly and in any event within 2 Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Administrative Borrower specifying the nature thereof and the Loan Parties’ proposed response thereto, each in reasonable detail;

(l) promptly and in any event within 15 days after the end of each fiscal quarter, a certificate setting for the Quarterly Excess Availability Calculation, duly completed and certified by Administrative Borrower’s chief financial officer or a person designated by the chief financial officer; and

(m) with reasonable promptness, such other data as either Agent may reasonably request.

Documents required to be delivered pursuant to this Section 5.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which any Borrower posts such documents, or provides a link thereto on Borrowers’ website on the Internet at the website address listed on Schedule 5.1 and notifies the Agents that such documents are available (which shall include notification via website subscription); or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Agents have access (whether a commercial, third-party website or whether sponsored by the Agents) and Agents receive notification that such documents are available; provided, that the Borrowers shall deliver paper copies of such documents to either Agent or any Lender upon its request to the Administrative Borrower to deliver such paper copies. Notwithstanding anything contained in this paragraph to the contrary, in every instance the Borrowers shall be required to provide copies of the Compliance Certificates electronically or otherwise in a manner reasonably satisfactory to the Agents. The Agents shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrowers with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

5.2. Inventory.

(a) Upon the request of the US Agent after the occurrence and during the continuance of an Event of Default, the US Loan Parties will provide to the US Agent written statements listing items of Inventory of the US Loan Parties in reasonable detail as requested by the US Agent. The US Loan Parties conduct cycle counts of Inventory from time to time and will conduct at least annually a physical count of any Inventory for which perpetual inventory with cycle-counting adjustments is not maintained. The US Loan Parties will permit US Agent or its representative to observe any such count and shall furnish a copy of such count promptly to the US Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided that the US Loan Parties will conduct such a physical count or cycle count at such other times and as of such dates as the US Agent shall reasonably request, not to exceed, in the case of a physical count, one (1) per calendar year or, after the occurrence and during the continuance of an Event of Default, as often as requested by the US Agent.

(b) Upon the request of the Canadian Agent after the occurrence and during the continuance of an Event of Default, the Canadian Loan Parties will provide to the Canadian Agent written statements listing items of Inventory of the Canadian Loan Parties in reasonable detail as requested by the Canadian Agent. The Canadian Loan Parties conduct cycle counts of Inventory from time to time and will conduct at least annually a physical count of any Inventory for which perpetual inventory with cycle-counting adjustments is not maintained. The Canadian Loan Parties will permit Canadian Agent or its representative to observe any such count and shall furnish a copy of such count promptly to the Canadian Agent accompanied by a report of the value (valued at FIFO) of such Inventory; provided that the Canadian Loan Parties will conduct such a physical count or cycle count at such other times and as of such dates as the Canadian Agent shall reasonably request, not to exceed, in the case of a physical count, one (1) per calendar year or, after the occurrence and during the continuance of an Event of Default, as often as requested by the US Agent.

5.3. Corporate Existence.

Each Loan Party and each of its Subsidiaries (a) will, subject to Section 6.4, maintain their current corporate or other organizational existence, will maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks and qualifications to do business, (b) will obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of their businesses, (c) will continue in, and limit their operations to, substantially the same general lines of business as presently conducted by Coleman Cable and its Subsidiaries, and business activities reasonably related, ancillary or complementary thereto and (d) will comply with all applicable laws and regulations of any federal, state, provincial or local Governmental Authority, except where noncompliance of clauses (a) (solely with respect to maintaining all material licenses, bonds, franchises, leases, trademarks and qualifications to do business), (b) and (d) hereof would not reasonably be expected to cause a Material Adverse Change. Notwithstanding the foregoing, the following shall be expressly permitted: (i) the dissolution, liquidation or winding up of any Subsidiary of Coleman Cable that is not a Loan Party; and (ii) upon prior written notice to the US Agent, the dissolution, liquidation or winding up of any Loan Party (other than Coleman Cable); provided that the assets of any such Loan Party shall be transferred to another Loan Party.

5.4. ERISA.

Each Loan Party will deliver to the US Agent, at such Loan Party’ expense, the following information at the times specified below:

(a) Promptly after any Loan Party or any of its Subsidiaries or ERISA Affiliates knows that a Termination Event has occurred, a written statement describing such Termination Event and the action, if any, which such Loan Party or other such entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by any Governmental Authority (including, without limitation, the Internal Revenue Service, Department of Labor or PBGC) with respect thereto;

(b) Promptly after any Loan Party or any of its Subsidiaries or ERISA Affiliates knows that a prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the IRC) for which a statutory, private or class exemption is not available has occurred, a statement describing such transaction and the action which such Loan Party or other such entities have taken, are taking or propose to take with respect thereto;

(c) Upon request of US Agent, copies of each annual report (form 5500 series), including all schedules and attachments thereto, filed with respect to each Benefit Plan;

(d) Upon request of US Agent, and following receipt by any Loan Party or any of its Subsidiaries or ERISA Affiliates of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

(e) Promptly after the filing thereof with the Internal Revenue Service or Department of Labor, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Loan Party or any of its Subsidiaries or ERISA Affiliates with respect to such request;

(f) Promptly upon the occurrence thereof, notification of any increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which any Loan Party or any of its Subsidiaries or ERISA Affiliates was not previously contributing;

(g) Promptly after any Loan Party or any of its Subsidiaries or ERISA Affiliates fail to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or payment, a notification of such failure.

(h) Promptly after receipt by any Loan Party or any of its Subsidiaries or ERISA Affiliates of a notice regarding the imposition of withdrawal liability, copies of each such notice;

For purposes of this Section 5.4, any Loan Party or any of its Subsidiaries or ERISA Affiliates shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor. The Loan Parties will establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder other than to the extent that the Loan Parties are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

5.5. Proceedings or Adverse Changes.

The Loan Parties will as soon as possible, and in any event within 5 Business Days after any Loan Party learns of the following, give written notice to the US Agent of any proceeding(s) being instituted or threatened to be instituted by or against any Loan Party or any of its Subsidiaries in any federal, state, provincial, local or foreign court or before any commission or other regulatory body (federal, state, provincial, local or foreign) that, if adversely determined, would reasonably be expected to cause a Material Adverse Change. Provision of such notice by the Loan Parties will not constitute a waiver or excuse of any Default or Event of Default occurring as a result of such changes or events.

5.6. Environmental Matters.

Each Loan Party will conduct its business and the businesses of each of the Subsidiaries so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that any Loan Party or any of its Subsidiaries is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof or to the extent that non-compliance thereof would not reasonably be expected to cause a Material Adverse Change; provided, that each Loan Party and each of the Subsidiaries will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless such Loan Party or Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If any Loan Party or any of its Subsidiaries shall (a) receive notice that any material violation of any federal, provincial, state, or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by such Loan Party or any of its Subsidiaries, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Loan Party or any of its Subsidiaries alleging material violations of any federal, provincial, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring such Loan Party or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, provincial, state, or local governmental agency or private party alleging that such Loan Party or any of its Subsidiaries may be liable or responsible for costs which may exceed $1,000,000 associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, the Loan Parties will provide the US Agent with a copy of such notice within 15 days after the receipt thereof by the applicable Loan Party or any of its Subsidiaries. Within 15 days after any Loan Party learns of the enactment or promulgation of any federal, provincial, state or local environmental law, regulation, direction, ordinance, criteria or guideline which would reasonably cause a Material Adverse Change, such Loan Party will provide the US Agent with notice thereof. Each Loan Party will promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. After the occurrence and during the continuation of an Event of Default, at the request of the US Agent from time to time, and at the sole cost and expense of the Loan Parties, the Loan Parties will retain an environmental consulting firm, satisfactory to the US Agent in its reasonable discretion, to conduct an environmental review and audit of the properties of the Loan Parties and their Subsidiaries located in the United States and Canada and provide to the US Agent and each Lender a copy of any reports delivered in connection therewith.

5.7. Books and Records; Inspection.

Each Loan Party will, and will cause each of its Subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Loan Party agrees that either of the Agents or their agents may enter upon the premises of each Loan Party or any of its Subsidiaries at any time and from time to time upon reasonable prior notice, during normal business hours, and at any time at all on and after the occurrence of an Event of Default which continues beyond the expiration of any grace or cure period applicable thereto, and which has not otherwise been waived by Required Lenders, for the purpose of (a) enabling each Agent’s internal auditors or outside third party designees to conduct field examinations at such Loan Party’s expense, (b) inspecting and appraising the Collateral, (c) inspecting and/or copying (at such Loan Party’ expense) any and all records pertaining thereto, (d) discussing the affairs, finances and business of any Loan Party or with any officers, employees and directors of any Loan Party with the Independent Accountant and (e) verifying Eligible Accounts and/or Eligible Inventory. The Lenders, in the reasonable discretion of the US Agent, may accompany either Agent at such Lender’s sole expense in connection with the foregoing inspections. Each Loan Party agrees to afford each Agent 10 days prior written notice (or such shorter period approved by US Agent in its sole discretion) of any change in the location of any Collateral (other than vehicles, Inventory held for shipment by third Persons, Inventory in transit, Inventory held for processing by third Persons or immaterial quantities of assets, equipment or Inventory with an aggregate book value of less than $1,000,000), and 10 days prior written notice (or such shorter period approved by US Agent in its sole discretion) of any change in its jurisdiction of organization or the location of its chief executive office or place of business from the locations specified in Schedule 4.7, and to execute in advance of such change, cause to be filed and/or delivered to each Agent any financing statements or other documents reasonably required by such Agent, all in form and substance reasonably satisfactory to such Agent. Each Loan Party agrees to advise each Agent promptly, in sufficient detail, of any event which would reasonably be expected to cause a Material Adverse Change.

5.8. Collateral Records.

Each Loan Party will, and will cause each of its Subsidiaries to, execute and deliver to each Agent, from time to time, solely for such Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as such Agent may reasonably require, including without limitation those described in Section 5.1, designating, identifying or describing the Collateral pledged to each Agent, for the benefit of the Lenders, hereunder. Any Loan Party’s failure, however, to promptly give either Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agents’ or the Lenders’ security interests in the Collateral. Such Loan Party agrees to maintain such books and records regarding Accounts and the other Collateral as each Agent may reasonably require, and agrees that such books and records will reflect the Lenders’ interest in the Accounts and such other Collateral.

5.9. Security Interests.

Each Loan Party will defend the Collateral against all non-frivolous claims and demands of all Persons at any time claiming the same or any interest therein. Each Loan Party agrees to, and will cause the other Loan Parties to, comply with the requirements of all state, provincial and federal laws in order to grant to the Lenders valid and perfected first security interest in the Collateral, subject to Permitted Liens. Each Agent is hereby authorized by each Loan Party to file any financing statements covering the Collateral whether or not any Loan Party’s signature appears thereon. Each Loan Party agrees to do whatever either Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with each Agent’s custodians; keeping stock records; making commercially reasonable efforts to obtain waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien (other than a Permitted Lien) on the Collateral; assigning its rights to the payment of Accounts pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. §3727 et. seq.) (the failure of which to so assign will permit the applicable Agent to exclude such Accounts from the applicable Borrowing Base); and performing such further acts as such Agent may reasonably require in order to effect the purposes of this Agreement and the other Loan Documents. Any and all fees, costs and expenses of whatever kind and nature (including any Taxes, reasonable and documented attorneys’ fees or costs for insurance of any kind), which either Agent may incur with respect to the Collateral or the Obligations: in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with any Loan Party or any of its Subsidiaries under this Agreement or any other Loan Document, will be borne and paid by the Loan Parties. If same are not promptly paid by the Loan Parties, each Agent may pay same on the Loan Parties’ behalf, and the amount thereof shall be an Obligation secured hereby and due to such Agent on demand. If any Loan Party leases any Real Property or acquires any Real Property with a fair market value in excess of $2,500,000 after the date hereof, such Loan Party will promptly (i) submit to the US Agent an updated Schedule 4.19 pursuant to Section 5.23 and (ii) with respect to all such Real Property with a fair market value in excess of $2,500,000 that is owned by a Loan Party, execute and deliver to the applicable Agent a Mortgage on such Real Property, and deliver to the each Agent the other items reasonably requested by such Agent in connection therewith, including, without limitation, surveys and flood hazard certificates, and all provisions of this Agreement (including, without limitation, the foregoing provisions of this Section 5.9 and all other applicable representations, warranties and covenants) that are applicable to Real Property or Mortgages shall apply thereto.

5.10. Insurance; Casualty Loss.

Each Loan Party will, and will cause each of the Subsidiaries to, maintain public liability insurance, third party property damage insurance and replacement value insurance on their assets under such policies of insurance, with such insurance companies, in such amounts and covering such risks as ordinarily are insured against by other Persons engaged in the same or similar lines of business. All policies covering the Collateral are to name the US Loan Parties and the US Agent or the Canadian Loan Parties and the Canadian Agent, as applicable, in each case for the benefit of the Lenders, as loss payees in case of loss, as their interests may appear, and all liability policies are to name the US Loan Parties and the Agents or the Canadian Loan Parties and the Agents, as applicable, as additional insureds, as their interests may appear, and are to contain such other provisions as the US Agent may reasonably require to fully protect each Agent’s interest in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies or certificates of insurance evidencing such insurance are to be delivered to US Agent on or prior to the Closing Date, premium prepaid, with the loss payable endorsement in the applicable Agent’s favor, and shall (to the extent the applicable insurance company has agreed) provide for not less than 30 days prior written notice to the applicable Agent, of the exercise of any right of cancellation. In the event that any Borrower receives any notice of cancellation or intended cancellation of any of its or its Subsidiaries’ insurance policies, Borrowers shall immediately notify US Agent of the receipt of such notice and send a copy of such notice to US Agent. In the event any Loan Party or any of its Subsidiaries fail to respond in a timely and appropriate manner (as determined by the US Agent in its sole discretion) with respect to collecting under any insurance policies required to be maintained under this Section 5.10, following the occurrence of an Event of Default and during the continuance thereof, each Agent shall have the right, in the name of such Agent, such Loan Party or Subsidiary, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. Each Loan Party will provide written notice to Agents and the Lenders of the occurrence of any of the following events within 5 Business Days after the occurrence of such event: any asset or property owned or used by any Loan Party or any of its Subsidiaries is (i) materially damaged or destroyed, or suffers any other loss or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral which is in excess of $2,500,000 (collectively, a “Casualty Loss”). Each Loan Party will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. Within 1 Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of the proceeds of any Casualty Loss, such Loan Party shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f) in an amount equal to 100% of such proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such Casualty Loss; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) Borrowers shall have given the Agents prior written notice of Borrowers’ intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such Casualty Loss or the cost of purchase or construction of other assets useful in the business of the Loan Parties, (C) the monies are held in a Deposit Account in which an Agent has a perfected first-priority security interest, and (D) the Loan Parties, as applicable, complete such replacement, purchase, or construction within 365 days after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such Casualty Loss or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to the applicable Agent and applied in accordance with Section 2.4(f). After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the applicable Agent and (ii) each Agent may participate in any such proceedings and the Loan Parties will deliver to each Agent such documents as may be requested by such Agent to permit such participation and will consult with each Agent, its attorneys and agents in the making and prosecution of such claim or claims. Each Loan Party hereby irrevocably authorizes and appoints each Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and each Loan Party shall, upon demand of either Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the applicable Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

5.11. Taxes.

Each Loan Party will, and will cause each of the Subsidiaries to, pay, when due and in any event prior to delinquency, all federal, provincial and other Taxes lawfully levied or assessed against any Loan Party, any of its Subsidiaries or any of the Collateral; provided, however, that unless such Taxes have become a federal or a provincial tax lien or ERISA lien on any of the assets of any Loan Party or any of its Subsidiaries, no such Tax need be paid if (i) such Tax, together with all other Taxes not paid when due, does not exceed $100,000 in the aggregate, or (ii) if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

5.12. Compliance With Laws.

Each Loan Party will, and will cause each of the Subsidiaries to, comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, or to the operation of its business, except where the failure to so comply would not reasonably be expected to cause a Material Adverse Change.

5.13. Use of Proceeds.

Use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve), including, without limitation, to finance the ongoing general corporate needs of the Borrowers and to finance the consideration payable in connection with Permitted Acquisitions.

5.14. Fiscal Year; Accounting Policies.

Each Loan Party agrees that it will not change its fiscal year from a year ending December 31 unless required by law, in which case such Loan Party will give the US Agent at least 30 days prior written notice thereof; provided, that any Subsidiary acquired pursuant to a Permitted Acquisition that becomes a Loan Party pursuant to Section 5.16 may for accounting purposes change its fiscal year to conform with the fiscal year of Coleman Cable. Subject to Section 1.2, each Loan Party agrees that it will not change its accounting policies from those used to prepare the financial statements delivered pursuant to Section 4.6 without the prior written consent of the US Agent.

5.15. Notification of Certain Events.

Each Loan Party agrees that it will promptly notify US Agent of the occurrence of any of the following events:

(a) any Material Contract of any Loan Party or any of its Subsidiaries is terminated or amended in any material respect or any new Material Contract is entered into (in which event each Loan Party shall provide the US Agent with a copy of such Material Contract); or

(b) any order, judgment or decree in excess of $2,500,000 shall have been entered against any Loan Party or any of its Subsidiaries or any of their respective properties or assets, or

(c) any notification of a violation of any law or regulation or any inquiry shall have been received by any Loan Party or any of its Subsidiaries from any local, state, provincial, federal or foreign Governmental Authority or agency, which violation or inquiry would reasonably be expected to cause a Material Adverse Change.

5.16. Additional Guarantors.

(a) [Intentionally Omitted].

(b) Promptly upon any Person becoming a direct or indirect Subsidiary of Coleman Cable (other than any Subsidiary which is not a Material Subsidiary or any Foreign Subsidiary to the extent excluded below), the Loan Parties will provide the Agents with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (i) cause such Person to execute and deliver to each Agent a Joinder Agreement in substantially the form of Exhibit J-1, causing such Subsidiary to become a party to (A) the Canadian Security Agreement (if such Subsidiary is a Canadian Subsidiary) or US Security Agreement (if such Subsidiary is not a Canadian Subsidiary, Foreign Subsidiary or a Domestic Holdco Subsidiary), as applicable, as an “Obligor” granting a first priority Lien on its personal property, subject to Permitted Liens, (B) a Guaranty, as a “Guarantor” (provided that no Canadian Subsidiary, Foreign Subsidiary or a Domestic Holdco Subsidiary shall be obligated to execute a Guaranty of the US Obligations and no Foreign Subsidiary shall be obligated to execute a Guaranty of the Canadian Obligations), and (C) the Contribution Agreement (if such Subsidiary is a Borrower or a Guarantor as set forth therein), as a “Contributing Party,” (ii) as appropriate, cause the Loan Party of which such Person is the direct Subsidiary to execute and deliver to each Agent a Pledge Agreement, as a “Pledgor”, causing all of such Person’s capital Stock (or if such Loan Party is a US Loan Party, in the case in which such Person is a Foreign Subsidiary, Canadian Subsidiary or Domestic Holdco Subsidiary, 65% of such Person’s capital Stock) to be delivered to the US Agent, if such Loan Party is a US Loan Party, or the Canadian Agent, if such Loan Party is a Canadian Loan Party (in each case together with undated stock powers signed in blank and pledged to the applicable Agent), (iii) cause any such Person (other than a Foreign Subsidiary) to execute and deliver to the applicable Agent, if it owns any Real Property, a Mortgage thereon (to the extent required by Section 5.9) in favor of the applicable Agent and (iv) deliver such other documentation as each Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, PPSA financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to such Agent. For the avoidance of doubt, no Canadian Subsidiary, Foreign Subsidiary, or Domestic Holdco Subsidiary shall guarantee any obligations of Coleman Cable or any Domestic Subsidiary under this Agreement, and Coleman Cable and its Domestic Subsidiaries shall not be required to pledge more than 65% of the capital stock of any directly owned Canadian Subsidiary, Foreign Subsidiary, or Domestic Holdco Subsidiary or to pledge any stock of any indirectly owned Canadian Subsidiary, Foreign Subsidiary, or Domestic Holdco Subsidiary to secure obligations of Coleman Cable or any Domestic Subsidiary under this Agreement.

5.17. [Intentionally Omitted].

5.18. Collection of Accounts; Cash Management.

(a) The Loan Parties, individually or through Coleman Cable, shall establish and shall maintain one or more lockboxes (each a “Lockbox”) with financial institutions, including, without limitation, Wells Fargo, selected by Coleman Cable and reasonably acceptable to the Agents (each a “Lockbox Bank”) and shall instruct all account debtors on the Accounts of each Loan Party to remit all payments to its respective Lockboxes. All amounts received by the Loan Parties from any account debtor, in addition to all other cash received from any other source (including but not limited to proceeds from asset sales and judgments, but excluding the cash in those accounts permitted pursuant to Section 6.10), shall be promptly deposited into an account which is maintained at a Lockbox Bank and which is subject to a Deposit Account Control Agreement in favor of US Agent, with respect to the US Loan Parties, or the Canadian Agent, with respect to the Canadian Loan Parties, as applicable (each such account, a “Lockbox Account”) or into a Cash Concentration Account.

(b) Unless (a) Excess Availability shall fall below $25,000,000 for 5 or more consecutive Business Days (an “Excess Availability Event”) or (b) an Event of Default has occurred and is continuing (each a “Cash Management Event”), each Borrower may and will enforce, collect and receive all amounts owing on the Accounts and other Collateral, for the benefit, and on behalf, of the Agents and Lenders, but at the Borrowers’ sole expense in accordance with the provisions of Section 5.18(c) hereof. Upon the occurrence of a Cash Management Event and until Excess Availability is greater than $25,000,000 for 60 consecutive days and no Event of Default has occurred and is continuing, (i) each Agent may, and at the direction of Required Lenders shall, be entitled to enforce, collect and receive all amounts owing on the Accounts, from the Account Debtors and/or any Buying Association, and all other amounts for the Lenders’ benefit and on the Lenders’ behalf (but at the Loan Parties’ expense) and in accordance with the Loan Documents, (ii) any checks, cash, notes or other instruments or property received by any Loan Party or any of its Subsidiaries with respect to any Accounts and/or other Collateral shall be held by such Loan Party or such Subsidiary in trust for the benefit of the Lenders, separate from such Loan Party’s or Subsidiary’s own property and funds, and immediately turned over in accordance with Section 5.18(c) with proper assignments or endorsements and (iii) no checks, drafts or other instruments received by either Agent shall constitute final payment unless and until such instruments have actually been collected.

(c) Unless a Cash Management Event shall have occurred and be continuing, the Loan Parties shall be permitted to receive directly for their own account all payments or other remittances of Accounts of the Loan Parties and other proceeds of the Collateral. Upon the occurrence of a Cash Management Event and until Excess Availability is greater than $25,000,000 for 60 consecutive days and no Event of Default has occurred and is continuing, each Agent may, and at the direction of the Required Lenders shall, give to the Loan Parties and the Lockbox Banks a written payment direction notice (a “Payment Direction Notice”) (which notice in the case of an Event of Default described in Section 8(f) shall be deemed given to the Loan Parties without any further act by either Agent or any Lender) directing that all receipts held in the Lockboxes shall be remitted daily to the appropriate Lockbox Account. All funds deposited into the Lockbox Accounts of the US Loan Parties or Canadian Loan Parties, as applicable, on any Business Day shall be transferred to the US Cash Concentration Account or Canadian Cash Concentration Account. as applicable. All collected funds deposited on any

Business Day to the US Cash Concentration Account shall be transferred to US Agent’s Account and applied by the US Agent on the following Business Day to reduce the then outstanding balance of the US Advances and to pay accrued interest thereon and to pay any other outstanding US Obligations which are then due and payable hereunder; provided that for the purpose of determining US Availability hereunder, such funds deposited into the US Cash Concentration Account shall be deemed to have reduced the outstanding US Advances on the Business Day such funds were deposited into such account. All good funds deposited on any Business Day to the Canadian Cash Concentration Account shall be transferred to Canadian Agent’s Account and applied by the Canadian Agent on the following Business Day to reduce the then outstanding balance of the Canadian Advances and to pay accrued interest thereon and to pay any other outstanding Canadian Obligations which are then due and payable hereunder; provided that for the purpose of determining Canadian Availability hereunder, such funds deposited into the Canadian Cash Concentration Account shall be deemed to have reduced the outstanding Canadian Advances on the Business Day such funds were deposited into such account. All amounts received directly by the Loan Parties from any account debtor, in addition to all other cash received from any other source (including, without limitation, proceeds from asset sales and judgments), shall be held in trust by the Loan Parties and promptly deposited into a Lockbox Account or, if made by wire transfer, directly to the applicable Cash Concentration Account.

(d) All funds deposited into the Cash Concentration Accounts shall immediately become the property of the Agents and the Loan Parties shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited. Neither Agent assumes any responsibility for the Lockbox arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

(e) The Loan Parties may close Lockboxes only with the prior written consent of the Agents and subject to the terms and conditions set forth in any applicable Deposit Account Control Agreement. The Loan Parties may open new Lockboxes and Lockbox Accounts, subject to such Lockbox Account being subject to a Deposit Account Control Agreement as contemplated above.

(f) No Loan Party shall direct any account debtor to submit payment on any Account to any address or location other than to a Lockbox. No collections from any Account shall be deposited into any account other than a Lockbox Account or a Cash Concentration Account.

(g) At such time as Excess Availability is greater than $25,000,000 for 60 consecutive days and no Event of Default has occurred and is continuing, the applicable Agent shall give to the Lockbox Banks a notice rescinding any Payment Direction Notice given by such Agent delivered in connection with such Cash Management Event.

5.19. Notice; Credit Memoranda; and Returned Goods.

Each Loan Party will notify US Agent promptly of any matters materially affecting the value, enforceability or collectability of any Account, and of all material customer disputes, offsets, defenses, counterclaims, returns and rejections, and all reclaimed or repossessed merchandise or goods, provided, however, that such notice shall only be required as to any such matter that affects Eligible Accounts outstanding at any one time from any account debtor, which affected Eligible Accounts have a value greater than $1,000,000. Each Loan Party will issue credit memoranda promptly (with duplicates to either Agent upon its request for same) upon accepting returns or granting allowances, and may continue to do so until the occurrence of an Event of Default which continues beyond the expiration of the applicable grace or cure period, or which has not otherwise been waived by the Required Lenders. After the occurrence and during the continuance of an Event of Default, at the request of Agents, each Loan Party agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Loan Party, marked with the Lenders’ name and held by such Loan Party for the Lenders’ account as owner and assignee.

5.20. Acknowledgment Agreements.

Each Loan Party will make commercially reasonable efforts to assist each Agent in obtaining executed Acknowledgment Agreements from each of the warehousemen, processors, packers, fillers, landlords, mortgagees, freight forwarders, shipping agents, sales agents, Buying Associations and other bailees with whom such Loan Party conducts business from time to time (other than those that maintain immaterial quantities of assets, equipment or Inventory with an aggregate book value of less than $1,000,000).

5.21. Trademarks.

Each Loan Party will do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights, the non-preservation of which would reasonably be expected to cause a Material Adverse Change.

5.22. Maintenance of Property.

Each Loan Party will, and will cause each of its Subsidiaries to, keep all property useful and necessary to its respective business in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of its properties, except dispositions permitted hereunder and where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

5.23. Revisions or Updates to Schedules.

If any of the information or disclosures provided on any of Schedules 4.7, 4.8, 4.9, 4.14, 4.17, 4.19 or 4.28, originally attached hereto become outdated or incorrect in any material respect, the Loan Parties (i) may, in their discretion, at any time deliver to the Agents and the Lenders and (ii) shall, as part of the compliance certificate required pursuant to Section 5.1(d), deliver to the Agents and the Lenders such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided, no such revisions or updates shall be deemed to have cured any breach of warranty or misrepresentation resulting from the inaccuracy or incompleteness of any such Schedule(s).

5.24. Anti-Terrorism Laws.

None of the Loan Parties shall, nor shall any of them permit any of their respective Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the Patriot Act. Each of the Loan Parties shall deliver to the Agents and Lenders any certification or other evidence requested from time to time by either Agent or any Lender, in such Agent’s or Lender’s, as applicable, sole discretion, confirming such Person’s compliance with this Section.

5.25. Canadian Employees.

(a) Each Canadian Loan Party will cause to be delivered to the Canadian Agent, promptly upon the Canadian Agent’s written request, a copy of each Canadian Pension Plan.

(b) Each Canadian Loan Party shall to the extent it receives any correspondence from any Governmental Authority with respect to any revocation of a Canadian Pension Plan or Canadian Employment Benefit Plan, promptly provide the Canadian Agent with such correspondence. Each Canadian Loan Party shall ensure that each Canadian Pension Plan or Canadian Employee Plan retains its registered status under and is administered in all material respects in accordance with the terms of the applicable Canadian Pension Plan text, funding agreement and Canadian Employee Benefits Legislation.

(c) Each Canadian Loan Party will provide to the Canadian Agent (i) upon request copies of each annual information return, actuarial report (including applicable schedules), and any applications for regulatory approval of asset withdrawals other than benefit or individual member account transfers with respect to each Canadian Pension Plan or any fund maintained in respect thereof, unless such requirement is waived by the Agents; (ii) promptly after becoming aware of any failure to withhold, make, remit or pay any employee or employer payments, contributions to a Canadian Pension Plan on a timely basis or the occurrence of or forthcoming occurrence of any event which would reasonably be expected to result in the partial or full termination of any Canadian Pension Plan, written notice thereof, together with an explanation of the actions taken or proposed to be taken by any Loan Parties relating thereto; and (iii) upon request by the Agents, copies of any notifications or remittances or similar documents prepared and delivered to the trustee or custodian of any Canadian Pension Plan pursuant to section 56.1 of the Pension Benefits Act (Ontario) or similar applicable legislation in another jurisdiction.

(d) Each applicable Canadian Loan Party shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by such Canadian Loan Party in connection with each applicable Canadian Pension Plan and remit all contributions under each applicable Canadian Pension Plan and pay all premiums required to be made or paid by it in accordance with the terms of each applicable Canadian Employee Plan and Canadian Employee Benefits Legislation and withhold by way of authorized payroll deductions or otherwise collect and pay into the applicable Canadian Pension Plan or Canadian Employee Plan all employee contributions required to be withheld or collected by it in accordance with the terms of each applicable Canadian Pension Plan or Canadian Employee Plan, and Canadian Employee Benefits Legislation.

5.26. Post-Closing Obligations.

(a) Within 90 days following the Closing Date, Borrowers shall deliver to US Agent the following for each of the properties set forth on Schedule 5.26 hereto, each in form and substance satisfactory to US Agent: (i) a loan policy of title insurance (including all endorsements thereto required by US Agent), insuring the Mortgage encumbering such property as amended (if applicable) in connection with this Agreement, (ii) a title commitment and all documents of record set forth therein, (iii) an ALTA survey of such property, (iv) a flood certificate, (v) with respect to any Existing Property identified on Schedule 5.26, recorded copies of any amendments to the Mortgage encumbering such property, (vi) with respect to any leased property, a landlord estoppel and consent, a copy of the lease and a recorded memorandum thereof, and (vii) with respect to any New Property identified on Schedule 5.26, a recorded Mortgage for such property.

(b) Within 30 days following the Closing Date or such longer period agreed to by US Agent in its sole discretion (not to exceed 90 days following the Closing Date), US Borrowers shall deliver to US Agent and Canadian Borrower shall deliver to Canadian Agent, as applicable, a fully executed Deposit Account Control Agreement with respect to each deposit account set forth on Schedule 4.35 hereto (except for any deposit account for which a Deposit Account Control Agreement is not required pursuant to Section 6.10), each in form and substance satisfactory to US Agent or Canadian Agent, as applicable.

(c) Within 60 days following the Closing Date or such longer period agreed to by Canadian Agent in its sole discretion, Canadian Borrower shall deliver to Canadian Agent evidence, in form and substance satisfactory to Canadian Agent, that (i) each of Bank of America, N.A. and Katy Industries have executed and delivered to Canadian Borrower releases of their respective Liens on the intellectual property of Canadian Borrower, and (ii) such releases have been submitted to the Canadian Intellectual Property Office for filing.

(d) Within 30 days following the Closing Date, US Borrowers shall cause CCI to (i) execute and deliver to each Agent a Joinder Agreement in substantially the form of Exhibit J-1, causing such Subsidiary to become a party to (A) the US Security Agreement, as an “Obligor” granting a first priority Lien on its personal property, subject to Permitted Liens, (B) a Guaranty, as a “Guarantor”, and (C) the Contribution Agreement, as a “Contributing Party,” (ii) cause the Loan Party of which such Subsidiary is the direct Subsidiary to execute and deliver to each Agent a Pledge Agreement, as a “Pledgor”, causing all of such Person’s capital Stock to be delivered to the US Agent (in each case together with undated stock powers signed in blank and pledged to US Agent), (iii) execute and deliver to the US Agent, if it owns any Real Property, a Mortgage thereon (to the extent required by Section 5.9) in favor of US Agent and (iv) deliver such other documentation as each Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, Acknowledgment Agreements, certified resolutions and other organizational and authorizing documents of such Subsidiary and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to such Agent.

(e) Within 30 days following the Closing Date, US Borrowers shall deliver to US Agent an original stock certificate representing 100% of the shares of the stock of Patco Electronics, Inc. held by TRC, together with an assignment separate from certificate executed in blank, each in form and substance satisfactory to US Agent.

(f) Within 30 days following the Closing Date or such longer period agreed to by Canadian Agent in its sole discretion, Canadian Borrower shall deliver to Canadian Agent a certificate of property insurance evidencing the property insurance of Canadian Borrower (i) modified to state that commercial property endorsement includes the standard mortgagee clause as approved by the Insurance Bureau of Canada or (ii) otherwise modified in a manner satisfactory to Canadian Agent in its sole discretion.

(g) Within 5 days following the Closing Date, Coleman Cable shall deliver to US Agent evidence that Coleman Cable is in good standing in the state of Illinois, in form and substance satisfactory to US Agent.

6.	NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1. Restrictions on Liens.

Mortgage, assign, pledge, transfer or otherwise permit any Lien or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or properties, whether real, personal or mixed, whether now owned or hereafter acquired, except for Permitted Liens.

6.2. Restrictions on Additional Indebtedness.

Incur, create or suffer to exist, any Indebtedness other than Permitted Indebtedness.

6.3. Restrictions on Sale of Assets.

Sell, lease, assign, transfer or otherwise dispose of any assets (including the capital Stock of any Subsidiary of Coleman Cable) other than:

(a) sales of Inventory in the ordinary course of business;

(b) sale-leaseback transactions permitted by Section 6.14, the making of Permitted Investments, and transactions permitted pursuant to Section 6.8;

(c) sales or other dispositions in the ordinary course of business of assets or properties that are obsolete or that are no longer used or useful in the conduct of such Loan Party’s or Subsidiary’s business;

(d) sales in the ordinary course of business of assets or properties (other than Inventory) used in such Loan Party’s or Subsidiary’s business that are worn out or in need of replacement and that are replaced with assets of reasonably equivalent value or utility;

(e) termination of Hedge Agreements in the ordinary course of business;

(f) (A) the sale, lease or transfer of property or assets among the US Loan Parties, or (B) the sale, lease or transfer of property or assets among the Canadian Loan Parties;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, the sale of all or substantially all of the assets of any Subsidiary of Coleman Cable that is not a Loan Party; and

(h) so long as no Event of Default has occurred and is continuing or would result therefrom, the sale of all of the capital Stock of any Subsidiary of Coleman Cable that is not a Loan Party.

(i) the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(j) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights and other intellectual property rights in the ordinary course of business;

(k) any involuntary loss, damage or destruction of property;

(l) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(m) the leasing or subleasing of assets of any Borrower or its Subsidiaries in the ordinary course of business;

(n) the lapse of registered patents, trademarks and other intellectual property of any Borrower and its Subsidiaries, the lapse of which would not reasonably be expected to cause in a Material Adverse Change and so long as such lapse is not materially adverse to the interests of the Lenders;

(o) dispositions of assets acquired by Borrowers and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value thereof, (ii) not less than 75% of the consideration for such disposition is in the form of cash received by a Loan Party, (iii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and their Subsidiaries, and (iv) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition; and

(p) sales, leases or other dispositions of assets not otherwise permitted in clauses (a) through (o) above so long as (i) before and after giving effect to such sale, lease or disposition, no Default or Event of Default is in existence or would result therefrom, (ii) the consideration received for the assets so disposed is at least equal to the fair market value thereof, (iii) after giving effect to such sale, lease or disposition, Excess Availability is at least equal to Required Excess Availability, and (iv) such sale, lease or disposition is made at fair market value and the aggregate fair market value of all assets disposed of in any one calendar year (including the proposed disposition) would not exceed $5,000,000; provided, that such limitation for the aggregate fair market value of all assets disposed of in any one calendar year shall be increased to 15% of the Consolidated Assets so long as (A) the conditions set forth in clauses (i) through (iii) above in this Section 6.3(p) are satisfied, (B) in the case of individual assets with a book value in excess of $1,000,000, the consideration received in respect thereof is at least equal to the portion of the Advances predicated on the value of such assets, (C) the consideration received in respect thereof is all cash, and (D) at least 10 days prior to such sale, lease or disposition, Borrowers shall have provided US Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (taking into account the elimination of the assets and business subject to such sale, lease or disposition), Borrowers (x) would have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, measured for the 12 month period ending on the last day of the most recently ended calendar month for which US Agent has received the financial statements required to be delivered under Section 5.1 prior to such sale, lease or disposition, and (y) are projected to have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the 12 consecutive month period ended one year after the proposed date of consummation of such sale, lease or disposition.

6.4. No Corporate Changes.

Other than to consummate a Permitted Acquisition so long as a Loan Party is the surviving entity, merge, amalgamate or consolidate with any Person, except the following, without duplication, shall be expressly permitted:

(a) so long as no Event of Default has occurred and is continuing or would result therefrom, the merger, amalgamation or consolidation of a Subsidiary of Coleman Cable with or into another Subsidiary (including a Subsidiary acquired in a Permitted Acquisition) of Coleman Cable; provided that if either Subsidiary is a Loan Party, the continuing or surviving Person shall be a Loan Party, if either Loan Party is a US Loan Party, the continuing or surviving Person shall be a US Loan Party and if either Subsidiary is a Borrower, the continuing or surviving Person shall be a Borrower;

(b) the merger, amalgamation or consolidation of a Subsidiary (including a Subsidiary acquired in a Permitted Acquisition) of Coleman Cable with or into Coleman Cable; provided that Coleman Cable shall be the continuing or surviving entity;

(c) alter or modify any Loan Party’s or any of its Subsidiary’s articles or certificate of incorporation or other equivalent organizational document or form of organization in a manner materially adverse to the interests of the Agents or the Lenders or which would reasonably be expected to cause a Material Adverse Change;

(d) without providing 10 days prior written notice to US Agent (or such shorter period approved by US Agent in its sole discretion), (i) change its state or other jurisdiction of incorporation or formation, (ii) change its registered corporate name, (iii) change the location of its chief executive office and principal place of business (as well as its books and records) from the locations set forth on Schedule 4.7, or (iv) change the location of its Collateral from the locations set forth for such Person on Schedule 4.7; or

(e) enter into or engage in any business, operation or activity materially different from that presently being conducted by the Loan Parties.

6.5. No Guarantees.

Assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, including, without limitation, any Subsidiary or Affiliate of any Loan Party, except (a) by the endorsement of negotiable instruments in the ordinary course of business, (b) by the giving of indemnities in connection with the sale of Inventory or other asset dispositions permitted hereunder. (c) guarantees of Permitted Indebtedness and (d) accounts payable, operating leases and other obligations (not constituting Indebtedness) that arose in the ordinary course of business assumed by a Loan Party upon the consummation of a Permitted Acquisition; and (e) unsecured guarantees of Coleman Cable and its Subsidiaries in respect of accounts payable, operating leases and other obligations (not constituting Indebtedness) entered into in the ordinary course of business.

6.6. No Restricted Payments.

Make a Restricted Payment, other than: (a) the payment of dividends solely in the same class of capital Stock of such Person; (b) the payment of dividends or other distributions to any Loan Party (directly or through their Subsidiaries); (c) the payment of pro rata dividends and distributions by any Foreign Subsidiary; (d) so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto and (ii) the Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of the most recently ended calendar month for which US Agent has received financial statements required to be delivered under Section 5.1 and calculated as if such payment was made on the last day of such 12 month period is at least 1.0 to 1.0, the payment of consulting fees to Affiliates in an aggregate amount of up to $1,000,000 in any 12 month period; (e) so long as no Default or Event of Default shall then exist or would exist after giving effect thereto, repurchase of equity interests (or other Restricted Payments pursuant to a profit sharing or like plan) from present and former employees, directors and officers (or any spouse, ex-spouse or estate of any of the foregoing) in an aggregate amount of up to $2,500,000 in any fiscal year; and (f) Coleman Cable may purchase or redeem any Stock issued by Coleman Cable or pay dividends to its stockholders in an amount not to exceed $20,000,000 in any calendar year so long as (A) no Default or Event of Default shall then exist or would exist after giving effect thereto, and (B) after giving effect to such purchase or redemption, Excess Availability is at least equal to Required Excess Availability; provided, that such $20,000,000 limitation shall not apply so long as each of the following conditions shall be satisfied: (i) Excess Availability for each day of the 30 day period ending on the date of such purchase, redemption or payment is equal to or greater than Required Excess Availability, (ii) Excess Availability as of the day of such purchase, redemption or payment, immediately after giving effect to such purchase, redemption or payment, is equal to or greater than Required

Excess Availability, (iii) the Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of the most recently ended calendar month for which US Agent has received the financial statements required to be delivered under Section 5.1 and calculated as if such purchase, redemption or payment was made on the last day of such 12 month period is at least 1.0 to 1.0 and (iv) no Default or Event of Default shall then exist or would exist after giving effect to such purchase, redemption or payment.

6.7. No Investments.

Make any Investment other than Permitted Investments.

6.8. No Affiliate Transactions.

Enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate of any Loan Party except:

(a) in the ordinary course of, and pursuant to the reasonable requirements of, such Loan Party’s business and upon fair and reasonable terms no less favorable to such Loan Party than could be obtained in a comparable arm’s-length transaction with an unaffiliated Person;

(b) as permitted under Section 6.6;

(c) transactions among Loan Parties (provided, that no US Loan Party shall enter into a transaction with a Canadian Loan Party, other than (i) a transaction that is permitted under Section 6.8(a), (ii) loans in an aggregate amount outstanding at any time not to exceed the amount permitted under clause (viii) of the definition of Permitted Indebtedness, or (iii) other Investments not to exceed the amount permitted under clause (viii) of the definition of Permitted Investments);

(d) transactions among Subsidiaries that are not Loan Parties;

(e) so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body or authorized officer) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Loan Party or such Subsidiary; and

(f) so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body or authorized officer) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of each Loan Party and its Subsidiaries in the ordinary course of business and consistent with industry practice.

6.9. No Prohibited Transactions Under ERISA.

(a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Section 406 of ERISA or Section 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

(b) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

(c) fail, or permit any ERISA Affiliate to fail to make any required contribution or payment to any Multiemployer Plan;

(d) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that any of the Loan Parties or any of their Subsidiaries or ERISA Affiliates is required to provide an additional contribution to such Benefit Plan under Sections 401(a)(29) and 436 of the IRC; or

(e) allow any representation made in Section 4.14 to be untrue at any time during the term of this Agreement.

6.10. No Additional Bank Accounts.

Open, maintain or otherwise have any Deposit Accounts at any bank or other financial institution, other than (a) the Deposit Accounts set forth on Schedule 4.35, each of which shall be subject to a Deposit Account Control Agreement, except to the extent otherwise determined by US Agent, (b) Deposit Accounts established after the Closing Date that are subject to a Deposit Account Control Agreement, (c) other Deposit Accounts established after the Closing Date solely as payroll and other zero balance accounts, (d) Deposit Accounts maintained by Subsidiaries that are not Loan Parties, and (e) other Deposit Accounts, so long as at any time the balance in any such account does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $500,000.

6.11. Amendments of Material Contracts, Operative Documents.

Without the prior written consent of US Agent or as specifically permitted by Section 6.13, amend, modify, or change or permit the amendment, modification, or change of any of the Material Contracts in any manner materially adverse to the interests of the Agents or the Lenders or which would reasonably be expected to cause a Material Adverse Change.

6.12. Additional Negative Pledges.

Create or otherwise cause or suffer to exist or become effective, or permit any of the Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agents and the Lenders, but excluding any Dollar or Canadian Dollar restriction or limit so long as such restriction or limit is sufficient in amount to allow at all times the Liens to secure the Obligations in full) on the creation or existence of any Lien upon the assets of any Loan Party or any of its Subsidiaries, other than Permitted Liens, other than (a) under this Agreement or the other Loan Documents, (b) under the Senior Note Debt Documents (2010) and the documentation evidencing any refinancing thereof permitted by clause (vi) of the definition of “Permitted Indebtedness”, (c) any agreements governing any purchase money Liens or Capital Leases otherwise permitted hereby or any other secured obligation permitted by clauses (viii), (ix), (xiv) or (xviii) of the definition of “Permitted Indebtedness” (in which case, any prohibition or limitation shall only be effective against (x) in the case of purchase money Liens or Capital Leases, the assets financed thereby and proceeds thereof and (y) in the case of other secured obligations, the specific assets subject to the Lien securing such obligation), (d) customary provisions in joint venture agreements and similar agreements and any agreement with respect to Indebtedness primarily incurred to finance the acquisition of an interest in a joint venture that restrict the transfer or encumbrance of assets of, or equity interests in, the applicable joint ventures, (e) any Bank Product Agreement or Lender Hedging Agreement containing provisions not more restrictive than the provisions of this Agreement, (f) licenses or sublicenses by Coleman Cable and its Subsidiaries of intellectual property in the ordinary course of business (in which case, any prohibition or limitation shall only be effective against the intellectual property subject thereto), (g) customary restrictions in any agreements governing Indebtedness of a joint venture which prohibit the pledge of the assets of, or equity interests in, such joint venture, and (h) encumbrances and restrictions affecting any Foreign Subsidiary in Indebtedness permitted by clause (vi) of the definition of “Permitted Indebtedness”.

6.13. Other Indebtedness.

(a) Effect or permit any change in or amendment to any document or instrument pertaining to the subordination, terms of payment or required prepayments of any Senior Note Debt (2010) in any manner adverse to the interests of the Agents or the Lenders;

(b) Increase the rates or amounts of interest or fees payable with respect to any Senior Note Debt (2010);

(c) Effect or permit any change in or amendment to any document or instrument pertaining to the covenants or events of default of any Senior Note Debt (2010) if the effect of any such change or amendment is to make such covenants or events of default more restrictive;

(d) Give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Senior Note Debt (2010) other than (i) the scheduled payments required by the terms of the documents and instruments evidencing Senior Note Debt (2010), (ii) redemptions, prepayments or repurchases in connection with the refinancing of the Senior Note Debt (2010) with the proceeds of Indebtedness meeting the conditions set forth in clause (vi) of the definition of “Permitted Indebtedness,” or (iii) other redemptions, prepayments or repurchases not permitted under the forgoing clause (ii) in an amount not to exceed $20,000,000 in any calendar year so long as (A) no Default or Event of Default shall then exist or would exist after giving effect thereto and (B) after giving effect to such redemption, prepayment or repurchase, Excess Availability is at least equal to Required Excess Availability; provided, that such $20,000,000 limitation shall not apply so long as (1) no Default or Event of Default shall then exist or would exist after giving effect to such redemption, prepayment or repurchase, (2) Excess Availability for each day of the thirty (30) day period ending on the date of such redemption, prepayment or repurchase is equal to or greater than Required Excess Availability,(3) Excess Availability as of the day of such redemption, prepayment or repurchase, immediately after giving effect to such redemption, prepayment or repurchase, is equal to or greater than Required Excess Availability, and (4) the Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of the most recently ended fiscal month for which US Agent has received the financial statements required to be delivered under Section 5.1 and calculated as if such redemption, prepayment or repurchase was made on the last day of such 12 month period is at least 1.0 to 1.0; or

(e) Effect or permit any change in or amendment to any Senior Note Debt Document (2010) which would have the effect of increasing the aggregate principal amount of the notes issued pursuant to the Senior Note Indenture to more than $275,000,000, subject to clause (vi) of the definition of Permitted Indebtedness.

6.14. Sale and Leaseback.

Enter into any arrangement, directly or indirectly, whereby any Loan Party or any of its Subsidiaries shall sell or transfer any property owned by it to a Person (other than, subject to Section 6.3, the Loan Parties or any of their Subsidiaries) in order then or thereafter to lease such property or lease other property which such Loan Party or Subsidiary intends to use for substantially the same purpose as the property being sold or transferred. Notwithstanding the foregoing provisions of this Section 6.14, any Loan Party or any of its Subsidiaries may sell or transfer any property owned by it as described in the preceding sentence provided that the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer, and taking into account all such sales or transfers under this Section 6.14 since the Closing Date) shall not exceed $5,000,000.

6.15. [Intentionally Omitted].

6.16. Limitations.

Create, nor will it permit any of its Subsidiaries which are Loan Parties to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person’s capital Stock, (b) pay any Indebtedness owed to the Loan Parties, (c) make loans or advances to any other Loan Party or (d) transfer any of its property to any other Loan Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of a Loan Party; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of a Loan Party and was not entered into in contemplation of such Person becoming a Subsidiary of a Loan Party, (iii) this Agreement and the other Loan Documents, (iv) the Senior Note Debt Documents (2010) and the documentation evidencing any refinancing thereof permitted by clause (vi) of the definition of “Permitted Indebtedness”, (v) encumbrances and restrictions affecting any Foreign Subsidiary in Indebtedness permitted by clause (vi) of the definition of “Permitted Indebtedness”, (vii) customary provisions in joint venture agreements and similar agreements that restrict the transfer of equity interests in joint ventures (in which case such restrictions shall relate only to assets of, or equity interests in, such joint venture or any holding company which may hold the Stock of such joint venture), (viii) any restrictions regarding licenses or sublicenses by Coleman Cable and its Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property); (ix) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the capital stock or assets of any Loan Party or Subsidiary of any Loan Party pending such sale, provided such restrictions and conditions apply only to the Person to be sold and such sale is permitted hereunder, (x) with respect to restrictions described in clause (a) of this Section 6.16, restrictions contained in agreements governing guarantees permitted by Section 6.5(c) or (d) hereof, and (xi) with respect to restrictions described in clause (c) of this Section 6.16, restrictions contained in agreements governing Indebtedness permitted by clause (iii) of the definition of “Permitted Indebtedness” (as long as such restrictions apply to the property financed thereby).

6.17. [Intentionally Omitted].

6.18. Hedge Transactions.

Engage in any transaction involving commodity options or future contracts or any similar speculative transactions, except for Hedge Agreements used solely as part of the normal business operations of a Borrower or other Loan Party as a risk management strategy and/or a hedge against changes resulting from market operations in accordance with such Borrower’s or such other Loan Party’s customary policies and not as a means to speculate for investment purposes.

6.19. [Intentionally Omitted].

6.20. Canadian Employees; Canadian Employee Plans; Canadian Pension Plans.

(a) Establish, maintain or terminate, or permit any other Loan Party to establish, maintain or terminate, any Canadian Pension Plan or take any other action with respect to any Canadian Pension Plan, which could reasonably be expected to result in any material liability of a Loan Party;

(b) contribute to or assume an obligation to contribute to, or permit any other Loan Party to contribute to or assume an obligation to contribute to, any “multi-employer pension plan” as such term is defined in the Pension Benefits Act (Ontario) or such other Canadian Employee Benefits Legislation, as applicable; or

(c) notwithstanding any other provision in this Agreement, acquire, or permit any other Loan Party to acquire, without the prior consent of the Agent (it being understood that such consent may include such conditions or pre-conditions as the Agent may request or impose including, without limitation, the right to recalculate the Canadian Borrowing Base and take, in its Permitted Discretion, pension-related reserves) an interest in any Person if such Person sponsors, maintains or contributes to any “registered pension plan”, as defined in subsection 248(1) of the Income Tax Act (Canada) which is a defined benefit pension plan or contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada); provided that, any Loan Party may acquire an interest in any such Person if such Person is acquired as a Permitted Acquisition and no Loan Party has any legal liability to perform such Person’s obligations or assume such Person’s liabilities.

6.21. Immaterial Subsidiaries.

Notwithstanding any other provision in this Agreement to the contrary, (i) until Borrowers have complied with Section 5.26(d), permit CCI to have assets in excess of $100,000 in the aggregate at any time or (ii) until such time, if any, as Moonrays.com, Inc., a Wisconsin corporation, becomes a Guarantor in accordance with the requirements of Section 5.16(b), permit Moonrays.com, Inc. to have assets in excess of $25,000 in the aggregate at any time.

7.	FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

(a) Fixed Charge Coverage Ratio. If during any calendar month Excess Availability on any day is less than $30,000,000, Borrowers shall have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for the 12 month period ending on the last day of such calendar month and for the 12 month period ending on the last day of each calendar month thereafter, until Excess Availability shall be greater than or equal to $30,000,000 for 60 consecutive days.

8.	EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

(a) failure of any Borrower to pay (i) any interest or fees hereunder when due, in each case whether at stated maturity, by acceleration, or otherwise and such failure continues for a period of 3 consecutive Business Days, (ii) any principal of the Advances or to reimburse the applicable Issuing Lender or applicable Canadian Underlying Issuer for any Letter of Credit Disbursements when due, whether at stated maturity, by acceleration or otherwise or (iii) any other Obligations within 3 Business Days after receipt by the Borrowers from either Agent or any applicable Lender of notice that such expenses are payable;

(b) any representation or warranty, contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate among any Loan Party, either Agent and the Lenders or executed by any Loan Party in favor of either Agent or the Lenders shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

(c) failure of any Loan Party to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.3, Section 5.7, Section 5.26, Section 6 or Section 7;

(d) failure of any Loan Party (i) to deliver any Borrowing Base Certificate within 5 Business Days of the day required by Section 5.1(e) or (f), or (ii) to comply with any other covenant contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate among any Loan Party, either Agent and the Lenders or executed by any Loan Party in favor of either Agent or the Lenders and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 30 days after the earlier of the date on which written notice thereof is given to Administrative Borrower by any Agent or the date on which any executive officer of any Borrower has knowledge thereof;

(e) dissolution, liquidation, winding up or cessation of the business of any Loan Party or any of its Subsidiaries not permitted by Section 5.3 or 6.4, or the failure of any Loan Party or any of its Subsidiaries to meet its debts generally as they mature, or the calling of a meeting of any Loan Party’s or any of its Subsidiaries’ creditors for purposes of compromising any Loan Party’s or any of its Subsidiaries’ debts, or the failure by any Loan Party or any of its Subsidiaries generally, or the admission by any Loan Party or any of its Subsidiaries of its inability, to pay its debts as they become due (unless such debts are the subject of a bona fide dispute);

(f) the commencement by or against any Loan Party or any of its Subsidiaries of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar case or proceeding with respect to it under any federal, provincial or state law and, in the event any such proceeding is commenced against any Loan Party or any of its Subsidiaries, such proceeding is not dismissed within 60 days or an order for relief is entered at any time;

(g) if any Loan Party or any other Person shall take any steps or actions (other than preparation of preliminary legal documentation and similar prepatory actions) to pursue or provide any notice to any Person that they intend to pursue a recapitalization of a Loan Party or any of its Subsidiaries, whether pursuant to a plan of arrangement under the Canada Business Corporations Act (Canada) or otherwise;

(h) the occurrence of a Change of Control or a “Change of Control”, as such term is defined in the Senior Note Indenture;

(i) any Loan Party or any of its Subsidiaries shall fail to make any payment in respect of Indebtedness outstanding (other than the Obligations) in an aggregate principal amount of $5,000,000 or more when due or within any applicable grace period;

(j) (A) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of any note, agreement or instrument (including, without limitation, as a result of any required mandatory prepayment or “put” right thereunder) evidencing (i) any Senior Note Debt (2010) or any related refinancing Indebtedness, or (ii) any other Indebtedness of any Loan Party or any of its Subsidiaries and the aggregate principal amount of all such other Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated (including, without limitation, as a result of any required mandatory prepayment or “put” right thereunder), exceeds $5,000,000, or (B) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the early termination of, any Lender Hedging Agreement provided that the obligations owing thereunder exceed $5,000,000;

(k) any covenant, agreement or obligation of any party contained in or evidenced by any of the Loan Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agents or the Lenders) to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of the each Agent, or any action or proceeding shall have been commenced by any Person (other than the Agents or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document, or any court or other Governmental Authority shall issue a judgment, order, decree or ruling to the effect that any of the obligations of any party to any Loan Document are illegal, invalid or unenforceable;

(l) one or more judgments or decrees shall be entered against one or more of the Loan Parties or any of their Subsidiaries involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by the US Agent in its reasonable discretion) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

(m) any Termination Event with respect to a Benefit Plan shall have occurred and be continuing 30 days after notice thereof shall have been given to Coleman Cable by either Agent or any Lender, and the then current value of such Benefit Plan’s benefits guaranteed under Title IV of ERISA exceeds the then current value of such Benefit Plan’s assets allocable to such benefits by more than $5,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer’s proportionate share of such excess exceeds such amount);

(n) (i) any Person institutes steps to terminate a Canadian Pension Plan or causes such Canadian Pension Plan to no longer be registered if required to be registered, if as a result of such termination or de-registration any Loan Party could be required to make a contribution to such Canadian Pension Plan, or could incur a liability or obligation to such Canadian Pension Plan, in excess of $5,000,000; or (ii) a contribution failure occurs with respect to any Canadian Pension Plan sufficient to give rise to a Lien under any Canadian Employee Benefits Legislation; or

(o) any Loan Document shall fail to be in full force and effect or to give the Agents and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except (i) as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive, (ii) to the extent solely as the result of an action or failure to act on the part of any Agent or (iii) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $2,500,000).

9.	RIGHTS AND REMEDIES.

9.1. Rights and Remedies.

Upon the occurrence and during the continuation of an Event of Default, Agents may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b)

by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a) declare the Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower;

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Lender hereunder to make Advances, (ii) the obligation of either Swing Lender to make Swing Loans, and (iii) the obligation of either Issuing Lender to issue Letters of Credit; and

(c) exercise all other rights and remedies available to Agents or the Lenders under the Loan Documents or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8(f), in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Loan Documents, shall automatically and immediately become due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.

9.2. Remedies Cumulative.

The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code or the PPSA, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.	WAIVERS; INDEMNIFICATION.

10.1. Demand; Protest; etc.

Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

10.2. The Lender Group’s Liability for Collateral.

Each Borrower hereby agrees that: (a) so long as US Agent complies with its obligations, if any, under the Code, and Canadian Agent complies with its obligations, if any, under the PPSA, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3. Indemnification.

Borrowers shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than WFCF, Wells Fargo and WF Canada) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, however, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders, (ii) disputes solely between or among the Lenders and their respective Affiliates; it being understood and agreed that the indemnification in this clause (a) shall extend to each Agent (but not the Lenders) relative to disputes between or among either or both Agents on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11.	NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrowers, US Agent or Canadian Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrowers:	COLEMAN CABLE, INC.
1530 South Shields Drive
Waukegan, Illinois 60085
Attn: Richard Burger, Executive VP and CFO
Fax No. (847) 689-9099

with copies to:	WINSTON & STRAWN LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Kevin M. Ryan, Esq.
Fax No. (312) 558-5700

If to US Agent:	WELLS FARGO CAPITAL FINANCE, LLC
111 South Wacker Drive, 30th Floor
Chicago, Illinois 60606
Attn: Portfolio Manager—Coleman Cable
Fax No. (312) 332-0424

with copies to:	GOLDBERG KOHN LTD.
55 E. Monroe Street
Suite 3300
Chicago, Illinois 60603
Attn: Gary Zussman, Esq.
Fax No.

If to Canadian Agent:	WELLS FARGO CAPITAL FINANCE CORPORATION CANADA
40 King Street West
Suite 2500, Toronto, ON M5H 3Y2
Canada
Attn:
Fax No.

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT US AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE US AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT EITHER AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1. Assignments and Participations.

(a) With the prior written consent of Administrative Borrower, which consent of Administrative Borrower shall not be unreasonably withheld, delayed or conditioned, and shall not be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender; and with the prior written consent of US Agent (with respect to assignments of the US Obligations and US Commitments) or Canadian Agent (with respect to assignments of the Canadian Obligations and Canadian Commitments), as applicable, which consent of the applicable Agent shall not be unreasonably withheld, delayed or conditioned, and shall not be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than individuals) of a Lender, any Lender may assign and delegate to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”; provided, however, that no Loan Party or Affiliate of a Loan Party of shall be permitted to become an Assignee) all or any portion of the Advances, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the applicable Agent and so long as no Event of Default has occurred and is continuing, Administrative Borrower) of $5,000,000 or Cdn$5,000,000, as applicable

(except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or Cdn$5,000,000, as applicable); provided, however, that Borrowers and Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and the applicable Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and the applicable Agent an Assignment and Acceptance and such Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by the applicable Agent, the assigning Lender or Assignee has paid to US Agent for US Agent’s separate account a processing fee in the amount of $3,500 or Canadian Agent, for Canadian Agent’s separate account a processing fee in the amount of Cdn$3,500, as applicable.

(b) From and after the date that the applicable Agent notifies the assigning Lender (with a copy to Administrative Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes each Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon the applicable Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agents, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation (except where applicable for the purposes of Section 16), except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agents, Borrowers, the Collections of Borrowers or their Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h) US Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Commitments and Advances (and the principal amount of the Advances and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Commitments to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Commitments to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j) US Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register in the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.

(k) US Agent shall make a copy of those portions of the Register with respect to the Commitments and Advances held by a Lender available for review by such Lender from time to time as such Lender may reasonably request.

13.2. Successors.

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders, unless expressly provided in such consent, shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1. Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the US Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c),

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders)),

(iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) amend, modify or eliminate Section 15.11,

(vi) other than as permitted by Section 15.11, release either Agent’s Lien in and to any of the Collateral,

(vii) amend, modify, or eliminate the definition of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,

(viii) contractually subordinate any of either Agent’s Liens,

(ix) other than in connection with a merger, amalgamation, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(x) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iii), or

(xi) amend, modify, or eliminate any of the provisions of Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee.

(b) No amendment, waiver, modification, elimination, or consent shall amend, modify, or eliminate the definition of Borrowing Base, Canadian Borrowing Base or US Borrowing Base or any of the defined terms (including the definitions of US Transition Amount, US Eligible Accounts, Canadian Eligible Accounts, US Eligible Inventory and Canadian Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the applicable Borrowing Base, but not otherwise, or the definitions of Canadian Maximum Revolver Amount or US Maximum Revolver Amount, without the written consent of such Borrowers and the Supermajority Lenders,

(c) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agents and Borrowers (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to either Agent, or any other rights or duties of either Agent under this Agreement or the other Loan Documents, without the written consent of Agents, Borrowers, and the Required Lenders,

(d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to either Issuing Lender, or any other rights or duties of either Issuing Lender under this Agreement or the other Loan Documents, without the written consent of such Issuing Lender, Agents, Borrowers, and the Required Lenders,

(e) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to either Swing Lender, or any other rights or duties of either Swing Lender under this Agreement or the other Loan Documents, without the written consent of such Swing Lender, Agents, Borrowers, and the Required Lenders,

(f) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party or otherwise impact any Loan Party in any adverse manner, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender.

14.2. Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Agents hereunder requires the consent, authorization, or agreement of all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or US Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Holdout Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Holdout Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 30 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Holdout Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, US Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Holdout Lender or Tax Lender, as applicable, and irrespective of whether US Agent executes and delivers such Assignment and Acceptance, the Holdout Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Holdout Lender or Tax Lender, as applicable, shall remain obligated to make the Holdout Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of such Letters of Credit.

14.3. No Waivers; Cumulative Remedies.

No failure by either Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by either Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by either Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by either Agent or any Lender on any occasion shall affect or diminish either Agent’s and each Lender’s rights thereafter to require strict performance by each Borrower of any provision of this Agreement. Each Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that either Agent or any Lender may have.

15.	AGENTS; THE LENDER GROUP.

15.1. Appointment and Authorization of Agent.

Each Lender hereby designates and appoints (i) WFCF as its US agent under this Agreement and the other Loan Documents and (ii) WF Canada as its Canadian agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) each Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, neither Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall either Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to either Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) each Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that such Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to either Agent, Lenders agree that each Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as such Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers or their Subsidiaries, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as such Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2. Delegation of Duties.

Either Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3. Liability of Agents.

None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or its Subsidiaries.

15.4. Reliance by Agents.

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless such Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If either Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5. Notice of Default or Event of Default.

Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to such Agent for the account of the Lenders and, except with respect to Events of Default of which such Agent has actual knowledge, unless such Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Each Agent promptly will notify each other Agent and the Lenders of its receipt of any such notice or of any Event of Default of which such Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6. Credit Decision.

Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by either Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agents, neither Agent shall have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that neither Agent has any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into such Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7. Costs and Expenses; Indemnification.

Each Agent may incur and pay Lender Group Expenses to the extent such Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agents or Lenders for such expenses pursuant to this Agreement or otherwise. Each Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Subsidiaries received by such Agent to reimburse such

Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event either Agent is not reimbursed for such costs and expenses by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to such Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that such Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of either Agent. For the avoidance of doubt, this Section 15.7 shall not apply to Taxes governed by Section 16.

15.8. Agent in Individual Capacity.

WFCF, WF Canada and any of their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Document as though neither WFCF nor WF Canada were an Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, WFCF, WF Canada or any of their Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver each Agent will use its reasonable best efforts to obtain), neither Agent shall be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFCF in its individual capacity and WF Canada in its individual capacity.

15.9. Successor Agents.

Either Agent may resign as an Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Administrative Borrower (unless such notice is waived by Borrowers or an Event of Default exists) and without any notice to the Bank Product Providers; provided, that if an Event of Default exists Agent shall notify Administrative Borrower on or before such resignation. If either Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Administrative Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor US Agent or Canadian Agent, as applicable, for the Lenders (and the Bank Product Providers). If, at the time that such Agent’s resignation is effective, it is acting as an Issuing Lender or a Swing Lender, such resignation shall also operate to effectuate its resignation as such Issuing Lender or such Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, to cause the Canadian Underlying Issuer to issue Letters of Credit, or to make Swing Loans. If no successor to such Agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and Administrative Borrower, a successor US Agent or Canadian Agent, as applicable. If such Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace such Agent with a successor US Agent or Canadian Agent, as applicable, from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor US Agent or Canadian Agent, as applicable, hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “US Agent” or “Canadian Agent”, as applicable, shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as an Agent shall be terminated. After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as an Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10. Lender in Individual Capacity.

Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11. Collateral Matters.

(a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) each Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to such Agent that the sale or disposition is permitted under Section 6.4 (and each Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower and no Subsidiary of Borrowers owned any interest at the time the applicable Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to any Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement or subject to a Permitted Lien securing Permitted Indebtedness pursuant to clause (iii) of the definition thereof. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) each Agent, based upon the instruction of the Required Lenders, to (a) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code including any similar laws in any other jurisdictions to which a Loan Party is subject, (b) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code or the PPSA, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by such Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of such Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of such Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Stock of the acquisition vehicle or vehicles that are used to consummate such purchase). Except as provided above, neither Agent will execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by either Agent or any Borrower at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing such Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11;

provided, however, that (1) neither Agent shall be required to execute any document necessary to evidence such release on terms that, in such Agent’s opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Lenders further hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) each Agent, in its sole discretion, to subordinate on terms and conditions satisfactory to such Agent any Lien granted to or held by such Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness.

In connection with any termination or release authorized by this Section 15.11(a), the applicable Agent is further authorized to promptly: (i) execute and/or deliver to any Loan Party, at such Loan Party’s expense, all documents reasonably requested by such Loan Party to evidence such termination or release and (ii) deliver to any such Loan Party any portion of such Collateral so terminated or released that is in the possession of any Agent.

(b) Neither Agent shall have any obligation whatsoever to any of the Lenders (or the Bank Product Providers) to assure that the Collateral exists or is owned by a Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that either Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to each Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, each Agent may act in any manner it may deem appropriate, in its sole discretion given such Agent’s own interest in the Collateral in its capacity as one of the Lenders and that neither Agent shall have any other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise provided herein.

15.12. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of each Agent, following the occurrence and during the existence of an Event of Default, set off against the Obligations, any amounts owing by such Lender to any Borrower or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by either Agent, following the occurrence and during the existence of an Event of Default, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from either Agent pursuant to the terms of this Agreement, or (ii) payments from either Agent in excess of such Lender’s Pro Rata Share of all such distributions by such Agent, such Lender promptly shall (A) turn the same over to the applicable Agent, in kind, and with such endorsements as may be required to negotiate the same to such Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13. Agency for Perfection.

Each Agent hereby appoints each Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting each Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or in respect of the applicable provisions of the PPSA or the STA can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify US Agent or Canadian Agent, as applicable, thereof, and, promptly upon such Agent’s request therefor shall deliver possession or control of such Collateral to such Agent or in accordance with such Agent’s instructions.

15.14. Payments by Agents to the Lenders.

All payments to be made by either Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to such Agent. Concurrently with each such payment, such Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15. Concerning the Collateral and Related Loan Documents.

Each member of the Lender Group authorizes and directs each Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by either Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by such Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16. Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information.

By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting any Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and such Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that neither Agent (i) makes any representation or warranty as to the accuracy of any Report, and (ii) shall be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that an Agent or other party performing any audit or examination will inspect only specific information regarding a Borrower and its Subsidiaries and will rely significantly upon each Borrower’s and its Subsidiaries’ books and records, as well as on representations of each Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding each Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold each Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of either Agent in writing that such Agent provide to such Lender a copy of any report or document provided by any Borrower or its Subsidiaries to such Agent that has not been contemporaneously provided by any Borrower or such Subsidiary to such Lender, and, upon receipt of such request, such Agent promptly shall provide a copy of same to such Lender, (y) to the extent that either Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Borrower or such Subsidiary, any Lender may, from time to time, reasonably request such Agent to exercise such right as specified in such Lender’s notice to such Agent, whereupon such Agent promptly shall request of such Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Borrower or its Subsidiaries, such Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to any Borrower a statement regarding the Loan Account, such Agent shall send a copy of such statement to each Lender.

15.17. Several Obligations; No Liability.

Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of the US Agent or the Canadian Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of either Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

16.	WITHHOLDING TAXES.

(a) All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, unless such deduction or withholding is required by applicable law. If any Indemnified Taxes are levied or imposed, the Loan Parties agree to deduct and withhold and to timely pay and remit the full amount of such Indemnified Taxes to the applicable Governmental Authority in accordance with applicable laws and to pay such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The Loan Parties will furnish to US Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Loan Parties.

(b) The Loan Parties agree to pay in accordance with applicable law any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies (collectively, the “Other Taxes”) that arise from any payment made hereunder or under any of the other Loan Documents or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of US Agent, to deliver to US Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Loan Party (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Loan Party within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify US Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a payment made to a Lender or Participant under this Agreement or any other Loan Document would be subject to FATCA if such Lender or Participant were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender or Participant shall deliver to the US Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by the US Agent (or, in the case of a Participant, to the Lender granting the participation only) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the US Agent (or, in the case of a Participant, to the Lender granting the participation only) as may be necessary for the US Agent

(or, in the case of a Participant, to the Lender granting the participation only) to comply with their obligations under FATCA and to determine that such Lender or Participant has complied with such Lender’s or Participant’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(e) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of US Agent, to deliver to US Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms. If any Lender or Participant is entitled to an exemption from, or reduction of, any withholding or backup withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of US Agent, to deliver to US Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be reasonably requested by a Loan Party or US Agent (or, in the case of a Participant, the Lender granting the participation only) as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender or Participant, if requested by a Loan Party or US Agent (or, in the case of a Participant, to the Lender granting the participation only), shall deliver such other documentation prescribed by law or reasonably requested by the Loan Party or US Agent (or, in the case of a Participant, the Lender granting the participation only), as will enable the Loan Party or US Agent to determine whether or not such Lender or Participant is subject to any withholding (including backup withholding) or information reporting requirements. Nothing in this Section 16(e) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify US Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Each Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(g) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation)

may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 16(c) or 16(d) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(h) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that either Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify such Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold each Agent and their respective its affiliates, officers, agents and employees harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by such Agent and its affiliates, officers, agents and employees (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(i) If an Agent or a Lender determines, in its sole discretion, acting in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrowers or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of such Agent or such Lender, agree to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to any Loan Party or any other Person or to arrange its affairs in any manner other than it thinks fit and, in particular, no Agent or Lender shall be under any obligation to claim relief for tax purposes or to claim such relief in priority to other claims, credits or deductions.

(j) If a Loan Party fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authorities or fails to remit to an Agent or any Lender the required receipts or other documentary evidence of the payment of the Indemnified Taxes or Other Taxes, the Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) and its agents (collectively, a “Tax Indemnitee”) for the full amount of Indemnified Taxes or Other Taxes arising in connection with this Agreement or any other Loan Document (including, without limitation, any Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 16) paid by such Tax Indemnitee and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification, as and when they are incurred and irrespective of whether suit is brought, and whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided, however, the Loan Party shall not be required to compensate any such Tax Indemnitee pursuant to this Section for any Indemnified Taxes or Other Taxes solely resulting from such Tax Indemnitee’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Payment under this indemnification shall be made within 30 days from the date the applicable Agent or the relevant Lender makes written demand for it. Tax Indemnitee shall deliver a certificate containing reasonable detail as to the amount of such Indemnified Taxes or Other Taxes submitted to a Loan Party by an Agent or the relevant Lender which shall be conclusive evidence, absent manifest error, of the amount due from such Loan Party to such Agent or such Lender. This Section 16(j) shall survive the termination of this Agreement and the repayment of the Obligations.

17.	GENERAL PROVISIONS.

17.1. Effectiveness.

This Agreement shall be binding and deemed effective when executed by each Loan Party, each Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2. Section Headings.

Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3. Interpretation.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4. Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5. Bank Product Providers.

Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom either Agent is acting. US Agent hereby agrees to act as agent for each US Bank Product Provider and, by virtue of entering into a Bank Product Agreement, the applicable US Bank Product Provider shall be automatically deemed to have appointed US Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each US Bank Product Provider under the Loan Documents consist exclusively of such US Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to US Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. Canadian Agent hereby agrees to act as agent for each Canadian Bank Product Provider and, by virtue of entering into a Bank Product Agreement, the applicable Canadian Bank Product Provider shall be automatically deemed to have appointed Canadian Agent as its agent and to have accepted the benefits of the Loan Documents; it being understood and agreed that the rights and benefits of each Canadian Bank Product Provider under the Loan Documents consist exclusively of such Canadian Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Canadian Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that each Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of either Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, each Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to the applicable Agent as to the amounts that are due and owing to it and such written certification is received by such Agent a reasonable period of time prior to the making of such distribution. Neither Agent shall have any obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the relevant Bank Product Provider. In the absence of an updated certification, each Agent shall be entitled to assume that the amount due and payable to the relevant Bank Product Provider is the amount last certified to such Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Any Borrower may obtain Bank Products from any Bank Product Provider, although no Borrower is required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6. Debtor-Creditor Relationship.

The relationship between the Lenders and Agents, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7. Counterparts; Electronic Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8. Revival and Reinstatement of Obligations.

If the incurrence or payment of the Obligations by any Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state, federal or other applicable law relating to creditors’ rights, including provisions of the Bankruptcy Code or other applicable law relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender Group related thereto, the liability of Borrowers or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9. Confidentiality.

(a) Agents and Lenders each individually (and not jointly or jointly and severally) agree that non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agents and the Lenders in a confidential manner, and shall not be disclosed by Agents and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Administrative Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena, applicable law or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena, applicable law or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agents or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information hereunder subject to the terms of this Section, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, either Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, either Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, each Agent may (i) provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services, and (ii) use the name, logos, and other insignia of Borrowers and Loan Parties and the Total Commitments provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of such Agent.

17.10. Lender Group Expenses.

Borrowers agree to pay the Lender Group Expenses on the date on which demand therefor is made by either Agent. Borrowers agree that their respective obligations contained in this Section 17.10 shall survive payment or satisfaction in full of all other Obligations.

17.11. Survival.

All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, the Issuing Lender, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

17.12. Patriot Act.

Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to reasonably cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Expenses hereunder and be for the account of Borrowers.

17.13. Anti-Money Laundering.

(a) Each Canadian Loan Party acknowledges that, pursuant to the AML Legislation, the Lenders and the Agents may be required to obtain, verify and record information regarding each Canadian Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Canadian Loan Party, and the transactions contemplated hereby. Each Canadian Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any Agent, or any prospective assign or participant of a Lender or an Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If any Agent has ascertained the identity of each Canadian Loan Party or any authorized signatories of each Canadian Loan Party for the purposes of applicable AML Legislation, then such Agent:

(i)	shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and such Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agents have no obligation to ascertain the identity of each Canadian Loan Party or any authorized signatories of each Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from each Canadian Loan Party or any such authorized signatory in doing so.

17.14. Integration.

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.15. Coleman Cable as Agent for Borrowers.

Each Borrower hereby irrevocably appoints Coleman Cable as the attorney-in-fact for all Borrowers and each US Borrower hereby irrevocably appoints Coleman Cable as the borrowing agent for all US Borrowers (in each such capacity, the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until US Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide US Agent with all notices with respect to US Advances and US Letters of Credit obtained for the benefit of any US Borrower and all other notices and instructions under this Agreement, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain US Advances and US Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Accounts and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Accounts and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Accounts and Collateral of Borrowers as herein provided, or (b) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.15 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.16. Determinations; Judgment Currency.

(a) This is an international financial transaction in which the specification of a currency and payment is of the essence. Dollars or Canadian Dollars, as applicable, shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the applicable Agent’s Account in immediately available funds. To the fullest extent permitted by applicable law, the Obligations of each Borrower to Agents and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to the applicable Agent’s Account to the extent that the amount so paid after conversion under this Agreement and transfer to the applicable Agent’s Account, as applicable, does not yield the amount of Dollars with respect to US Obligations or Canadian Dollars with respect to Canadian Obligations owing to Lenders due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining or enforcing judgment against Borrowers in any court in any jurisdiction in connection with this Agreement or any Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the “Judgment Currency”) an amount due under this Agreement or any Loan Document in Dollars or Canadian Dollars, as applicable, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 17.16 being hereinafter referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrowers shall pay such additional amount (if any and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars or Canadian Dollars, as applicable, which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term “rate of exchange” in this Section means the spot rate of exchange at which US Agent would, on the relevant date at or about 10:30 a.m. (New York time), be prepared to sell Dollars or Canadian Dollars, as applicable, against the Judgment Currency.

(c) Any amount due from Borrowers under this Section 17.16 shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent or any Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

(d) Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is determined in another currency, US Agent shall determine the applicable exchange rate in its sole Permitted Discretion. Where any amount is denominated in Canadian Dollars under this Agreement but requires for its determination an amount which is determined in another currency, Canadian Agent shall determine the applicable exchange rate in its sole Permitted Discretion.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

COLEMAN CABLE, INC., a Delaware corporation, as a US Borrower

By:	/s/ Richard N. Burger
Title:	Chief Financial Officer, Executive Vice President and Secretary

TECHNOLOGY RESEARCH CORPORATION, a Florida corporation, as a US Borrower

By:	/s/ Richard N. Burger
Title:	Treasurer and Secretary

WOODS INDUSTRIES (CANADA) INC., an Ontario corporation, as Canadian Borrower

By:	/s/ Richard N. Burger
Title:	Treasurer

WELLS FARGO CAPITAL FINANCE, LLC., a Delaware limited liability company, as US Agent

By:	Illegible
Title:	Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent and as a Lender

By:	/s/ Domenic Cosentino
Title:	Vice President

Signature Page to Second A&R Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	Illegible
Title:	Vice President

Signature Page to Second A&R Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Elizabeth Mitchell
Title:	Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as a Lender

By:	/s/ Medina Sales de Andrade
Title:	Vice President

Signature Page to Second A&R Credit Agreement

REGIONS BANK, as a Lender

By:	Illegible
Title:	Senior Vice President

Signature Page to Second A&R Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	Illegible
Title:	Duly Authorized Signatory

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender

By:	/s/ Agostino A. Marchetti
Title:	Senior Vice President

Signature Page to Second A&R Credit Agreement

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acknowledgment Agreements” means (a) the acknowledgment agreements, substantially in the form of Exhibit D (or such other form as shall be reasonably acceptable to the US Agent), between each Loan Party’s warehousemen, fillers, packers, processors, and other bailees and the applicable Agent, (b) Landlord Agreements, (c) Licensor Consents, (d) Freight Forwarder Agreements, (e) Buying Association Supplemental Agreements or (f) any other bailee acknowledgment and/or waiver agreement in form and substance reasonably satisfactory to the applicable Agent.

“Administrative Borrower” has the meaning specified therefor in Section 17.15 of the Agreement.

“Advances” means the US Advances and/or the Canadian Advances, as applicable, as the context requires.

“Affected Lender” has the meaning specified therefor in Section 2.14(b) of the Agreement.

“Affiliate” means, with respect to any Person, any entity which directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

“Agent” means US Agent and/or Canadian Agent, as applicable, as the context requires.

“Agent-Related Persons” means each Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

Schedule 1.1 – Page 1

“Agent’s Liens” means the Liens granted by any Loan Party or its Subsidiaries to either Agent under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“AML Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanctioned “know your client” laws, within Canada.

“Anti-Terrorism Law” means the Patriot Act or any other statute, regulation, executive order, or other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agents or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(ii) and (iii) of the Agreement.

“Applicable Unused Line Margin” means, as of any date of determination (with respect to the calculation of the fees payable to US Agent, for the ratable account of those Lenders with US Revolver Commitments, and Canadian Agent, for the ratable account of those Lenders with Canadian Revolver Commitments, respectively, under Section 2.10(b) and (c)), the applicable margin set forth in the following table that corresponds to the average daily Excess Availability calculation for the most recently ended fiscal quarter delivered to Agent pursuant to Section 5.1 of the Agreement (the “Quarterly Excess Availability Calculation”); provided, however, that for the period from the Closing Date through the date Agent receives the Quarterly Excess Availability Calculation in respect of the testing period ending September 30, 2011, the Applicable Unused Line Margin shall be at the margin in the row styled “Level III”:

Level	Quarterly Excess Availability Calculation	Base Rate Margin

I	If the Quarterly Excess Availability Calculation is less than or equal to $30,000,000	0.50 percentage points

II	If the Quarterly Excess Availability Calculation is greater than $30,000,000 and less than or equal to $75,000,000	0.375 percentage points

III	If the Quarterly Excess Availability Calculation is greater than $75,000,000	0.25 percentage points

Except as set forth in the foregoing proviso, the Applicable Unused Line Margin shall be based upon the most recent the Quarterly Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the Applicable Unused Line Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Quarterly Excess Availability Calculation pursuant to Section 5.1 of the Agreement; provided, however, that if

Schedule 1.1 – Page 2

Borrowers fail to provide such certification when such certification is due, the Applicable Unused Line Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Unused Line Margin shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the Quarterly Excess Availability Calculation contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher or lower Applicable Unused Line Margin for any period (an “Applicable Unused Line Period”) than the Applicable Unused Line Margin actually applied for such Applicable Unused Line Period, then (i) Borrowers shall immediately deliver to US Agent a correct certificate for such Applicable Unused Line Period, (ii) the Applicable Unused Line Margin shall be determined as if the correct Applicable Unused Line Margin (as set forth in the table above) were applicable for such Applicable Unused Line Period, and (iii) Borrowers shall immediately deliver to the applicable Agent, for the ratable account of those Lenders with a US Revolver Commitment or a Canadian Revolver Commitment, as applicable, full payment in respect of the accrued additional unused line fees as a result of such increased Applicable Unused Line Margin for such Applicable Unused Line Period or, as applicable, the applicable Agent shall establish a credit for the Borrowers in an amount equal to the excess unused line fees paid by the Borrowers to a Lender that shall be credited to future unused line fee payments to such Lender (but only so long as such Lender’s Revolver Commitment has not changed during the Applicable Unused Line Period).

“Appraised Equipment” means any Equipment of a US Borrower subject to a first priority Lien in favor of US Agent that has been appraised by an appraiser reasonably acceptable to US Agent pursuant to a net orderly liquidation value appraisal reasonably acceptable to US Agent.

“Appraised Real Property” means any owned Real Property of a US Borrower (i) subject to a first priority Lien that has been appraised by an appraiser reasonably acceptable to US Agent pursuant to a fair market value appraisal acceptable to US Agent, (ii) with respect to which US Agent has received (A) mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to US Agent in amounts satisfactory to US Agent assuring US Agent that the Mortgages on such Real Property are valid and enforceable first priority mortgage Liens on such Real Property free and clear of all defects and encumbrances except Permitted Liens, and otherwise in form and substance reasonably satisfactory to US Agent, (B) ALTA surveys in form and substance reasonably satisfactory to US Agent, and (C) phase-I environmental reports with respect to each parcel composing the Real Property (the environmental consultants retained for such reports, the scope of the reports, and the results thereof of which shall be reasonably satisfactory to US Agent).

“Asset Disposition” means the disposition (other than (x) a disposition described in clauses (a), (b), (j), (m) or (n) of Section 6.3 or (y) a disposition described in clauses (c), (d), (o) or (p) of Section 6.3, so long as the proceeds thereof are used to repair existing assets or acquire other assets or property useful in the relevant Loan Party’s business within 365 days of such disposition) of any or all of the assets (including, without limitation, the capital Stock of a Loan Party or

Schedule 1.1 – Page 3

Subsidiary of a Loan Party) of any Loan Party or its Subsidiaries, whether by sale, lease, transfer or otherwise, in a single transaction, or in a series of related transactions in any consecutive 12-month period for Net Cash Proceeds in the aggregate in excess of $5,000,000.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-3 as being Authorized Persons of US Borrowers or Canadian Borrower, as applicable, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

“Availability” means the US Availability and/or Canadian Availability, as the context requires.

“Bank Product” means any one or more of the following financial products or accommodations extended to any Borrower or any Loan Party by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by a Loan Party with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to the applicable Agent) to be held by US Agent for the benefit of the US Bank Product Providers (other than the US Hedge Providers) or by Canadian Agent for the benefit of the Canadian Bank Product Providers (other than the Canadian Hedge Providers) in an amount determined by such Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means the US Bank Product Obligations and/or the Canadian Bank Product Obligations, as the context requires.

“Bank Product Provider” means a US Bank Product Provider and/or a Canadian Bank Product Provider, as the context requires.

“Bank Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit B-3, duly executed by the applicable Bank Product Provider, applicable Loan Parties, and the applicable Agent.

“Bankruptcy Code” means (i) title 11 of the United States Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada) (iv) the Winding-Up and Restructuring Act (Canada) and/or (v) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.

Schedule 1.1 – Page 4

“Base Rate” means, with respect to the US Advances and the other US Obligations, the US Base Rate, and with respect to the Canadian Advances and the other Canadian Obligations, the Canadian Base Rate.

“Base Rate Loan” means each portion of the Advances that bears interest at a rate determined by reference to the applicable Base Rate.

“Base Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan), the applicable margin set forth in the following table that correspond to the most recent Quarterly Excess Availability Calculation; provided, however, that for the period from the Closing Date through the date Agent receives the Quarterly Excess Availability Calculation in respect of the testing period ending September 30, 2011, the Base Rate Margin shall be at the margin in the row styled “Level III”:

Level	Quarterly Excess Availability Calculation	Base Rate Margin

I	If the Quarterly Excess Availability Calculation is less than or equal to $30,000,000	0.75 percentage points

II	If the Quarterly Excess Availability Calculation is greater than $30,000,000 and less than or equal to $75,000,000	0.50 percentage points

III	If the Quarterly Excess Availability Calculation is greater than $75,000,000	0.25 percentage points

Except as set forth in the foregoing proviso, the Base Rate Margin shall be based upon the most recent Quarterly Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the Base Rate Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Quarterly Excess Availability Calculation pursuant to Section 5.1 of the Agreement; provided, however, that if Borrowers fail to provide such certification when such certification is due, the Base Rate Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the Quarterly Excess Availability Calculation contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher or lower Base Rate Margin for any period (a “Base Rate Period”) than the Base Rate Margin actually applied for such Base Rate Period, then (i) Borrowers shall immediately deliver to Agent a correct certificate for such Base Rate Period, (ii) the Base Rate Margin shall be determined as if the correct Base Rate Margin (as set forth in the table above) were applicable for such Base Rate Period, and (iii) Borrowers shall immediately deliver to Agent full payment in respect of the accrued

Schedule 1.1 – Page 5

additional interest as a result of such increased Base Rate Margin for such Base Rate Period, which payment shall be promptly applied by Agent to the affected Obligations or, as applicable, US Agent shall establish a credit for the Borrowers in an amount equal to the excess interest paid by the Borrowers to a Lender that shall be credited to future interest payments to such Lender (but only so long as such Lender’s Revolver Commitment has not changed during the Base Rate Period).

“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Loan Party, any Subsidiary or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrowing” means a US Borrowing and/or a Canadian Borrowing, as the context requires.

“Borrowing Base” means the US Borrowing Base and/or the Canadian Borrowing Base, as the context requires.

“Borrowing Base Certificate” means the US Borrowing Base Certificate and/or the Canadian Borrowing Base Certificate, as the context requires.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Illinois, except that (a) if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market, and (b) if a determination of a Business Day shall relate to a Canadian Advance or Canadian Letter of Credit (including a request therefor), the term “Business Day” also shall exclude any day on which banks are authorized or required to close in Toronto, Ontario, Canada.

“Buying Association” means any Person (other than a bank or other financial institution) (a) the members of which are customers of a Borrower and receive price rebates on the purchase of goods from such Borrower as a result of being members in such Person and (b) that pays such Borrower’s accounts receivable owed by its members to such Borrower from amounts paid to such Person by those members.

“Buying Association Agreement” means an agreement between a Buying Association and the applicable Borrower.

“Buying Association Supplemental Agreement” means an agreement in form and substance satisfactory to US Agent between a Buying Association and the applicable Borrower supplementing a Buyer Association Agreement.

“Canadian Advances” has the meaning specified therefor in Section 2.1(b) of the Agreement.

Schedule 1.1 – Page 6

“Canadian Agent” has the meaning specified therefor in the preamble to the Agreement.

“Canadian Agent’s Account” means the Deposit Account of Canadian Agent identified on Schedule A-2.

“Canadian Agent’s Liens” means the Liens granted by a Canadian Loan Party to Canadian Agent under the Loan Documents.

“Canadian Availability” means, as of any date of determination, the amount that Canadian Borrower is entitled to borrow as Canadian Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Canadian Obligations (other than Canadian Bank Product Obligations)).

“Canadian Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by a Canadian Loan Party to any Canadian Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Canadian Hedge Obligations, and (c) all amounts that either Agent or any Lender is obligated to pay to a Canadian Bank Product Provider as a result of either Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Canadian Bank Product Provider with respect to the Canadian Bank Products provided by such Canadian Bank Product Provider to a Canadian Loan Party; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “Canadian Bank Product Obligations”, if the applicable Canadian Bank Product Provider is any Person other than Wells Fargo or its Affiliates, the applicable Bank Product must have been provided on or after the Closing Date and Canadian Agent shall have received a Bank Product Provider Letter Agreement within 10 Business Days after the date of the provision of the applicable Bank Product to any Canadian Loan Party.

“Canadian Bank Product Provider” means any Lender or any of its Affiliates that provides Bank Products to a Canadian Loan Party; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Canadian Bank Product Provider with respect to a Bank Product provided to a Canadian Loan Party unless and until US Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to a Canadian Loan Party; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Canadian Bank Product Reserve Amount” means, as of any date of determination, the Canadian Dollar amount of reserves that the Canadian Agent has, in its Permitted Discretion, determined it is necessary or appropriate to establish (based upon the Canadian Bank Product Providers’ reasonable determination of the liabilities and obligations of Canadian Loan Parties in respect of Bank Products) in respect of Bank Products then provided or outstanding.

Schedule 1.1 – Page 7

“Canadian Base Rate” means, at any time, the annual rate of interest equal to the greater of (i) the rate from time to time publicly announced by Canadian Imperial Bank of Commerce as its “prime rate” in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs, whether or not such announced rate is the best rate available at such bank, or (ii) the rate of interest equal to the sum of the 30-day Canadian LIBOR Rate at such time plus 1% per annum.

“Canadian Borrowing” means a borrowing consisting of Canadian Advances made on the same day by the Lenders (or Canadian Agent on behalf thereof), or by Canadian Swing Lender in the case of a Canadian Swing Loan, or by Canadian Agent in the case of a Canadian Protective Advance.

“Canadian Borrowing Base” means, as of any date of determination, the following amount calculated in Canadian Dollars as follows:

(1) 85% of the amount of Canadian Eligible Accounts; plus

(2) an amount equal to the lesser of (a) Cdn$12,000,000 and (b) the lesser of (x) 70% of the book value (calculated at the lower of cost or market on a basis consistent with Canadian Loan Parties’ historical accounting practices) of Canadian Eligible Inventory and (y) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with Canadian Loan Parties’ historical accounting practices) of Canadian Loan Parties’ Inventory (provided, however, that not more than 5% of the aggregate amount of Canadian Eligible Inventory may consist of Processor Inventory); minus

(3) reserves established by the Canadian Agent from time to time, in its Permitted Discretion, as a result of changes that the Canadian Agent becomes aware of that have resulted or would reasonably be expected to result in a diminution in the quantity, quality or value of any Collateral; provided that prior to establishing or modifying any such reserve, the Canadian Agent shall have given Canadian Borrower a reasonable opportunity and a reasonable amount of time (it being agreed that if Excess Availability is greater than $25,000,000 prior to giving effect to such reserve, the Canadian Agent will give Canadian Borrower 5 Business Days) to confer with the Canadian Agent regarding the proposed new or modified reserve. Subject to the foregoing, such reserves may include, without limitation but without duplication, the Canadian Bank Product Reserve Amount, rent reserves, import and duty and freight charge reserves, Canadian Inventory Reserves, and Canadian Priority Payables Reserves.

Subject to the relevant terms and provisions set forth in this Agreement, including specifically Section 14, the Canadian Agent at all times shall be entitled to reduce or increase the advance rates and change the standards of eligibility under this Agreement, in each case in its Permitted Discretion, including, without limitation, following the Canadian Agent’s review of any inventory appraisal and the orderly liquidation values contained therein. Promptly after making any such adjustments, the Canadian Agent shall notify the Canadian Borrower thereof.

Schedule 1.1 – Page 8

“Canadian Borrowing Base Certificate” means a certificate in the form of Exhibit B-2.

“Canadian Borrowing Base Excess” has the meaning set forth in Section 2.4(e)(i).

“Canadian Cash Concentration Account” means a deposit account established and maintained by Canadian Borrower, for itself and as agent for the other Canadian Loan Parties, over which the Canadian Agent, for itself and for the benefit of the Lenders, has control over such deposit account, whether by virtue of such deposit account’s being maintained at the Canadian Agent or, if required by the Canadian Agent, pursuant to the terms of a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Canadian Agent.

“Canadian Designated Account” means the Deposit Account of Canadian Borrower identified on Schedule D-2.

“Canadian Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Canadian Dollars” or “Cdn$” means the lawful currency of Canada, as in effect from time to time.

“Canadian Eligible Accounts” means the aggregate face amount of the Accounts of each of the Canadian Loan Parties that conform to the warranties contained herein and at all times continue to be acceptable to the Canadian Agent in its Permitted Discretion, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves for slow paying accounts, foreign sales, bill and hold (or deferred shipment) transactions and the Lenders’ charges as set forth in this Agreement. Unless otherwise approved in writing by the Canadian Agent, no Account shall be deemed to be a Canadian Eligible Account if:

(a) the Account arises out of a sale made by any Canadian Loan Party to an Affiliate or to any employee of any Loan Party;

(b) the Account is unpaid more than 120 days after the original invoice date or 60 days after the original payment due date thereof;

(c) such Account is from the same Account Debtor (or any Affiliate thereof) and 50% or more, in face amount, of other Accounts from such Account Debtor (or any Affiliate thereof) are due or unpaid more than 120 days after the original invoice date or 60 days after the original payment due date thereof;

(d) (i) the amount of the Account, when aggregated with all other Accounts of any Account Debtor, exceeds 20% in face value of all Accounts of the Loan Parties then outstanding, but only to the extent of such excess, or (ii) the amount of the Account owing from Account Debtors that pay through the same Buying Association, when aggregated with all other Accounts which will be paid through the same Buying Association, exceeds 30% in face value of all Accounts of the Loan Parties then outstanding, but only to the extent of such excess;

Schedule 1.1 – Page 9

(e) an Account for which (i) the Account Debtor is also a creditor of any Loan Party, but only to the extent of the amount owed by such Loan Party to the Account Debtor, (ii) the Account Debtor has disputed its liability on, or the Account Debtor has made any claim with respect to, such Account or any other Account due from such Account Debtor to such Loan Party, which has not been resolved, or (iii) the Account Debtor has or acquires any right of setoff against such Account, but only to the extent of the amount of such setoff;

(f) the Account is owing by an Account Debtor that has commenced a voluntary case under the Bankruptcy Code or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to such Account Debtor in an involuntary case under the Bankruptcy Code; any petition or other application for relief under the Bankruptcy Code has been filed by or against the Account Debtor; or such Account Debtor is generally not paying its debts as they become due (unless such debts are the subject of a bona fide dispute), or has suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

(g) the Account arises from a sale to an Account Debtor outside of any province of Canada, unless the sale is (i) on letter of credit, guaranty or banker’s acceptance terms, in each case acceptable to the Canadian Agent in its Permitted Discretion, or (ii) otherwise approved by and acceptable to the Canadian Agent in its Permitted Discretion;

(h) the Account arises from a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or is made pursuant to any other written agreement providing for repurchase or return;

(i) the Canadian Agent believes, in its Permitted Discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(j) an Account for which the related Account Debtor is a Governmental Authority, unless any applicable assignment of claims statute, including the Financial Administration Act (Canada), has been complied with;

(k) an Account for which the goods giving rise thereto have not been shipped and invoiced to the related Account Debtor or its designee; the services giving rise to such Account have not been performed by or on behalf of the applicable Canadian Loan Party and accepted by the related Account Debtor or its designee; or such Account otherwise does not represent a final sale;

(l) the aggregate face amount of the Account and all other Accounts owing by the same Account Debtor exceeds a credit limit as to such Account Debtor determined by the Canadian Agent, in its Permitted Discretion, but only to the extent such aggregate face amount exceeds such limit;

(m) any Account in which the Canadian Agent does not have a first priority, perfected security interest;

Schedule 1.1 – Page 10

(n) an Account for which an invoice has not been prepared and delivered to the related Account Debtor; or

(o) an Account which the Canadian Agent, at any time and in the exercise of its Permitted Discretion, determines it to be ineligible.

“Canadian Eligible Inventory” means (a) the aggregate gross amount of each Canadian Loan Party’s Inventory (excluding 80% of all work-in-process, except for work-in-process consisting solely of drawn copper wire located at any facility of a Canadian Loan Party or a Subsidiary of a Canadian Loan Party (which shall not be excluded)), valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by such Canadian Loan Party and with respect to which such Canadian Loan Party has good, valid and marketable title, (ii) is stored on property that is either (A) owned or leased by such Canadian Loan Party or (B) owned or leased by a warehouseman that has contracted with such Canadian Loan Party to store Inventory on such warehouseman’s property or by another bailee of such Canadian Loan Party (other than a Processor) (provided that, with respect to Inventory stored on property leased by such Canadian Loan Party, such Canadian Loan Party shall have delivered in favor of the Canadian Agent an Acknowledgment Agreement from the landlord of such leased location, and, with respect to Inventory stored on property owned or leased by a warehouseman or other bailee (other than a Processor), such Canadian Loan Party shall have delivered to the Canadian Agent an Acknowledgment Agreement executed by such warehouseman or other bailee (other than a Processor)); or if not so stored, such Inventory constitutes Processor Inventory or In-Transit Inventory; (iii) is subject to a valid, enforceable and first priority Lien in favor of Canadian Agent except, with respect to Canadian Eligible Inventory stored at sites described in clause (B) above for normal and customary warehouseman, filler, packer and processor charges); (iv) is located in Canada; and (v) is not obsolete, excess or slow moving and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the Canadian Agent in its Permitted Discretion, less (b) the sum of (i) Inventory of a Canadian Loan Party consisting of manufacturing supplies (other than raw materials), expense supplies, shipping supplies or packaging materials, (ii) reserves imposed by the applicable Canadian Loan Party, (iii) any goods returned or rejected by such Canadian Loan Party’s customers for which a credit has not yet been issued, (iv) goods in transit to third parties (other than to such Canadian Loan Party’s agents, warehouses, or other bailees (other than a Processor) that have furnished an Acknowledgement Agreement to such Canadian Loan Party and the Canadian Agent or which constitutes Processor Inventory or In-Transit Inventory), (v) damaged Inventory of a Canadian Loan Party, (vi) any Inventory of a Canadian Loan Party that the Canadian Agent determines in its Permitted Discretion to be a no charge or sample item; (vii) a reserve equal to the amount of all accounts payable of such Canadian Loan Party owed or owing to any filler, packer, processor or other bailee of such Canadian Loan Party; (viii) any reserves required by the Canadian Agent in its Permitted Discretion, including, without limitation, for special order goods, market value declines, shrinkage, import duty and freight charges, rebates and purchase price variances and Canadian Inventory Reserves; (ix) any Inventory of a Canadian Loan Party which is held by a Canadian Loan Party pursuant to consignment, sale or return, sale on approval or similar arrangement; and (x) any Inventory of a Canadian Loan Party that the Canadian Agent determines in its Permitted Discretion to be ineligible.

Schedule 1.1 – Page 11

“Canadian Employee” means any employee or former employee of a Canadian Loan Party.

“Canadian Employee Benefits Legislation” means the Canada Pension Plan (Canada), the Pension Benefits Act (Ontario), and any Canadian federal, provincial or local counterparts or equivalents, in each case, as applicable and as amended from time to time.

“Canadian Employee Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employee group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees.

“Canadian Guaranty” means the guarantee, dated as of the Closing Date, executed and delivered by the US Loan Parties in respect of the Canadian Obligations.

“Canadian Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of a Canadian Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Canadian Bank Product Providers.

“Canadian Hedge Provider” means any Lender or any of its Affiliates that enters into a Hedge Agreement with a Canadian Loan Party; provided, however, that no such Person (other than WF Canada or its Affiliates) shall constitute a Canadian Hedge Provider unless and until Canadian Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such Hedge Agreement with a Canadian Loan Party; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Canadian Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Canadian Hedge Obligations.

“Canadian Issuing Lender” means WF Canada or any other Lender that, at the request of any Canadian Borrower and with the consent of US Agent, agrees, in such Lender’s sole discretion, to become a Canadian Issuing Lender for the purpose of issuing Canadian Letters of Credit or Canadian Reimbursement Undertakings pursuant to Section 2.12 of the Agreement and the Canadian Issuing Lender shall be a Lender.

“Canadian Inventory Reserves” means reserves (determined from time to time by Canadian Agent in its Permitted Discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by the Canadian Loan Parties, plus (b) the estimated reclamation claims of unpaid suppliers of Inventory sold to Canadian Loan Parties (including, without limitation, claims arising under the Bankruptcy and Insolvency Act (Canada)).

Schedule 1.1 – Page 12

“Canadian Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Canadian Issuing Lender or a letter of credit (as that term is defined in the Code) issued by Canadian Underlying Issuer, as the context requires.

“Canadian Letter of Credit Disbursement” means a payment made by Canadian Issuing Lender or Canadian Underlying Issuer pursuant to a Canadian Letter of Credit.

“Canadian Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Canadian Letters of Credit.

“Canadian LIBOR Rate” means the annual rate of interest equal to the average rate applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:00 a.m. (Toronto time), on such day, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such day as contemplated, then the Canadian LIBOR Rate on such day shall be calculated as the average of the rates for such period applicable to Canadian Dollar bankers’ acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 10:00 a.m. (Toronto time) on such day or, if such day is not a Business Day, then on the immediately preceding Business Day for a term and in an amount comparable to the Interest Period and the amount of the Canadian LIBOR Rate Loan requested (whether as an initial Canadian LIBOR Rate Loan or as a continuation of a Canadian LIBOR Rate Loan or as a conversion of a Canadian Base Rate Loan to a Canadian LIBOR Rate Loan) by the Canadian Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Canadian Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Canadian Loan Party” means Canadian Borrower and each Loan Party organized under the laws of Canadian or any province or territory thereof.

“Canadian Maximum Revolver Amount” means Cdn$20,000,000, decreased by the amount of reductions in the Canadian Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Canadian Obligations” means, without duplication, (a) all loans (including the Canadian Advances (inclusive of Canadian Protective Advances and Canadian Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Canadian Reimbursement Undertakings or with respect to Canadian Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Canadian Borrower’s Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim

Schedule 1.1 – Page 13

in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Canadian Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Canadian Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, (b) all debts, liabilities, or obligations (including reimbursement or indemnification obligations, irrespective of whether contingent) owing by Canadian Borrower or any other Canadian Loan Party to a Canadian Underlying Issuer now or hereafter arising from or in respect of Canadian Underlying Letters of Credit, and (c) all Canadian Bank Product Obligations. Any reference in the Agreement or in the other Loan Documents to the Canadian Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Canadian Overadvance” has the meaning specified therefor in Section 2.4(e) of the Agreement.

“Canadian Pension Plan” means any pension plan required to be registered under the Income Tax Act (Canada) or any Canadian federal or provincial law and or contributed to by a Canadian Loan Party for its Canadian Employees or former Canadian Employees, including any pension benefit plan within the meaning of the Pension Benefits Act (Ontario), but does not include the Canada Pension Plan maintained by the Government of Canada or the Quebec Pension Plan maintained by the Province of Quebec.

“Canadian Priority Payables Reserves” means reserves (determined from time to time by Canadian Agent in its Permitted Discretion) for: (a) the amount past due and owing by any Canadian Loan Party, or the accrued amount for which such Canadian Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services taxes, sales taxes, employee income taxes, municipal taxes and other taxes payable or to be remitted or withheld; (ii) workers’ compensation; (iii) vacation or holiday pay; and (iv) other like charges and demands to the extent that any Governmental Authority or other Person may claim a lien, security interest, hypothec, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Canadian Loan Party (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unpaid or unremitted pension plan contributions, or (iii) which are secured by a lien, security interest, pledge, charge, right or claim on any Collateral, or (iv) in respect of directors and officers, debtor-in-possession financing, administrative charges, critical supplier charges or shareholder charges; in each case, pursuant to any applicable law, rule or regulation and which such lien, trust, security interest, hypothec, pledge, charge, right or claim ranks or, in the Permitted Discretion of the Canadian Agent, is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as liens, trusts, security interests, hypothecs, pledges, charges, rights or claims in favor of employees, landlords, warehousemen, customs brokers, carriers, mechanics, materialmen, labourers, or suppliers, or liens, trusts, security interests, hypothecs, pledges, charges, rights or claims for ad valorem, excise, sales, or other taxes where given priority under applicable law); in each case net of the aggregate amount of all restricted cash held or set aside for the payment of such obligations

Schedule 1.1 – Page 14

“Canadian Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Canadian Reimbursement Undertaking” has the meaning specified therefor in Section 2.12(b) of the Agreement.

“Canadian Revolver Commitment” means, with respect to each Lender, its Canadian Revolver Commitment, and, with respect to all Lenders, their Canadian Revolver Commitments, in each case as such Canadian Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Canadian Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Canadian Advances (including, without limitation, Canadian Swing Loans), plus (b) the amount of the Canadian Letter of Credit Usage.

“Canadian Security Agreement” means a general security agreement dated as of the Closing Date and execute and delivered to Canadian Agent by Canadian Borrower and each other Canadian Loan Party.

“Canadian Subsidiary” means any Subsidiary organized under the laws of Canada or any province or territory thereof.

“Canadian Swing Lender” means WF Canada or any other Lender that, at the request of Canadian Borrower and with the consent of US Agent agrees, in such Lender’s sole discretion, to become the Canadian Swing Lender under Section 2.3(b).

“Canadian Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Canadian Underlying Issuer” means Toronto Dominion Bank, any of its Affiliates or any other Lender that, at the request of Canadian Borrower and with the consent of Canadian Agent, agrees, in such Lender’s sole discretion, to become a Canadian Underlying Issuer for the purpose of issuing Canadian Letters of Credit.

“Canadian Underlying Letter of Credit” means a Canadian Letter of Credit that has been issued by a Canadian Underlying Issuer.

“Capital Expenditures” shall mean expenditures for the acquisition (including the acquisition by capitalized lease) or improvement of capital assets, as determined in accordance with GAAP.

Schedule 1.1 – Page 15

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash Concentration Account” means the US Cash Concentration Account and/or the Canadian Cash Concentration Account, as the context requires.

“Cash Equivalents” shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada is pledged in support thereof) having maturities of not more than one (1) year from the date of acquisition, (b) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof or Canada or any province or territory thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or at least P-1 or the equivalent thereof by Moody’s Investors Services, Inc. (any such bank, an “Approved Bank”), with such deposits or certificates having maturities of not more than one (1) year from the date of acquisition, (c) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (a) and (b) above entered into with any Approved Bank, (d) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof or the federal laws of Canada and rated at least A-1 or the equivalent thereof by Standard & Poor’s Corporation or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than one year after the date of acquisition, (e) investments in money market funds that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above, and (f) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (e) above and (ii) has net assets of not less than $500,000,000. All such Cash Equivalents must be denominated solely for payment in Dollars.

“Cash Management Event” has the meaning specified therefor in Section 5.18(b) of the Agreement.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Casualty Loss” has the meaning specified therefor in Section 5.10 of the Agreement.

“CCI” means CCI International, Inc., a Delaware corporation.

Schedule 1.1 – Page 16

“CFC” means a controlled foreign corporation within the meaning of Section 957 or the IRC in which any Loan Party is a United States stockholder within the meaning of Section 951(b) of the IRC.

“Change of Control” shall mean the occurrence of any of the following: (i) Coleman Cable shall fail to own 100% of the outstanding capital Stock of each of the other Borrowers and the Guarantors or (ii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of Coleman Cable.

“Closing Date” means the date this Agreement becomes effective.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by a Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of either Agent or the Lenders under any of the Loan Documents.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Coleman Cable” has the meaning specified therefor in the preamble to the Agreement.

“Commitment” means, with respect to each Lender, its US Revolver Commitment, its Canadian Revolver Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their US Revolver Commitments, their Canadian Revolver Commitments, or their Total Commitments, as the context requires, in each case as such Dollar or Canadian Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement or pursuant to Section 2.1(e).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Administrative Borrower to US Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

“Consolidated Assets” shall mean, for any applicable period of computation, all amounts which would be included under total assets on a consolidated balance sheet of Coleman Cable and its Subsidiaries as of the last day of the preceding period, determined in accordance with applicable law and GAAP.

“Consolidated Cash Taxes” shall mean, for any applicable period of computation, the sum of all taxes paid in cash by Coleman Cable and its consolidated Subsidiaries during such period, determined on a consolidated basis in accordance with applicable law and GAAP.

Schedule 1.1 – Page 17

“Consolidated EBITDA” means, for any applicable period of computation, (a) Consolidated Net Income for such period, but excluding therefrom all extraordinary items of income or loss for such period, plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of Coleman Cable and its Subsidiaries for such period, plus (iii) depreciation, amortization and other non-cash charges (excluding non-cash charges that are expected to become cash charges in the next succeeding 12 months or that are reserves for future cash charges, and including compensation expense related to stock options determined in accordance with SFAS No. 123(R)) for such period.

“Consolidated Fixed Charges” shall mean, for any applicable period of computation, without duplication, the sum of (i) all Consolidated Interest Expense paid in cash for such period plus (ii) Consolidated Scheduled Funded Indebtedness Payments made during such period.

“Consolidated Funded Indebtedness” shall mean, as of any date of determination, all Funded Indebtedness of the Coleman Cable and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any applicable period of computation, all interest expense, net of cash interest income, of Coleman Cable and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any applicable period of computation, the net income (or net deficit) of Coleman Cable and its consolidated Subsidiaries for such period, after deduction of interest expense, income taxes and depreciation and amortization for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Scheduled Funded Indebtedness Payments” shall mean, for any applicable period of computation, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness for such period (including the principal component of payments due on Capital Leases or under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product during such period), determined on a consolidated basis in accordance with GAAP; it being understood that Consolidated Scheduled Funded Indebtedness Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 2.4.

“Continuing Director” means (a) any member of the board of directors who was a director (or comparable manager) of Coleman Cable on the Closing Date, and (b) any individual who becomes a member of the board of directors after the Closing Date if such individual was approved, appointed or nominated for election to the board of directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Coleman Cable and whose initial assumption of office resulted from such contest or the settlement thereof.

Schedule 1.1 – Page 18

“Contractual Obligations” means, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Agreement” means a contribution agreement, dated as of the Closing Date, executed by US Loan Parties.

“Currency Exchange Rate” means, as of the any date of determination, the spot rate for the purchase of Dollars based on the amount of a particular currency (including Canadian Dollars) necessary to purchase one Dollar, as published in the Wall Street Journal on such date of determination; provided, that if the Wall Street Journal does not publish such rate or is not available, the Currency Exchange Rate shall be such rate as determined by Agent in its reasonable discretion.

“Current Derivative Exposure” means, as to any Person, as of any date of determination, the amount that would be payable by such Person in the event all transactions under its Hedge Agreements outstanding on such date were terminated due to an event of default for which such Person was a defaulting party under such Hedge Agreements, without giving credit for any amounts that would be payable to such Person in connection with such terminations.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both (subject to the cure or waiver thereof in accordance with the terms of this Agreement), would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement on the date that it is required to do so under the Agreement (including the failure to make available to either Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified any Borrower, either Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by either Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to either Agent or any other Lender any other amount required to be paid by it under the Agreement on the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

Schedule 1.1 – Page 19

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the applicable Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit” provision as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Deposit Account” means a deposit account (as that term is defined in the Code).

“Deposit Account Control Agreement” means an agreement among a Loan Party, a Lockbox Bank or other depositary institution, and an Agent, which agreement is in a form as is reasonably acceptable to such Agent and its counsel and which provides for such Agent having “control” (as such term is used in Article 9 of the Code) over the deposit accounts described therein, in each case as the same may be amended, restated, supplemented, or otherwise modified from time to time. For certainty, for any Canadian deposit account (including the Canadian Cash Concentration Account), such term shall refer to a “blocked account” agreement with respect to such deposit account, notwithstanding that the execution and delivery of such agreement is not a perfection requirement.

“Designated Account” means the US Designated Account and/or the Canadian Designed Account, as the context requires.

“Designated Account Bank” means the US Designated Account Bank and/or the Canadian Designated Account Bank, as the context requires.

“Dollars” or “$” means United States dollars.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by US Agent at such time on the basis of the Currency Exchange Rate for the purchase of Dollars with such currency.

“Domestic Holdco Subsidiary” means any Domestic Subsidiary all of the assets of which (other than a de minimis amount) consist of the capital stock of Foreign Subsidiaries, Canadian Subsidiaries or other Domestic Holdco Subsidiaries.

“Domestic Subsidiary” means any Subsidiary organized under the laws of a State of the United States or the District of Columbia (other than a Domestic Holdco Subsidiary).

“Eligible Accounts” means US Eligible Accounts and/or Canadian Eligible Accounts, as the context requires.

“Eligible Inventory” means US Eligible Inventory and/or Canadian Eligible Inventory, as the context requires.

Schedule 1.1 – Page 20

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a pre-existing Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by the applicable Agent and Borrowers (such approval by Borrowers not to be unreasonably withheld, conditioned or delayed), and (f) during the continuation of an Event of Default, any other Person approved by US Agent.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to the protection of the environment, the effect of Hazardous Materials on human health, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of

Schedule 1.1 – Page 21

the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower or its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower or its Subsidiaries and whose employees are aggregated with the employees of any Borrower or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to the sum of US Availability and the Dollar Equivalent of the Canadian Availability.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Taxes” means, in the case of any Lender or any Participant (i) Taxes imposed on or measured by its net income (including branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Loan Party is located) or overall gross income, net profits or gross profits, and franchise and capital Taxes imposed on it, by (A) the United States of America or Canada or, in each case, any state or political subdivision thereof, (B) the jurisdiction (or by any political subdivision or taxing authority thereof) under the laws of which such Lender or such Participant is organized or a resident, (C) the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located, (D) in the case of any Lender, the jurisdiction in which its applicable lending office is located or (E) any other jurisdiction as the result of any current or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing such Tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) any United States backup withholding Taxes, (iii) Taxes which would not have arisen but for a Lender’s or a Participant’s failure to comply with the requirements of Section 2.1(f) or Section 16(c) or (e) of the Agreement, (iv) any United States federal and Canadian withholding taxes (and any corresponding Taxes imposed on the Lender or Participant under applicable Law) that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (v) any Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning given to such term in the recitals hereto.

“Existing Closing Date” has the meaning given to such term in the recitals hereto.

Schedule 1.1 – Page 22

“Existing Letters of Credit” means those letters of credit described on Schedule E-2 to the Agreement.

“Existing Obligations” means the “Obligations”, as such term is defined in the Existing Credit Agreement.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the IRC and the regulations or other guidance promulgated thereunder.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by US Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain fee letter, dated as of even date with the Agreement, among Borrowers and Agents, in form and substance reasonably satisfactory to Agents.

“Financial Statements” has the meaning ascribed thereto in Section 4.6.

“Fixed Charge Coverage Ratio” means, as of the last day of each month, the ratio of (a) (i) Consolidated EBITDA (computed for the 12 month period then ending), minus (ii) Unfinanced Capital Expenditures for such 12 month period, minus (iii) Consolidated Cash Taxes for such 12 month period, minus (iv) cash dividends, distributions, management fees and other Restricted Payments, paid by Coleman Cable pursuant to Section 6.6(d), (e) or (f) during such 12 month period, minus (v) prepayments, redemptions or repurchases of the Senior Notes (2010) pursuant to Section 6.13(d)(iii) during such 12 month period, to (b) Consolidated Fixed Charges (computed for such 12 month period).

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary or a Canadian Subsidiary and which is a CFC.

“Freight Forwarder Agreement” means a freight forwarder agreement in form and substance reasonably satisfactory to the applicable Agent among a freight forwarder or other shipping agent of a Borrower, the applicable Agent and the applicable Borrower.

“Funded Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all

Schedule 1.1 – Page 23

obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the principal portion of all obligations of such Person under Capital Leases, (f) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date prior to 180 days following the Maturity Date, (h) the principal portion of all obligations of such Person under off-balance sheet financing arrangements, (i) the amount of Current Derivative Exposure under Hedge Agreements of such Person, (j) all Indebtedness of another Person of the type referred to in clauses (a) through (i) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all guaranties of such Person with respect to Indebtedness of the type referred to in clauses (a) through (i) above of another Person and (k) Indebtedness of the type referred to in clauses (a) through (i) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.13(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal (including the federal government of Canada), state, provincial, territorial, municipal, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, bureau, commission, or other similar dispute-resolving panel or body.

“Guarantor” means each of each Borrower, each other Loan Party and each other Person that has guarantied, or is otherwise liable with respect to, or has granted a Lien to secure, all or any part of the Obligations; provided, that no Canadian Loan Party, Canadian Subsidiary, Foreign Subsidiary or Domestic Holdco Subsidiary shall be a Guarantor of the US Obligations.

“Guaranty” means a general continuing guaranty (including the Canadian Guaranty) dated as of the Closing Date, executed and delivered by an extant Guarantor in favor of either Agent, for the benefit of the Lender Group and the Bank Product Providers, with respect to all or any part of the Obligations.

Schedule 1.1 – Page 24

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements

“Hedge Obligations” means the US Hedge Obligations and/or the Canadian Hedge Obligations, as the context requires.

“Hedge Provider” means the US Hedge Providers and/or the Canadian Hedge Providers, as the context requires.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“In-Transit Inventory” means Inventory of a Loan Party which is in transit to such Loan Party (a) aboard trucks or other transport vehicles within the United States or Canada owned or leased by a Loan Party or by a common carrier that has delivered in favor of the applicable Agent an acknowledgement and lien waiver agreement in form and substance reasonably satisfactory to such Agent or (b) at sea or by inland waterway to, or at a port in, the United States or Canada so long as, with respect to Inventory in transit at sea or by inland waterway, the applicable bill of lading shall run to the order of the applicable Agent and shall promptly be furnished to the applicable freight forwarder and, with respect to Inventory at a port, the applicable freight forwarder shall have delivered in favor of the applicable Agent a Freight Forwarder Agreement in form and substance reasonably satisfactory to the applicable Agent.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or

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payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guaranties of such Person with respect to Indebtedness of the type referred in this definition of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedge Agreements, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date prior to 180 days following the Maturity Date, (l) the principal portion of all obligations of such Person under off-balance sheet financing arrangements and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes or Other Taxes.

“Independent Accountant” means a firm of independent public accountants of nationally recognized standing selected by the board of directors of Coleman Cable, which is “independent” as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other provincial, state or federal (including the federal government of Canada) bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.

“Intellectual Property Security Agreements” means each copyright security agreement, patent security agreement and trademark security agreement executed from time to time by any Loan Party in favor of either Agent.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, executed and delivered by Loan Parties and Agents.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a

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LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months (or with respect to the Canadian LIBOR Rate, 30, 60, 90 or 180 days) thereafter; provided, however, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months (or with respect to the Canadian LIBOR Rate, 30, 60, 90 or 180 days) after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of the applicable Loan Party or any of its Subsidiaries and Capital Expenditures not otherwise prohibited hereunder) of assets, shares of capital Stock, bonds, notes, debentures, partnership interests, joint ventures or other ownership interests or other securities of such Person, (b) any deposit (other than deposits constituting a Permitted Lien) with, or advance, loan or other extension of credit (other than sales of inventory on credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and sales on credit of the type described in clauses (c) or (d) of Section 6.3) to, such Person or (c) any other capital contribution to or investment in such Person, including, without limitation, any obligation incurred for the benefit of such Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the maximum principal amount of the obligations guaranteed and still outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (iv) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISP” means, with respect to any US Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Document” means, with respect to any US Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by any US Borrower in favor of US Issuing Bank and relating to such US Letter of Credit.

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“Issuing Lender” means US Issuing Bank and/or Canadian Issuing Lender, as the context requires.

“Landlord Agreement” means a Landlord Lien Waiver Agreement, substantially in the form of Exhibit E hereto (or such other form as shall be reasonably acceptable to the US Agent), between a Loan Party’s landlord and the applicable Agent.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include the Issuing Lenders and the Swing Lenders, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including the Issuing Lenders and the Swing Lenders) and each Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented out-of-pocket fees or charges paid or incurred by either Agent in connection with the Lender Group’s transactions with any Borrower or its Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles and all similar searches and inquiries conducted in Canada), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) each Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out of pocket costs and expenses incurred in connection therewith, (d) out-of-pocket charges paid or incurred by either Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) reasonable and documented out-of-pocket audit fees and expenses (including travel, meals, and lodging) of each Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable and documented out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (h) each Agent’s reasonable and documented costs and expenses (including reasonable attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating, or amending the Loan Documents, (i) each Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys,

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accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (j) usage charges, charges, fees, costs and expenses for amendments, renewals, extensions, transfers, or drawings from time to time imposed by the Canadian Underlying Issuer or incurred by either Issuing Lender in respect of Letters of Credit and out-of-pocket charges, fees, costs and expenses paid or incurred by Canadian Underlying Issuer or either Issuing Lender in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder.

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender Hedging Agreement” means any Hedge Agreement between any Borrower or other Loan Party and any Person (or affiliate of such Person) that was a Lender at the time it entered into such Hedge Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a US Letter of Credit and/or a Canadian Letter of Credit, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to the applicable Agent, including provisions that specify that the applicable Letter of Credit fee and all usage charges set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by the applicable Agent for the benefit of those Lenders with a US Revolver Commitment or a Canadian Revolver Commitment, as applicable, in an amount equal to 105% of the then existing US Letter of Credit Usage or Canadian Letter of Credit Usage, as applicable, (b) causing the applicable Letters of Credit to be returned to the applicable Agent and the applicable Issuing Lender for cancellation, or (c) providing the applicable Agent with a standby letter of credit, in form and substance reasonably satisfactory to such Agent, from a commercial bank acceptable to such Agent (in its sole discretion) in an amount equal to 105% of the then existing US Letter of Credit Usage or Canadian Letter of Credit Usage, as applicable (it being understood that the Letter of Credit fees and all usage charges set forth in the Agreement will continue to accrue while such Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means as US Letter of Credit Disbursement or a Canadian Letter of Credit Disbursement, as the context requires.

“Letter of Credit Usage” means the US Letter of Credit Usage and/or the Canadian Letter of Credit Usage, as the context requires.

“LIBOR Deadline” has the meaning specified therefor in Section 2.13(b)(i) of the Agreement.

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“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.13(a) of the Agreement.

“LIBOR Rate” means, with respect to the US Advances and other US Obligations, the US LIBOR Rate, and with respect to the Canadian Advances and other Canadian Obligations, the Canadian LIBOR Rate.

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the applicable LIBOR Rate.

“LIBOR Rate Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan), the applicable margin set forth in the following table that corresponds to the most recent Quarterly Excess Availability Calculation; provided, however, that for the period from the Closing Date through the date Agent receives the Quarterly Excess Availability Calculation in respect of the testing period ending September 30, 2011, the LIBOR Rate Margin shall be at the margin in the row styled “Level III”:

Level	Quarterly Excess Availability Calculation	LIBOR Rate Margin

I	If the Quarterly Excess Availability Calculation is less than or equal to $30,000,000	2.00 percentage points

II	If the Quarterly Excess Availability Calculation is greater than $30,000,000 and less than or equal to $75,000,000	1.75 percentage points

III	If the Quarterly Excess Availability Calculation is greater than $75,000,000	1.50 percentage points

Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be based upon the most recent Quarterly Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Quarterly Excess Availability Calculation pursuant to Section 5.1 of the Agreement; provided, however, that if Borrowers fail to provide such certification when such certification is due, the LIBOR Rate Margin shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the Quarterly Excess Availability Calculation contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher or lower LIBOR

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Rate Margin for any period (a “LIBOR Rate Period”) than the LIBOR Rate Margin actually applied for such LIBOR Rate Period, then (i) Borrowers shall immediately deliver to Agent a correct certificate for such LIBOR Rate Period, (ii) the LIBOR Rate Margin shall be determined as if the correct LIBOR Rate Margin (as set forth in the table above) were applicable for such LIBOR Rate Period, and (iii) Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased LIBOR Rate Margin for such LIBOR Rate Period, which payment shall be promptly applied by Agent to the affected Obligations or, as applicable, US Agent shall establish a credit for the Borrowers in an amount equal to the excess interest paid by the Borrowers to a Lender that shall be credited for future interest payments to such Lender (but only so long as such Lender’s Revolver Commitment has not been changed during the LIBOR Rate Period).

“Licensor Consents” means a consent substantially in the form of Exhibit G hereto (or such other form as shall be reasonably acceptable to US Agent) given by the licensor of any intellectual property licensed to a Loan Party.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” means the US Loan Account and/or the Canadian Loan Account, as the context requires.

“Loan Documents” means the Agreement, any Borrowing Base Certificate, the Acknowledgement Agreements, the Deposit Account Control Agreements, the Fee Letter, the Guaranty, the Canadian Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Security Agreements, the Intellectual Property Security Agreements, the Contribution Agreement, any Issuer Documents, any note or notes executed by any Loan Party in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application or letter of credit agreement entered into by any Borrower in connection with the Agreement, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means each Borrower and each Guarantor.

“Lockbox” has the meaning specified therefor in Section 5.18(a) of the Agreement.

“Lockbox Account” has the meaning specified therefor in Section 5.18(a) of the Agreement.

“Lockbox Bank” has the meaning specified therefor in Section 5.18(a) of the Agreement.

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“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means a material adverse change in (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole, (b) a material portion of the Collateral, (c) the Loan Parties’ ability to perform their respective obligations under the Loan Documents, or (d) the rights and remedies of the Lenders hereunder.

“Material Contract” means (a) any contract or other agreement, written or oral, of any Loan Party or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $25,000,000 per annum and (b) any other contract, agreement, permit or license of the Loan Parties or any of their Subsidiaries on which the business of Coleman Cable and its Subsidiaries (taken as a whole) is substantially dependent.

“Material Subsidiary” means, as of any date of determination, any direct or indirect Domestic Subsidiary or Canadian Subsidiary of Coleman Cable (a) in which Coleman Cable or its Subsidiaries that are Loan Parties have invested more than $2,500,000 in the aggregate, (b) that holds the capital Stock of a Loan Party or (c) that generates more than 5% of the Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of the end of the fiscal quarter immediately preceding such date of determination on a pro forma basis (in the case of a newly acquired Subsidiary).

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Loan Party in favor of either Agent, in form and substance reasonably satisfactory to such Agent, that encumber the Real Property Collateral.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six (6) years was, contributed to by any Loan Parties or any of their Subsidiaries or ERISA Affiliates or (ii) with respect to which any Loan Parties or any of their Subsidiaries may incur any liability.

“Net Cash Proceeds” means the aggregate cash proceeds received by the Loan Parties or any of their Subsidiaries in respect of any Asset Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) incurred as a result thereof and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Loan Parties or any of their Subsidiaries in any Asset Disposition.

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“Net Liquidation Percentage” means the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be as determined from time to time by an appraisal company selected by US Agent in its Permitted Discretion, in consultation with Administrative Borrower. Net Liquidation Percentage may, at US Agent’s election, be calculated separately for different categories of Inventory.

“Obligations” means the US Obligations and/or the Canadian Obligations, as the context requires.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Closing Date” has the meaning given to such term in the recitals hereto.

“Original Credit Agreement” has the meaning given to such term in the recitals hereto.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Overadvance” means a US Overadvance and/or a Canadian Overadvance, as the context requires.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as in effect from time to time.

“Payment Direction Notice” has the meaning specified therefor in Section 5.18(c) of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

“Permitted Acquisition” means an acquisition or any series of related acquisitions by Coleman Cable or any of its Subsidiaries of (a) all or substantially all of the assets or a majority of the voting Stock of a Person, (b) a Person by a merger, amalgamation or consolidation or any other combination with such Person or (c) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the “Target”), in each case that is a type of

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business (or assets used in a type of business) permitted to be engaged in by the Loan Parties and their Subsidiaries pursuant to Section 5.3, so long as (i) no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Loan Parties shall demonstrate to the reasonable satisfaction of the US Agent that, after giving effect to the acquisition on a pro forma basis, the Fixed Charge Coverage Ratio shall be not less than 1.0 to 1.0, (iii) the applicable Agent, on behalf of the Lenders, shall have received (or shall receive reasonably promptly following the closing of such acquisition) a first priority perfected security interest (subject to Permitted Liens) in all property (including, without limitation, capital Stock) acquired with respect to the Target in accordance with the terms of Section 5.16 and the Target, if a Person, shall have complied with the terms of Section 5.16 (it being understood that no Inventory of any such Person shall be Eligible Inventory until the applicable Agent shall have received a satisfactory appraisal and no Accounts of any such Person shall be Eligible Accounts until the applicable Agent shall have received all documentation that it reasonably requests with respect thereto, including, without limitation, a satisfactory field examination), (iv) the US Agent shall have received (A) a description of the material terms of such acquisition, and (B) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and, if available, for any fiscal quarters ended within the fiscal year to date, (v) such acquisition shall not be a “hostile” acquisition, and (vi) Borrowers’ (a) Excess Availability, measured for each day of the 30 day period ending on the date of such proposed acquisition, is greater than or equal to Required Excess Availability and (b) Excess Availability on the date of such proposed acquisition, measured on a pro forma basis immediately after giving effect to such acquisition, is greater than or equal to the Required Excess Availability. Notwithstanding the foregoing, until the aggregate purchase price paid in respect of all Permitted Acquisitions consummated after the Closing Date exceeds $15,000,000, Borrowers shall not be required to comply with clauses (ii) and (vi) above.

“Permitted Discretion” means a determination made in good faith in the exercise of reasonable (from the perspective of a secured asset based lender in credit facilities of this type) business judgment.

“Permitted Indebtedness” means:

(i) Indebtedness to the Lenders with respect to the Advances, the Letters of Credit or otherwise, pursuant to the Loan Documents and Bank Product Obligations;

(ii) trade payables incurred in the ordinary course of the Loan Parties’ business;

(iii) Indebtedness, including under Capital Leases, incurred to finance the acquisition, construction, repair or improvement of property in an aggregate amount not exceeding $25,000,000 provided that (A) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (B) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus any premium, interest, fees and costs incurred in connection with such refinancing;

(iv) obligations of a Borrower or other Loan Party in respect of Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity risks and not for speculative purposes and otherwise in accordance with Section 6.18;

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(v) [intentionally omitted];

(vi) the Senior Note Debt (2010) and any refinancings of such Indebtedness; provided that (a) the aggregate principal amount of such refinancing Indebtedness does not exceed $275,000,000, unless immediately after giving effect thereto, (1) no Event of Default shall then exist or would exist after giving effect to such increase, and (2) the Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of the most recently ended fiscal quarter for which US Agent has received the financial statements required to be delivered under Section 5.1 and calculated as if such refinancing Indebtedness was incurred on the last day of such 12 month period is at least 1.0 to 1.0, (b) the scheduled maturity dates of such Indebtedness are not shortened, and (c) such refinancing is on terms and conditions no more restrictive, when taken as a whole, than the terms and conditions of the Senior Note Debt (2010);

(vii) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed the greater of (i) the sum of 85% of the aggregate book value of accounts receivable of the Foreign Subsidiaries plus 60% of the aggregate book value of inventory of the Foreign Subsidiaries and (ii) $25,000,000 (not counting for the purposes of such limit intercompany Indebtedness of such Foreign Subsidiaries permitted under clause (viii));

(viii) intercompany Indebtedness (i) among the US Loan Parties, (ii) among Canadian Loan Parties, (iii) among Subsidiaries of Coleman Cable that are not Loan Parties, (iv) owing from a Loan Party to a Subsidiary of Coleman Cable that is not a Loan Party or (v) owing from a Canadian Loan Party or a Subsidiary of Coleman Cable that is not a US Loan Party to a US Loan Party in an aggregate principal amount outstanding with respect to this clause (v) at any time not to exceed $25,000,000; provided, that upon the request of the US Agent at any time, any such Indebtedness in the preceding clause (iv) shall be fully subordinated to the Obligations on terms reasonably satisfactory to the US Agent and shall be evidenced by promissory notes having terms reasonably satisfactory to the US Agent, the sole originally executed counterpart of which shall be pledged and delivered to the applicable Agent as security for the Obligations;

(ix) Indebtedness incurred to finance insurance premiums in the ordinary course of business;

(x) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case, incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing (including in respect of letters of credit issued in support of any of the foregoing);

(xi) unsecured Indebtedness assumed in connection with a Permitted Acquisition (and refinancings thereof, provided that such refinancing meets the conditions set forth below) which Indebtedness was in existence at the time of acquisition of such entity (or the assets thereof), and not incurred in contemplation of such acquisition, so long as such Indebtedness is included in the total consideration for such Permitted Acquisition and any refinancing indebtedness is for a principal amount not in excess of the principal balance outstanding thereon at the time of such acquisition plus any premium, interest, fees and costs incurred in connection with such refinancing;

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(xii) Indebtedness in the form of any earnout or other similar contingent payment obligation incurred in connection with a Permitted Acquisition, so long as such Indebtedness is included in the total consideration for such Permitted Acquisition; and

(xiii) unsecured Indebtedness of any Borrower that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Maturity Date, (iv) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to US Agent, and (v) the only interest that accrues with respect to such Indebtedness is payable in kind;

(xiv) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case, incurred in the ordinary course of business;

(xv) unsecured Indebtedness of Administrative Borrower owing to present and former employees, directors or officers (or any spouse, ex-spouse or estate of any of the foregoing) incurred in connection with the repurchase by Administrative Borrower of the Stock of Administrative Borrower that has been issued to such Person so long as (A) the aggregate amount of all such Indebtedness incurred and owing does not exceed $5,000,000 in the aggregate outstanding at any time, (B) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to Agents and (C) no Event of Default has occurred and is continuing or would result therefrom; and

(xvi) other Indebtedness which does not exceed a principal amount of $25,000,000 in the aggregate at any time outstanding.

“Permitted Investments” means:

(i) Cash Equivalents;

(ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Canadian Deposit Insurance Corporation (“CDIC”), as the case may be, or a similar federal insurance program; provided, however, that the Loan Parties may, in the ordinary course of their respective businesses, maintain in their disbursement accounts from time to time amounts in excess of then applicable FDIC or CDIC or other program insurance limits;

(iii) Investments existing on the Closing Date and set forth on Schedule P-1 attached hereto;

(iv) advances to officers, directors and employees for expenses incurred or anticipated to be incurred in the ordinary course;

(v) loans and Investments in (A) the US Loan Parties and (B) newly created Domestic Subsidiaries, provided that the applicable requirements of Section 5.16 are satisfied;

Schedule 1.1 – Page 36

(vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(vii) Hedge Agreements entered into by a Borrower or other Loan Party in order to manage existing or anticipated interest rate, exchange rate or commodity risks and not for speculative purposes and otherwise in accordance with Section 6.18;

(viii) Investments (a) by Subsidiaries which are not Loan Parties in Subsidiaries which are not Loan Parties, and (b) by Loan Parties in Subsidiaries which are not Loan Parties (because they are Foreign Subsidiaries or they are not Material Subsidiaries or by US Loan Parties in Canadian Loan Parties); provided, that, solely with respect to Investments under clause (b) above, (x) such Investments shall not exceed $20,000,000 in the aggregate, (y) no Default or Event of Default shall then exist or would exist after giving effect to such Investment, and (z) after giving effect to such Investment, Excess Availability is at least equal to Required Excess Availability; provided, further, that such $20,000,000 limitation shall not apply so long as the following conditions are met: (I) no Default or Event of Default shall then exist or would exist after giving effect thereto, (II) Excess Availability for each day of the 30 day period ending on the date of such Investment is equal to or greater than Required Excess Availability, (III) Excess Availability as of the day of such Investment, immediately after giving effect to such Investment, is equal to or greater than Required Excess Availability, and (IV) the Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of the most recently ended calendar month for which US Agent has received the financial statements required to be delivered under Section 5.1 and calculated as if such Investment was made on the last day of such 12 month period is at least 1.0 to 1.0;

(ix) Permitted Acquisitions;

(x) Investments, advances and other transactions permitted under Sections 6.2, 6.3, 6.4 or 6.13(d);

(xi) Investments consisting of deposits made to secure the obligations of Coleman Cable or any of its Subsidiaries under leases entered into in the ordinary course of business and not restricted by this Agreement; and

(xii) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(xiii) advances made in connection with purchases of goods or services in the ordinary course of business;

(xiv) guarantees permitted under the definition of Permitted Indebtedness and guaranties by a Loan Party of obligations of any other Loan Party that do not constitute Indebtedness;

Schedule 1.1 – Page 37

(xv) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;

(xvi) obligations under letters of intent or similar agreements that are conditioned upon satisfying any applicable approval or other requirements contained in this Agreement;

(xvii) to the extent constituting an Investment, escrow deposits to secure indemnification obligations in connection with a disposition permitted under Section 6.3 or a Permitted Acquisition; and

(xviii) other Investments not described above; so long as (x) such Investments do not exceed $20,000,000 in the aggregate, (y) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and (z) after giving effect to such Investment, Excess Availability is at least equal to Required Excess Availability; provided, that such $20,000,000 limitation shall not apply so long as the following conditions are met: (I) no Default or Event of Default shall then exist or would exist after giving effect thereto, (II) Excess Availability for each day of the 30 day period ending on the date of such Investment is equal to or greater than Required Excess Availability, (III) Excess Availability as of the day of such Investment, immediately after giving effect to such Investment, is equal to or greater than Required Excess Availability, and (IV) the Fixed Charge Coverage Ratio, measured for the 12 month period ending on the last day of the most recently ended calendar month for which US Agent has received the financial statements required to be delivered under Section 5.1 and calculated as if such Investment was made on the last day of such 12 month period is at least 1.0 to 1.0.

“Permitted Liens” means:

(i) Liens granted to the Agents or the Lenders (or their Affiliates to secure Lender Hedging Agreements) by the Loan Parties pursuant to any Loan Document;

(ii) Liens listed on Schedule P-2;

(iii) Liens on assets securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.2, provided that any such Lien attaches to such assets concurrently with or within 90 days after the acquisition thereof and only to the assets to be acquired;

(iv) Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, customs brokers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by the relevant Loan Party by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Loan Party for the payment of same;

(v) attachment or judgment Liens individually or in the aggregate that do not constitute an Event of Default under Section 8(l) (exclusive of (a) any amounts that are duly

Schedule 1.1 – Page 38

bonded to the satisfaction of the US Agent in its reasonable discretion or (b) any amount adequately covered by insurance as to which the insurance company has acknowledged in writing its obligations for coverage);

(vi) Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by a Loan Party by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by such Loan Party for the payment of same in accordance with GAAP;

(vii) zoning ordinances, easements, rights of way, conditions, covenants and other customary restrictions on the use of real property and other title exceptions and defects of title that do not interfere in any material respect with the ordinary course of business;

(viii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance;

(ix) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

(x) Liens created by a Foreign Subsidiary securing Indebtedness permitted under clause (vii) of the definition of “Permitted Indebtedness”;

(xi) Liens consisting of any interest of a lessor under, and Liens arising from UCC or PPSA financing statements (or equivalent filings in foreign jurisdictions) relating to, and deposits made to secure the obligations under, leases entered into in the ordinary course of business and not restricted by this Agreement;

(xii) Non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business

(xiii) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of a permitted refinancing under this Agreement and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(xiv) (A) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business or (B) Liens of a collecting bank in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(xv) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

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(xvii) Liens solely on any cash earnest money deposits made by any Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; and

(xviii) other Liens securing obligations not to exceed $2,500,000 in an aggregate principal amount at any time outstanding.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any employee benefit plan within in the meaning of Sections 3(3) of ERISA (other than a Multiemployer Plan) maintained or contributed to by any Loan Party or any of its Subsidiaries, or with respect to which any Loan Party or any such Subsidiary may incur liability.

“PPSA” means the Personal Property Security Act (Ontario) (as may be amended and in effect from time to time) or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.

“Processor” shall have the meaning given such term in the definition of Processor Inventory.

“Processor Inventory” means Inventory of a Loan Party (other than work-in-process) which is stored on property that is owned or leased by a filler, packer or processor which has contracted with such Loan Party (each, a “Processor”) and (a) such Loan Party shall have delivered to the applicable Agent an Acknowledgment Agreement executed by such Processor; (b) such Inventory is fully insured on terms acceptable to the US Agent in the exercise of its Permitted Discretion; and (c) such Inventory is reported on, in the Borrowers’ monthly collateral reports delivered pursuant to Section 5.1(e) hereof, as a separate item from other Eligible Inventory.

“Projections” has the meaning set forth in Section 4.6.

“Proprietary Rights” has the meaning set forth in Section 4.7.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make US Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the US Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s US Revolver Commitment, by (z) the aggregate US Revolver Commitments of all Lenders, and (ii) from and after the time that the US Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s US Advances by (z) the outstanding principal amount of all US Advances,

Schedule 1.1 – Page 40

(b) with respect to a Lender’s obligation to make Canadian Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Canadian Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Canadian Revolver Commitment, by (z) the aggregate Canadian Revolver Commitments of all Lenders, and (ii) from and after the time that the Canadian Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Canadian Advances by (z) the outstanding principal amount of all Canadian Advances,

(c) with respect to a Lender’s obligation to participate in US Letters of Credit, to reimburse the US Issuing Bank, and right to receive payments of fees with respect thereto, (i) prior to the US Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s US Revolver Commitment, by (z) the aggregate US Revolver Commitments of all Lenders, and (ii) from and after the time that the US Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s US Advances by (z) the outstanding principal amount of all US Advances; provided, however, that if all of the US Advances have been repaid in full and US Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the US Revolver Commitments had not been terminated or reduced to zero and based upon the US Revolver Commitments as they existed immediately prior to their termination or reduction to zero,

(d) with respect to a Lender’s obligation to participate in Canadian Letters of Credit and Canadian Reimbursement Undertakings, to reimburse the Canadian Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Canadian Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Canadian Revolver Commitment, by (z) the aggregate Canadian Revolver Commitments of all Lenders, and (ii) from and after the time that the Canadian Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Canadian Advances by (z) the outstanding principal amount of all Canadian Advances; provided, however, that if all of the Canadian Advances have been repaid in full and Canadian Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Canadian Revolver Commitments had not been terminated or reduced to zero and based upon the Canadian Revolver Commitments as they existed immediately prior to their termination or reduction to zero, and

(e) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate amount of Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances, by (z) the outstanding principal amount of all Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit

Schedule 1.1 – Page 41

remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero.

“Protective Advances” means US Protective Advances and/or Canadian Protective Advances, as the context requires.

“Quarterly Excess Availability Calculation” has the meaning ascribed thereto in the definition of Applicable Unused Line Margin.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrowers or their Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrowers or their Subsidiaries.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address a release or threatened release of Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment in response to a release or threatened release of Hazardous Materials, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities related to a release or threatened release of Hazardous Materials, or (e) conduct any other actions with respect to a release or threatened release of Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.14(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Reportable Event” has the meaning set forth in Section 4043 of ERISA, other than such an event for which notice is customarily waived by the PBGC.

“Required Excess Availability” means, as of any date of determination, the greater of (a) $40,000,000 and (b) 15% of the US Maximum Revolver Amount (assuming for purposes of this definition that the US Maximum Revolver Amount is calculated as if the Canadian Revolver Usage is zero).

Schedule 1.1 – Page 42

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (e) of the definition of Pro Rata Shares) exceed 51%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

“Restricted Payment” means (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of capital Stock of any Loan Party or any of its Subsidiaries, as the case may be, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital Stock of any Loan Party or any of its Subsidiaries now or hereafter outstanding by such Loan Party or Subsidiary, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such shares of that class of stock or in any class of stock junior to that class, (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of capital Stock of any Loan Party or any of its Subsidiaries now or hereafter outstanding, or (iv) any payment to any Affiliate of any Loan Party (including any consulting or management fees).

“Revolver Commitment” means the US Revolver Commitment and/or the Canadian Revolver Commitment, as the context requires.

“Revolver Increase” has the meaning specified therefor in Section 2.1(e).

“Revolver Usage” means the US Revolver Usage and/or the Canadian Revolver Usage, as the context requires.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

Schedule 1.1 – Page 43

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Security Agreement” means the US Security Agreement and/or the Canadian Security Agreement, as the context requires.

“Senior Note Debt” means the Senior Note Debt (2010).

“Senior Note Debt (2010)” means the Indebtedness evidenced by the Senior Note Debt Documents (2010).

“Senior Note Debt Documents” means the Senior Note Debt Documents (2010).

“Senior Note Debt Documents (2010)” means the Senior Note Indenture, the Senior Notes (2010) and all other documents, agreements, instruments and certificates executed and delivered in connection with the issuance of the Senior Notes (2010).

“Senior Note Indenture” means that certain Indenture (and the supplemental Indenture thereto), dated as of February 3, 2010, among Coleman Cable, the “Note Guarantors” which may from time to time become party thereto and Deutsche Bank National Trust Company, as trustee, as in effect on the Closing Date and as supplemented, amended or otherwise modified from time to time in accordance with the terms of this Agreement.

“Senior Notes (2010)” means those certain Senior Notes due 2018 bearing interest at a rate equal to 9% per annum in the aggregate principal amount of $275,000,000 issued on February 3, 2010 by Coleman Cable to Banc of America Securities LLC and Wells Fargo Securities, as the initial purchasers, as in effect on the Closing Date.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“STA” has the meaning specified therefor in Section 1.3 of the Agreement.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

Schedule 1.1 – Page 44

“Supermajority Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (e) of the definition of Pro Rata Shares) exceed 85%; provided, however, that at any time there are 2 or more Lenders, “Supermajority Lenders” must include at least 2 Lenders

“Swing Lender” means US Swing Lender and/or Canadian Swing Lender, as the context requires.

“Swing Loan” means the US Swing Loan and/or the Canadian Swing Loan, as the context requires.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments, withholdings or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Termination Event” means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any Loan Parties or any of their Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan pursuant to Section 4041 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Parties or any of their Subsidiaries or ERISA Affiliates from a Multiemployer Plan.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar or Canadian Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“Unfinanced Capital Expenditures” means for any period Capital Expenditures made during such period and not financed from the proceeds of Funded Indebtedness.

“United States” means the United States of America.

Schedule 1.1 – Page 45

“US Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“US Agent” has the meaning specified therefor in the preamble to the Agreement.

“US Agent’s Account” means the Deposit Account of US Agent identified on Schedule A-1.

“US Agent’s Liens” means the Liens granted by any US Loan Party to US Agent under the Loan Documents.

“US Availability” means, as of any date of determination, the amount that US Borrowers are entitled to borrow as US Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding US Obligations (other than US Bank Product Obligations)).

“US Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any US Borrower or any US Loan Party to any US Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all US Hedge Obligations, and (c) all amounts that either Agent or any Lender is obligated to pay to a US Bank Product Provider as a result of either Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a US Bank Product Provider with respect to the US Bank Products provided by such US Bank Product Provider to any US Loan Party; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “US Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable Bank Product must have been provided on or after the Closing Date and US Agent shall have received a Bank Product Provider Letter Agreement within 10 Business Days after the date of the provision of the applicable Bank Product to any US Loan Party.

“US Bank Product Provider” means any Lender or any of its Affiliates that provides Bank Products to a US Loan Party; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a US Bank Product Provider with respect to a Bank Product unless and until US Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to a Borrower or its Subsidiaries; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“US Bank Product Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that the US Agent has determined in its Permitted Discretion it is necessary or appropriate to establish (based upon the US Bank Product Providers’ reasonable determination of the liabilities and obligations of US Loan Parties in respect of Bank Products) in respect of Bank Products then provided or outstanding.

Schedule 1.1 – Page 46

“US Base Rate” means the greatest of (a) the Federal Funds Rate plus  1/2% and (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“US Borrowing” means a borrowing consisting of US Advances made on the same day by the Lenders (or US Agent on behalf thereof), or by US Swing Lender in the case of a US Swing Loan, or by US Agent in the case of a US Protective Advance.

“US Borrowing Base” means, as of any date of determination, the following amount calculated in Dollars as follows:

(1) 85% of the amount of US Eligible Accounts; plus

(2) an amount equal to the lesser of (a) $150,000,000 less the Dollar Equivalent of the Canadian Advances predicated on Canadian Eligible Inventory (b) the lesser of (x) 70% of the book value (calculated at the lower of cost or market on a basis consistent with US Borrowers’ historical accounting practices) of US Eligible Inventory and (y) 85% times the most recently determined Net Liquidation Percentage times the value (calculated at the lower of cost or market on a basis consistent with US Borrowers’ historical accounting practices) of US Loan Parties’ Inventory (provided, however, that not more than 5% of the aggregate amount of US Eligible Inventory may consist of Processor Inventory); plus

(3) the US Transition Amount minus

(4) reserves established by the US Agent from time to time, in its Permitted Discretion, as a result of changes that the US Agent becomes aware of that have resulted or would reasonably be expected to result in a diminution in the quantity, quality or value of any Collateral; provided that prior to establishing or modifying any such reserve, the US Agent shall have given Administrative Borrower a reasonable opportunity and a reasonable amount of time (it being agreed that if Excess Availability is greater than $25,000,000 prior to giving effect to such reserve, the US Agent will give Administrative Borrower 5 Business Days) to confer with the US Agent regarding the proposed new or modified reserve. Subject to the foregoing, such reserves may include, without limitation but without duplication, US Bank Product Reserve Amount, rent reserves and import, and import duty and freight charge reserves.

Subject to the relevant terms and provisions set forth in this Agreement, including specifically Section 14, the US Agent at all times shall be entitled to reduce or increase the advance rates and change the standards of eligibility under this Agreement, in each case in its Permitted Discretion, including, without limitation, following the US Agent’s review of any inventory appraisal and the orderly liquidation values contained therein. Promptly after making any such adjustments, the US Agent shall notify the Administrative Borrower thereof.

“US Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

Schedule 1.1 – Page 47

“US Borrowing Base Excess” has the meaning set forth in Section 2.4(e)(i).

“US Cash Concentration Account” means a deposit account established and maintained by Administrative Borrower, for itself and as agent for the other US Loan Parties, over which the US Agent, for itself and for the benefit of the Lenders, has “control” (as such term is used in Article 9 of the Code), whether by virtue of such deposit account’s being maintained at the US Agent or, if required by the US Agent, pursuant to the terms of a Deposit Account Control Agreement in form and substance reasonably satisfactory to the US Agent.

“US Designated Account” means the Deposit Account of US Borrowers identified on Schedule D-1.

“US Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“US Eligible Accounts” means the aggregate face amount of the Accounts of each of the US Loan Parties that conform to the warranties contained herein and at all times continue to be acceptable to the US Agent in its Permitted Discretion, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves for slow paying accounts, foreign sales, bill and hold (or deferred shipment) transactions and the Lenders’ charges as set forth in this Agreement. Unless otherwise approved in writing by the US Agent, no Account shall be deemed to be a US Eligible Account if:

(a) the Account arises out of a sale made by any US Loan Party to an Affiliate or to any employee of any Loan Party;

(b) the Account is unpaid more than 120) days after the original invoice date or 60 days after the original payment due date thereof;

(c) such Account is from the same Account Debtor (or any Affiliate thereof) and 50% or more, in face amount, of other Accounts from such Account Debtor (or any Affiliate thereof) are due or unpaid more than 120 days after the original invoice date or 60 days after the original payment due date thereof;

(d) (i) the amount of the Account, when aggregated with all other Accounts of any Account Debtor, exceeds 20% in face value of all Accounts of the Loan Parties then outstanding, but only to the extent of such excess, or (ii) the amount of the Account owing from Account Debtors that pay through the same Buying Association, when aggregated with all other Accounts which will be paid through the same Buying Association, exceeds 30% in face value of all Accounts of the Loan Parties then outstanding, but only to the extent of such excess;

(e) an Account for which (i) the Account Debtor is also a creditor of any Loan Party, but only to the extent of the amount owed by such Loan Party to the Account Debtor, (ii) the Account Debtor has disputed its liability on, or the Account Debtor has made any claim with respect to, such Account or any other Account due from such Account Debtor to such Loan Party, which has not been resolved, or (iii) the Account Debtor has or acquires any right of setoff against such Account, but only to the extent of the amount of such setoff;

Schedule 1.1 – Page 48

(f) the Account is owing by an Account Debtor that has commenced a voluntary case under the Bankruptcy Code or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to such Account Debtor in an involuntary case under the Bankruptcy Code; any petition or other application for relief under the Bankruptcy Code has been filed by or against the Account Debtor; or such Account Debtor is generally not paying its debts as they become due (unless such debts are the subject of a bona fide dispute), or has suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

(g) the Account arises from a sale to an Account Debtor outside the continental United States or any province of Canada (provided, that the aggregate amount of all Accounts owing from Account Debtors located in Canada shall not at any time exceed $5,000,000), unless the sale is (i) on letter of credit, guaranty or banker’s acceptance terms, in each case acceptable to the US Agent in its Permitted Discretion, or (ii) otherwise approved by and acceptable to the US Agent in its Permitted Discretion;

(h) the Account arises from a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or is made pursuant to any other written agreement providing for repurchase or return;

(i) the US Agent believes, in its Permitted Discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(j) an Account for which the related Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable US Loan Party duly assigns its rights to payment of such Account to the US Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.);

(k) an Account for which the goods giving rise thereto have not been shipped and invoiced to the related Account Debtor or its designee; the services giving rise to such Account have not been performed by or on behalf of the applicable US Loan Party and accepted by the related Account Debtor or its designee; or such Account otherwise does not represent a final sale;

(l) the aggregate face amount of the Account and all other Accounts owing by the same Account Debtor exceeds a credit limit as to such Account Debtor determined by the US Agent, in its Permitted Discretion, but only to the extent such aggregate face amount exceeds such limit;

(m) any Account in which the US Agent does not have a first priority, perfected security interest;

(n) an Account for which an invoice has not been prepared and delivered to the related Account Debtor; or

Schedule 1.1 – Page 49

(o) an Account which the US Agent, at any time and in the exercise of its Permitted Discretion, determines it to be ineligible.

“US Eligible Inventory” means (a) the aggregate gross amount of each US Loan Party’s Inventory (excluding 80% of all work-in-process, except for work-in-process consisting solely of drawn copper wire located at any facility of a US Loan Party or a Subsidiary of a US Loan Party (which shall not be excluded)), valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by such US Loan Party and with respect to which such US Loan Party has good, valid and marketable title, (ii) is stored on property that is either (A) owned or leased by such US Loan Party or (B) owned or leased by a warehouseman that has contracted with such US Loan Party to store Inventory on such warehouseman’s property or by another bailee of such US Loan Party (other than a Processor) (provided that, with respect to Inventory stored on property leased by such US Loan Party, such US Loan Party shall have delivered in favor of the US Agent an Acknowledgment Agreement from the landlord of such leased location, and, with respect to Inventory stored on property owned or leased by a warehouseman or other bailee (other than a Processor), such US Loan Party shall have delivered to the US Agent an Acknowledgment Agreement executed by such warehouseman or other bailee (other than a Processor)); or if not so stored, such Inventory constitutes Processor Inventory or In-Transit Inventory; (iii) is subject to a valid, enforceable and first priority Lien in favor of US Agent except, with respect to US Eligible Inventory stored at sites described in clause (B) above for normal and customary warehouseman, filler, packer and processor charges); (iv) is located in the continental United States; and (v) is not obsolete, excess or slow moving and for which a markdown reserve has not been made, and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the US Agent in its Permitted Discretion, less (b) the sum of (i) Inventory of a US Loan Party consisting of manufacturing supplies (other than raw materials), expense supplies, shipping supplies or packaging materials, (ii) reserves imposed by the applicable US Loan Party, (iii) any goods returned or rejected by such US Loan Party’s customers for which a credit has not yet been issued, (iv) goods in transit to third parties (other than to such US Loan Party’s agents, warehouses, or other bailees (other than a Processor) that have furnished an Acknowledgement Agreement to such US Loan Party and the US Agent or which constitutes Processor Inventory or In-Transit Inventory), (v) damaged Inventory of a US Loan Party, (vi) any Inventory of a US Loan Party that the US Agent determines in its Permitted Discretion to be a no charge or sample item; (vii) a reserve equal to the amount of all accounts payable of such US Loan Party owed or owing to any filler, packer, processor or other bailee of such US Loan Party; (viii) any reserves required by the US Agent in its Permitted Discretion, including, without limitation, for special order goods, market value declines, shrinkage, import duty and freight charges, rebates and purchase price variances; (ix) any Inventory of a US Loan Party which is held by a US Loan Party pursuant to consignment, sale or return, sale on approval or similar arrangement; and (x) any Inventory of a US Loan Party that the US Agent determines in its Permitted Discretion to be ineligible.

“US Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of a US Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the US Bank Product Providers.

Schedule 1.1 – Page 50

“US Hedge Provider” means any Lender or any of its Affiliates that enters into a Hedge Agreement with a US Loan Party; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a US Hedge Provider unless and until US Agent shall have received a Bank Product Provider Letter Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such Hedge Agreement with a US Loan Party; provided further, however, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute US Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute US Hedge Obligations.

“US Issuing Bank” means Wells Fargo Bank, N.A.

“US Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by US Issuing Bank.

“US Letter of Credit Disbursement” means a payment made by US Issuing Bank pursuant to a US Letter of Credit.

“US Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding US Letters of Credit.

“US LIBOR Rate” means the rate per annum rate appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“US Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“US Loan Party” means each US Borrower and each Loan Party organized under the laws of any state of the United States or the District of Columbia.

“US Maximum Revolver Amount” means $250,000,000 less the Dollar Equivalent of the Canadian Revolver Usage, decreased by the amount of reductions in the US Revolver Commitments made in accordance with Section 2.4(c) of the Agreement, and increased by any Revolver Increase.

“US Obligations” means, without duplication, (a) all loans (including the US Advances (inclusive of US Protective Advances and US Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to US Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the

Schedule 1.1 – Page 51

US Borrowers’ Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any US Loan Party pursuant to or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any US Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all US Bank Product Obligations. Any reference in the Agreement or in the other Loan Documents to the US Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“US Overadvance” has the meaning specified therefor in Section 2.4(e) of the Agreement.

“US Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“US Revolver Commitment” means, with respect to each Lender, its US Revolver Commitment, and, with respect to all Lenders, their US Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement or pursuant to Section 2.1(e).

“US Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding US Advances (including, without limitation, US Swing Loans), plus (b) the amount of the US Letter of Credit Usage.

“US Security Agreement” means a security agreement, dated as of the Closing Date, executed and delivered by US Loan Parties and US Agent.

“US Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of US Agent agrees, in such Lender’s sole discretion, to become the US Swing Lender under Section 2.3(b) of the Agreement.

“US Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“US Transition Amount” means:

(a) until such time as the US Agent shall have received satisfactory appraisals of the Appraised Real Property and Appraised Equipment of the US Borrowers, $0, and

Schedule 1.1 – Page 52

(b) on and after the date that the US Agent shall have received satisfactory appraisals of the Appraised Real Property and/or Appraised Equipment of the US Borrowers, an amount equal to the lesser of:

(i) the sum of (x) 75% multiplied by the fair market value of the US Borrowers’ Appraised Real Property (such amount, the “US Real Property Amount”) and (y) 85% multiplied by the net orderly liquidation value of the US Borrower’s Appraised Equipment (such amount, the “US Equipment Amount”) and

(ii) $62,500,000.

The US Transition Amount may be increased, at the option of US Borrowers upon prior written notice to US Agent, once per calendar year upon the delivery of a satisfactory appraisal of US Borrowers’ Appraised Real Property and Appraised Equipment to US Agent, or any time after the consummation of any Permitted Acquisition, by an amount equal to (i) the sum of (x) 75% multiplied by the fair market value of (A) US Borrowers’ Appraised Real Property subject to an appraisal satisfactory to US Agent and to the extent that such Appraised Real Property was not previously included in an appraisal included in the calculation of the US Transition Amount or (B) Appraised Real Property of the US Borrowers’ acquired pursuant to a Permitted Acquisition and subject to an appraisal satisfactory to US Agent (such amount, the “Additional US Real Property Amount”) and (y) 85% multiplied by the net orderly liquidation value of (A) US Borrowers’ Appraised Equipment subject to an appraisal satisfactory to US Agent and to the extent that such Equipment was not previously included in an appraisal included in the calculation of the US Transition Amount or (B) Appraised Equipment of the US Borrowers’ acquired pursuant to a Permitted Acquisition and subject to an appraisal satisfactory to US Agent (such amount, the “Additional US Equipment Amount”). For the avoidance of doubt, in no event shall the US Transition Amount exceed $62,500,000.

The US Transition Amount shall be reduced (a) on the last day of each fiscal quarter beginning on the last day of the fiscal quarter during which the US Transition Amount is initially determined and made available, by an amount equal to the sum of (i) the initial US Real Property Amount and the initial US Additional Real Property Amount divided by 40 and (ii) the initial US Equipment Amount and the initial US Additional Equipment Amount divided by 28 and (b) at the time of any sale or other disposition (including an involuntary disposition) by any US Borrower of any Appraised Real Property or Appraised Equipment owned by such US Borrower, by an amount equal to the greater of (i) the Net Cash Proceeds of such sale or other disposition or (ii) an amount equal to the 75% (with respect to a sale or other disposition of Appraised Real Property) or 85% (with respect to a sale or other disposition of Appraised Equipment) multiplied by the appraised value of such assets used to establish the US Transition Amount.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

Schedule 1.1 – Page 53

“WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company.

“WF Canada” means Wells Fargo Capital Finance Corporation Canada, an Ontario corporation.

Schedule 1.1 – Page 54

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment Agreement”) is entered into as of                                          between                                          (the “Assignor”) and                                          (the “Assignee”). Reference is made to the Credit Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by any Borrower to the Assignor with respect to the Assignor’s share of the Advances assigned hereunder, as reflected on the Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon either Agent, the Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the

United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].

4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, the Assignor will deliver this Assignment Agreement to the [US][Canadian] Agent for recording by the [US][Canadian] Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by [US][Canadian] Agent for its sole and separate account a processing fee in the amount of [Cdn]$3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the [US][Canadian] Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6. Upon the Settlement Date, the Assignee shall pay to the Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agents shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued up to but excluding the Settlement Date and to the Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, the Assignor shall pay to the Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to the Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to the Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other electronic method of transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE]
as Assignee

By
Name:
Title:

ACCEPTED THIS DAY OF

[WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as US Agent

By
Name:
Title:]

[WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent

By
Name:
Title:]

[COLEMAN CABLE, INC., as Administrative Borrower

By
Name:
Title:]

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrowers: Coleman Cable, Inc., Technology Research Corporation and Woods Industries (Canada) Inc.

2.	Name and Date of Credit Agreement:

Second Amended and Restated Credit Agreement, dated as of August 4, 2011, by and among Coleman Cable, Inc., Technology Research Corporation and Woods Industries (Canada) Inc., as Borrowers, the lenders from time to time a party thereto (the “Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the Lenders and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the Lenders

3.	Date of Assignment Agreement:

4.	Amounts:

	(a) Assigned Amount of [US][Canadian] Revolver Commitment	$

	(b) Assigned Amount of [US][Canadian] Advances	$

5.	Settlement Date:

6.	Purchase Price	$

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Annex 1 – Page 1

8.	Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Title:	Title:

Accepted:

[WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as US Agent

By
Name:
Title:]

[WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent

By
Name:
Title:]

[COLEMAN CABLE, INC., as Administrative Borrower

By
Name:
Title:]

Annex 1 – Page 2

EXHIBIT B-1

FORM OF US BORROWING BASE CERTIFICATE

Wells Fargo Capital Finance, LLC, as US Agent

under the below referenced Credit Agreement

111 South Wacker Drive, 30th Floor

Chicago, Illinois 60606

The undersigned, Coleman Cable, Inc., a Delaware corporation (“Administrative Borrower”), pursuant to Section 5.1(e) of that certain Second Amended and Restated Credit Agreement dated as of August 4, 2011 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Administrative Borrower, Technology Research Corporation, a Florida corporation (“TRC; together with Administrative Borrower, each a “US Borrower” and collectively the “US Borrowers”), Woods Industries (Canada) Inc., an Ontario corporation (“Canadian Borrower”; together with the US Borrowers, each a “Borrower” and collectively the “Borrowers”), the lenders signatory thereto from time to time (“Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “US Agent”) and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Canadian Agent”), hereby certifies to US Agent that the following items attached hereto as Exhibit A, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrowers are in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement

All initially capitalized terms used in this US Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Additionally, the undersigned hereby certifies and represents and warrants to the US Agent, Canadian Agent and the Lenders on behalf of Borrowers that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iii) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

COLEMAN CABLE, INC., as Administrative Borrower

By:
Name:
Title:	Chief Financial Officer

EXHIBIT A

See attached.

EXHIBIT B-2

FORM OF CANADIAN BORROWING BASE CERTIFICATE

Wells Fargo Capital Finance Corporation Canada, as Canadian Agent

under the below referenced Credit Agreement

40 King Street West

Suite 2500, Toronto, ON M5H 3Y2

Canada

The undersigned, Woods Industries (Canada) Inc., an Ontario corporation (“Canadian Borrower”), pursuant to Section 5.1(f) of that certain Second Amended and Restated Credit Agreement dated as of August 4, 2011 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Canadian Borrower, Coleman Cable, Inc., a Delaware corporation (“Coleman Cable”), Technology Research Corporation, a Florida corporation (“TRC; together with Coleman Cable, each a “US Borrower” and collectively the “US Borrowers”; US Borrowers, together with the Canadian Borrower, each a “Borrower” and collectively the “Borrowers”), the lenders signatory thereto from time to time (“Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “US Agent”) and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Canadian Agent”), hereby certifies to Canadian Agent that the following items attached hereto as Exhibit A, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrowers are in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement

All initially capitalized terms used in this Canadian Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Additionally, the undersigned hereby certifies and represents and warrants to the US Agent, Canadian Agent and the Lenders on behalf of Borrowers that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (iii) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

WOODS INDUSTRIES (CANADA) INC., as Canadian Borrower

By:
Name:
Title:	Chief Financial Officer

Exhibit A

See attached.

EXHIBIT B-3

FORM OF BANK PRODUCTS PROVIDER LETTER AGREEMENT

[Letterhead of Specified Bank Products Provider]

[Date]

[Wells Fargo Capital Finance, LLC, as US Agent

under the below referenced Credit Agreement

111 South Wacker Drive, 30th Floor

Chicago, Illinois 60606]

[Wells Fargo Capital Finance Corporation Canada, as Canadian Agent

under the below referenced Credit Agreement

40 King Street West

Suite 2500, Toronto, ON M5H 3Y2

Canada]

Reference hereby is made to that certain Second Amended and Restated Credit Agreement, dated as of August 4, 2011 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), among Coleman Cable, Inc., a Delaware corporation (“Coleman Cable”), Technology Research Corporation, a Florida corporation (“TRC; together with Coleman Cable, each a “US Borrower” and collectively the “US Borrowers”), Woods Industries (Canada) Inc., an Ontario corporation (“Canadian Borrower”; together with the US Borrowers, each a “Borrower” and collectively the “Borrowers”), the lenders signatory thereto (the “Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the Lenders (“US Agent”) and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the Lenders (“Canadian Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] (the “Specified Bank Product Agreement [Agreements]”) dated as of [                    ] by and between [Lender or Affiliate of Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party or Subsidiary].

1. Appointment of Agent. The Specified Bank Products Provider hereby designates and appoints [US][Canadian] Agent, and [US][Canadian] Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8, 15.9, 15.11, 15.12, 15.13, 15.14, 15.15, and 17.5 of the Credit Agreement (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof. The Specified Bank Products Provider and [US][Canadian] Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the [US][Canadian] Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the [US][Canadian] Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider hereby acknowledges that it has reviewed the provisions of Sections 2.4(b), 14.1, 15.10, 15.11, and 17.5 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, the Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to [US][Canadian] Agent and the right to share in Collateral as set forth in the Credit Agreement.

3. Reporting Requirements. [US][Canadian] Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as [US][Canadian] Agent shall request, the Specified Bank Products Provider agrees to provide [US][Canadian] Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Bank Products Provider’s reasonable determination of the credit exposure (and mark-to-market exposure) of Borrowers and their Subsidiaries in respect of the Bank Products provided by the Specified Bank Products Provider pursuant to the Specified Bank Products Agreement[s]. If [US][Canadian] Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the credit exposure of Borrowers and their Subsidiaries with respect to the Bank Products provided pursuant to the Specified Bank Products Agreement[s] is zero.

4. Bank Product Reserve Conditions. The Specified Bank Products Provider further acknowledges and agrees that [US][Canadian] Agent shall have the right, but shall have no obligation to establish, maintain, relax or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the [US][Canadian] Agent to determine or insure whether the amount of any such reserve is appropriate or not. If [US][Canadian] Agent so chooses to implement a reserve, the Specified Bank Products Provider acknowledges and agrees that [US][Canadian] Agent shall be entitled to rely on the information in the reports described above to establish the [US][Canadian] Bank Product Reserve Amount.

5. Bank Product Obligations. From and after the delivery to [US][Canadian] Agent of this letter agreement duly executed by the Specified Bank Product Provider and the acknowledgement of this letter agreement by [US][Canadian] Agent and Borrowers, the obligations and liabilities of Borrowers and their Subsidiaries to the Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute [US][Canadian] Bank Product Obligations (and which, in turn, shall constitute Obligations), and the Specified Bank Product Provider shall constitute a [US][Canadian] Bank Product Provider until such time as the Specified Bank Products Provider or its affiliate is no longer a Lender. The Specified Bank Products Provider acknowledges that other Bank Products (which may or may not be the Specified Bank Products) may exist at any time.

6. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11 of the Credit Agreement, and, if to [US][Canadian] Agent, shall be mailed, sent, or delivered to [US][Canadian] Agent in accordance with Section 11 in the Credit Agreement, if to Borrowers, shall be mailed, sent, or delivered to Borrowers in accordance with Section 11 in the Credit Agreement, and, if to the Specified Bank Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank Products Provider:

Attn:
Fax No.:

7. Miscellaneous. This letter agreement is for the benefit of the [US][Canadian] Agent, the Specified Bank Products Provider, the Borrowers and each of their respective successors and assigns (including any successor agent pursuant to Section 15.9 of the Credit Agreement, but excluding any successor or assignee of a Specified Bank Products Provider that does not qualify as a [US][Canadian] Bank Product Provider). Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

8. Governing Law.

(a) THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE

COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF BORROWERS, SPECIFIED BANK PRODUCTS PROVIDER, AND [US][CANADIAN] AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND [US][CANADIAN] AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND [US][CANADIAN] AGENT EACH REPRESENTS TO THE OTHERS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages to follow]

Sincerely,

[SPECIFIED BANK PRODUCTS PROVIDER]

By
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above:

COLEMAN CABLE, INC.

By:
Name:
Title:

TECHNOLOGY RESEARCH CORPORATION

By:
Name:
Title:

WOODS INDUSTRIES (CANADA) INC.

By:
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above:

[WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as US Agent]

[WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent]

By
Name:
Title:

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Coleman Cable, Inc.’s letterhead]

To:	Wells Fargo Capital Finance, LLC, as US Agent

under the below referenced Credit Agreement

111 South Wacker Drive, 30th Floor

Chicago, Illinois 60606

Wells Fargo Capital Finance Corporation Canada, as Canadian Agent

under the below referenced Credit Agreement

40 King Street West

Suite 2500, Toronto, ON M5H 3Y2

Canada

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference hereby is made to that certain Second Amended and Restated Credit Agreement, dated as of August 4, 2011 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), among Coleman Cable, Inc., a Delaware corporation (“Coleman Cable”), Technology Research Corporation, a Florida corporation (“TRC; together with Coleman Cable, each a “US Borrower” and collectively the “US Borrowers”), Woods Industries (Canada) Inc., an Ontario corporation (“Canadian Borrower”; together with the US Borrowers, each a “Borrower” and collectively the “Borrowers”), the lenders signatory thereto (the “Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the Lenders (“US Agent”) and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the Lenders (“Canadian Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 5.1(d) of the Credit Agreement, the undersigned chief financial officer and the chief executive officer of Coleman Cable hereby certifies that:

1. The financial information of Coleman Cable and its Subsidiaries furnished in Schedule 1 attached hereto and/or previously delivered electronically to Agents and the Lenders pursuant to the last paragraph of Section 5.1 of the Credit Agreement, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Coleman Cable and its Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Coleman Cable and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Coleman Cable and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4. The representations and warranties of Coleman Cable and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except as set forth on Schedule 3 attached hereto.

5. Coleman Cable and its Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

[Signature page follows]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of                     ,            .

COLEMAN CABLE, INC.

By:
Name:
Title:	Chief Financial Officer

By:
Name:
Title:	Chief Executive Officer

SCHEDULE 1

Financial Information

[Previously delivered to Agents and Lenders electronically pursuant to the last paragraph of Section 5.1 of the Credit Agreement.]

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

Representations and Warranties

SCHEDULE 4

Financial Covenants

Fixed Charge Coverage Ratio.

Borrowers have a Fixed Charge Coverage Ratio for the 12 month period ending on the last day of                     , of     :1.0, which [is/is not] greater than or equal to the amount set forth in Section 7 of the Credit Agreement for the corresponding period.

EXHIBIT D

FORM OF ACKNOWLEDGMENT AGREEMENT

[Wells Fargo Capital Finance, LLC, as US Agent

under the below referenced Credit Agreement

111 South Wacker Drive, 30th Floor

Chicago, Illinois 60606]

[Wells Fargo Capital Finance Corporation Canada, as Canadian Agent

under the below referenced Credit Agreement

40 King Street West

Suite 2500, Toronto, ON M5H 3Y2

Canada]

Ladies and Gentlemen:

[                    , (“Subsidiary”), a wholly-owned subsidiary of] Coleman Cable, Inc. (the “Company”) now does or hereafter may store certain of its goods, merchandise, inventory, or other of its personal property at premises (the “Premises”) owned or leased by                     , including, without limitation, such Premises described on Exhibit A attached hereto.

The Company and its direct and indirect subsidiaries (collectively, the “Loan Parties”) have entered or may enter into certain financing arrangements with certain financial institutions (the “Secured Parties”) and [Wells Fargo Capital Finance, LLC, as US Agent][Wells Fargo Capital Finance Corporation Canada, as Canadian Agent] for itself and the Secured Parties (in such capacity, the “Collateral Agent”) and, as a condition to the Secured Parties making any such financing arrangements with the Loan Parties, the Secured Parties require, among other things, liens on all of the Loan Parties’ personal property located on the Premises (“Collateral”).

To induce the Secured Parties (together with their respective agents and assigns) to provide said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:

(i) upon payment in full of all outstanding normal and customary storage charges and sales commissions payable by [Subsidiary][the Company] to the undersigned, the undersigned will not assert against any of [Subsidiary’s] [the Company’s] assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

(ii) the Collateral shall be identifiable as being owned by [Subsidiary][the Company] and kept reasonably separate and distinct from other property in the undersigned’s possession;

(iii) none of the Collateral located on the Premises shall be deemed to be fixtures;

(iv) if the Loan Parties default on their obligations to the Secured Parties or the Collateral Agent and, as a result, the Collateral Agent, on behalf of itself and the Secured Parties, undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Collateral Agent in its efforts to assemble all of the Collateral located on the Premises and will permit the Collateral Agent, upon payment in full of all outstanding normal and customary warehouse charges payable by [Subsidiary][the Company] to the undersigned, to either remain on the Premises for sixty (60) days after the Collateral Agent declares the default, or, at the Collateral Agent’s option, to remove the Collateral from the Premises within a reasonable time, not to exceed sixty (60) days after the Collateral Agent declares the default, provided that the Collateral Agent leaves the Premises in the same condition as existed immediately prior to such sixty (60) day period, and the Collateral Agent shall indemnify the undersigned for any damages arising out of its temporary occupancy of the Premises, and the undersigned will not hinder the Collateral Agent’s actions in enforcing its liens on the Collateral.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

The agreements contained herein shall continue in full force and effect until all of the Loan Parties’ obligations and liabilities to the Secured Parties and the Collateral Agent are paid and satisfied in full and all financing arrangements among the Secured Parties, the Collateral Agent and the Loan Parties have been terminated.

The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of Premises, and upon any purchasers, including any mortgagee, from the undersigned.

Executed and delivered this      day of                     , 201    .

[Premises Owner/Lessee]

By:
Title:
Address:

EXHIBIT A

LOCATION OF PREMISES

EXHIBIT E

FORM OF LANDLORD AGREEMENT

COLLATERAL ACCESS AGREEMENT

THIS COLLATERAL ACCESS AGREEMENT (this “Agreement”), executed and delivered as of this      day of                     ,             , by and among [                                        ] (“Landlord”), [                    ] (“Company”), and [WELLS FARGO CAPITAL FINANCE, LLC, in its capacity as US agent] [WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, in its capacity as Canadian agent] (“Agent”) for certain financial institutions (“Lenders”).

W I T N E S S E T H

WHEREAS, Agent, Lenders, Company and certain affiliates of Company are entering, and may from time to time hereafter enter, into various agreements, instruments and documents (collectively the “Loan Documents”) providing for Lenders to make or cause to be made certain financial accommodations for the benefit of Company; and

WHEREAS, to secure payment and performance of all of Company’s obligations and liabilities to Lenders under the Loan Documents (the “Obligations”), Lenders have required that Company grant to Agent a security interest in all of Company’s existing and hereafter acquired property, including without limitation, cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems) (collectively, such property, other than the excluded building fixtures, the “Collateral”); and

WHEREAS, all or some of the Collateral is now or from time to time hereafter may be located at the premises known as [                                        ] (the “Premises”) and legally described on Exhibit A hereto, which Premises are owned and leased by Landlord to Company pursuant to a certain [Lease] dated                     ,              (said Lease, together with any and all renewals, extensions, amendments, modifications, substitutions, and replacements thereof, being hereinafter referred to as the “Lease”); and

WHEREAS, as a condition to making loans or advances under the Loan Documents, Lenders have required Landlord to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord hereby covenants and agrees with Agent and Lenders as follows:

1. Estoppel. Landlord hereby certifies, as of the date hereof, that (a) the Lease is in full force and effect, (b) the Lease has not been modified, supplemented or amended in any way, and (c) there is no default by Company in the performance of any of its obligations under the Lease, and there is no fact or circumstance which, with the giving of notice or the passage of time, would become a default.

2. Default Under the Lease. Landlord agrees to provide Agent with (a) a copy of any cancellation, amendment, consent, or waiver under the Lease, and (b) written notice of any default by Company under the Lease (a “Default Notice”) at the same time as it sends such notice to Company; provided, that (i) Agent shall have at least thirty (30) days following receipt of such Default Notice to cure such default before the Lease terminates, and (ii) Agent shall not be under any obligation to cure any default by Company under the Lease. No action by Agent pursuant to this Agreement shall constitute or be deemed to be an assumption by Agent of any obligation under the Lease, and Agent shall not have any obligation to Landlord.

3. Personal Property. Landlord agrees that the Collateral is and shall remain personal property notwithstanding the manner or mode of the attachment of any item of Collateral to the Premises, and is not, and shall not become, or be deemed to be, fixtures.

4. Right of Access. Agent may have access to the Premises at any time during normal business hours for the purpose of inspecting, appraising, repossessing, removing, preparing for sale, advertising, displaying, selling (including conducting “going out of business” sales), disposing or otherwise dealing with the Collateral or any part thereof in accordance with the terms and conditions of the Loan Documents without objection, delay, hindrance or interference by Landlord; provided that if the “Access Termination Date” (as defined below) has occurred, Agent’s right to access the Premises under this Agreement shall be subject to the following: (i) such access period shall commence when Agent provides written notice to Landlord of its election to access the Premises as provided above and shall terminate no later than 120 days following the Access Termination Date (such notice by Agent, the “Access Notice”; such period commencing on delivery of such Access Notice and ending 120 days following the Access Termination Date, the “Access Period”), and (ii) during the Access Period (which period of access may be terminated by Agent at any time), Agent will pay to Landlord an access fee for each day during such Access Period equal to the “Per Diem Fee” (as defined below). The access fee shall be payable monthly in advance based on the number of days in a month during such Access Period that Agent estimates for access with a settlement at the end of such month for the actual days of access. “Access Termination Date” means the date Agent receives written certification from Landlord that the Lease has been terminated and Company has no right of access to the Premises. “Per Diem Fee” means, for any day of a month during the Access Period, the current, non-default basic rent due for such month under the Lease (exclusive of past due rent or charges), divided by 30. Agent shall reimburse Landlord for the cost of any repair of any physical injury to the Premises caused by Agent’s removal of the Collateral but Agent shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral. Under no circumstances shall Agent be liable for any past due rent owing by Company to Landlord. The right of access provided in this Section 4 is a contractual right granted by Landlord to Agent and is not intended to limit Agent’s rights, if any, to obtain access to the Premises in any other manner provided under applicable law.

5. Waiver. Landlord waives each and every right which Landlord now has or hereafter may have, under the laws of the State in which the Premises are located, or by virtue of the Lease, or by virtue of Company’s occupation of the Premises, to levy or distrain upon, for rent, in arrears, in advance or both or for any monetary obligation arising by reason of default under the Lease, or to claim or assert any lien, security interest, right, claim or title to any or all of the Collateral, which now or hereafter may be, or may be installed, on said Premises. Agent and Landlord hereby agree that the provisions of this Section 5 are made in favor, and shall inure to the benefit, of only Agent, Lenders and their respective successors and assigns, and to no other persons.

6. Continued Effectiveness. Agent and Lenders may, without affecting the validity of this Agreement, extend, amend or in any way modify the terms of the Loan Documents. This Agreement shall continue in force until all of Company’s obligations and liabilities to Agent and Lenders are paid and satisfied in full and all obligations of Agent and Lenders under the Loan Documents have been terminated. This Agreement shall inure to the benefit of the successors and assigns of Agent and Lenders and shall be binding upon the heirs, personal representatives, successors and assigns of Landlord and Company.

7. Notices. All notices given under this Agreement shall be sent either by U.S. Mail, postage prepaid, certified, return receipt requested, or by Federal Express or other overnight courier service, at the following address:

If to Agent:

  [WELLS FARGO CAPITAL FINANCE, LLC

  111 South Wacker Drive, 30th Floor

  Chicago, Illinois 60606

  Attn: Portfolio Manager—Coleman Cable

  Fax No. (312) 332-0424]

  [WELLS FARGO CAPITAL FINANCE

  CORPORATION CANADA

  40 King Street West

  Suite 2500, Toronto, ON M5H 3Y2

  Canada

Attention:
	Fax No.:	]

If to Landlord:

Attention:
Fax No.:

If to Company:

Attention:
Fax No.:

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year specified at the beginning hereof.

LANDLORD: [ ]

By
Title

AGENT:

[WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as US Agent] [WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent]

By
Title

COMPANY: __________________

By
Title

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT G

FORM OF LICENSOR CONSENT

[[Company] Letterhead]

[Licensor]

[Address]

RE:	Financing Acknowledgement

Gentlemen:

In connection with certain credit facilities provided or to be provided to or for the benefit of [Company] (“Company”) by certain financial institutions, Wells Fargo Capital Finance, LLC (as “US Agent” for the such financial institutions) and Wells Fargo Capital Finance Corporation Canada (as “Canadian Agent” for the such financial institutions) has requested that you acknowledge and agree for the benefit of [US][Canadian] Agent that:

(1) There is no current default or event of default under that certain License Agreement dated                     between                      and Company (the “License Agreement”) and such License Agreement is currently in full force and effect. The granting of the security interest referenced below shall not constitute a default under the License Agreement.

(2) As Company and its affiliates are granting the [US][Canadian] Agent a security interest in all of their assets and properties, you agree that, if Company is in default under the loan agreements, the [US][Canadian] Agent shall have the right, as a result of its security interest, to sell any remaining inventory of licensed products under the terms of the License Agreement and manufacture a reasonable quantity of such products from existing inventory for sale to existing customers. Such right shall be for a 180-day term beginning on the date of the first sale by [US][Canadian] Agent of the licensed products (with such 180-day term tolled during any stay imposed by a governmental authority on the sale of such products by the [US][Canadian] Agent). All other covenants, conditions and restrictions in the License Agreement shall remain in full force and effect, including the payment of royalties. The Agent will have a first priority lien on any inventory or products produced under the authority of this paragraph and you will not assert any rights in the inventory or products that are superior or equal to the Agent’s rights.

(3) The [US][Canadian] Agent will be simultaneously given a copy of any notice that you give to Company under the License Agreement at the address set forth below and that [US][Canadian] Agent will have the same rights as Company to make good any monetary default within the period set forth under the License Agreement.

Your prompt cooperation and assistance are appreciated. Please sign below to indicate your acknowledgment of and agreement to the referenced terms. [Wells Fargo Capital Finance, LLC][Wells Fargo Capital Finance Corporation Canada], as [US][Canadian] Agent, shall be entitled to rely on and enforce the terms in this letter.

Sincerely, [Company]

AGREED TO AND ACCEPTED:

By:
Name:
Title:

Address for notices to [US][Canadian] Agent:

[Wells Fargo Capital Finance, LLC

111 South Wacker Drive, 30th Floor

Chicago, Illinois 60606

Attn: Portfolio Manager—Coleman Cable

Fax No. (312) 332-0424]

[Wells Fargo Capital Finance Corporation Canada

Attn:
Fax No.	]

cc:	[Wells Fargo Capital Finance, LLC][Wells Fargo Capital Finance Corporation Canada], as [US][Canadian] Agent

EXHIBIT L-1

FORM OF LIBOR NOTICE

[Wells Fargo Capital Finance, LLC, as US Agent

under the below referenced Credit Agreement

111 South Wacker Drive, 30th Floor

Chicago, Illinois 60606]

[Wells Fargo Capital Finance Corporation Canada, as Canadian Agent

under the below referenced Credit Agreement

40 King Street West

Suite 2500, Toronto, ON M5H 3Y2

Canada]

Ladies and Gentlemen:

Reference hereby is made to that certain Second Amended and Restated Credit Agreement, dated as of August 4, 2011 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), among Coleman Cable, Inc., a Delaware corporation (“Coleman Cable”), Technology Research Corporation, a Florida corporation (“TRC; together with Coleman Cable, each a “US Borrower” and collectively the “US Borrowers”), Woods Industries (Canada) Inc., an Ontario corporation (“Canadian Borrower”; together with the US Borrowers, each a “Borrower” and collectively the “Borrowers”), the lenders signatory thereto (the “Lenders”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the Lenders (“US Agent”) and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the Lenders (“Canadian Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents [US Borrowers’] [Canadian Borrower’s] request to elect the LIBOR Option with respect to outstanding [US][Canadian] Advances in the amount of [Cdn]$             (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to [US][Canadian] Agent].

The LIBOR Rate Advance will have an Interest Period of [1, 2, 3, or 6] month(s) commencing on                     .

This LIBOR Notice further confirms [US Borrowers’] [Canadian Borrower’s] acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

[Each US Borrower] [Canadian Borrower] represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

[Signature page follows]

Dated:

[COLEMAN CABLE, INC.

By:
Name:
Title:

TECHNOLOGY RESEARCH CORPORATION

By:
Name:
Title:	]

[WOODS INDUSTRIES (CANADA) INC.

By:
Name:
Title:	]

Acknowledged by:

[WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as US Agent] [WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent]

By
Name:
Title:

EXHIBIT J-1

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     , 201    , is by and among                     , a                      (the “Joining Loan Party”), Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as the US agent for the Lenders (“US Agent”) and Wells Fargo Capital Finance Corporation Canada, an Ontario corporation, as the Canadian agent for the Lenders (“Canadian Agent”; together with US Agent, collectively the “Agents”), pursuant to Section 5.16(b) of that certain Second Amended and Restated Credit Agreement (together with all amendments, restatements, modifications, renewals, extensions, supplements and replacements from time to time, the “Credit Agreement”) dated as of August 4, 2011, by and among Coleman Cable, Inc., a Delaware corporation (the “Company”), Technology Research Corporation, a Florida corporation (“TRC”; together with Coleman Cable, each a “US Borrower” and collectively the “US Borrowers”), Woods Industries (Canada) Inc., an Ontario corporation (“Canadian Borrower”; together with the US Borrowers, each a “Borrower” and collectively the “Borrowers”), the Lenders party thereto and the Agents. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Joining Loan Party hereby agrees as follows with the Agents, for the benefit of the Lenders:

1. The Joining Loan Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Joining Loan Party will be deemed to be a party to, and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions of: [Revise list of documents as necessary per Section 5.16(b)]

(a) [that certain Guaranty Agreement (Canadian Obligations) dated as of                     , 2011, executed by the US Borrowers and Patco Electronics, Inc. (“Patco”) in favor of Canadian Agent (as amended, restated or otherwise modified from time to time, the “Canadian Guaranty”), as a “Guarantor” for all purposes of the Canadian Guaranty and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Canadian Guaranty;

(b) that certain Guaranty Agreement (US Obligations) dated as of                     , 2011 and executed by Patco, Inc. in favor of US Agent (as amended, restated or otherwise modified from time to time, the “US Guaranty”, and together with the Canadian Guaranty, each a “Guaranty” and collectively the “Guaranties”), as a “Guarantor” for all purposes of the US Guaranty and the other Loan Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the US Guaranty;

(c) that certain Second Amended and Restated Security Agreement dated as of                     , 2011 and executed by US Borrowers and Patco in favor of US Agent (as amended, restated or otherwise modified from time to time, the “US Security Agreement”), as an “Obligor” for all purposes of the US Security Agreement and the other Loan Documents, and shall have all of the obligations of an Obligor thereunder as if it had executed the US Security Agreement;

(d) that certain General Security Agreement dated as of                     , 2011 and executed by Canadian Borrower in favor of Canadian Agent (as amended, restated or otherwise modified from time to time, the “Canadian Security Agreement”), as a “Debtor” for all purposes of the Canadian Security Agreement and the other Loan Documents, and shall have all of the obligations of a Debtor thereunder as if it had executed the Canadian Security Agreement;

(e) that certain Second Amended and Restated Pledge Agreement dated as of                     , 2011 and executed by US Borrowers and Patco in favor of US Agent (as amended, restated or otherwise modified from time to time, the “US Pledge Agreement”), as a “Pledgor” for all purposes of the US Pledge Agreement and the other Loan Documents, and shall have all of the obligations of a Pledgor thereunder as if it had executed the US Pledge Agreement; and

(f) that certain Contribution Agreement dated as of                     , 2011 and executed by US Borrowers and Patco (as amended, restated or otherwise modified from time to time, the “Contribution Agreement”), as a “Contributing Party” for all purposes of the Contribution Agreement and the other Loan Documents, and shall have all of the obligations of a Contributing Party thereunder as if it had executed the Contribution Agreement.]

The Joining Loan Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents applicable to it as a Loan Party, including without limitation (i) all of the representations and warranties set forth in Section 4 of the Credit Agreement and (ii) all of the affirmative and negative covenants set forth in Sections 5 and 6 of the Credit Agreement.

2. Without limiting generality of the foregoing terms of paragraph 1, the Joining Loan Party hereby grants to the [US][Canadian] Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Joining Loan Party in and to the Collateral (as such term is defined in the [US][Canadian] Security Agreement) of the Joining Loan Party.

3. The Joining Loan Party acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and a copy of each other Loan Document it is becoming party to pursuant to paragraph 1 above and the schedules and exhibits, if any, thereto. The schedules to the [list applicable Loan Documents] are amended to provide the information shown on the attached Schedule A.

4. [The Joining Loan Party hereby agrees that upon becoming a Guarantor it will assume all Guaranteed Obligations as set forth in the Canadian Guaranty and the US Canadian Guaranty.]

5. The Joining Loan Party agrees that at any time and from time to time, upon the written request of either Agent, it will execute and deliver such further documents and do such further acts and things as such Agent may reasonably request in order to effect the purposes of this Agreement.

6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF other than Section 5-1401 of the New York General Obligations Law.

[Signature page follows]

IN WITNESS WHEREOF, the Joining Loan Party has caused this Agreement to be duly executed by its authorized officers, and each Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[JOINING LOAN PARTY]

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as US Agent

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as Canadian Agent

By:
Name:
Title:

Signature Page to Joinder Agreement